As filed with the Securities and Exchange Commission on May 7, 2021

File No. 000-56259

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10
(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) or the Securities Exchange Act of 1934

Star Mountain Credit Opportunities Fund, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-2783833
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

140 East 45th Street, 37th Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (646) 787-0203 with copies to:

Richard Horowitz, Esq. Dechert LLP 1095 Avenue of the Americas New York, NY 10036 (212) 698-3500	Chris Gimbert Star Mountain Fund Management, LLC 140 East 45th Street, 37th Floor New York, NY 10017 (646) 787-0203

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

Star Mountain Credit Opportunities Fund, LP (the “Company”) is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide current public information to the investment community and to comply with applicable requirements for the potential of the quotation or listing of its securities on a national securities exchange in connection with an initial public offering of the Company’s Common Stock (as defined below) in the future. There can be no guarantee that a public offering will take place and Stockholders (as defined below) should not rely on a public offering for liquidity; Stockholders may not have access to the amount they invested until the completion of a public offering or the liquidation of the Company.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

•
“Company” refers to Star Mountain Credit Opportunities Fund, LP for the periods prior to consummation of the BDC Conversion (as defined below), and refers to Star Mountain Lower Middle-Market Capital Corp., a Delaware corporation, for the periods following the BDC Conversion;

•
“BDC Conversion” refers to, following the effectiveness of this Registration Statement, the conversion by operation of law of Star Mountain Credit Opportunities Fund, LP to Star Mountain Lower Middle-Market Capital Corp. via the filing with the State of Delaware of a Certificate of Conversion to a Corporation, and the Company’s subsequent election to be regulated as a business development company (a “BDC”). Following the BDC Conversion, all existing investors will become Stockholders of the Company and the value of an investor’s limited partnership interest in the Company will be converted into a corresponding number of shares of Common Stock in the Company;

•	“Advisor” refers to Star Mountain Fund Management, LLC;

•	“Star Mountain” refers to Star Mountain Capital, LLC, the sole member of the Advisor, together with its affiliates, as applicable; and

•	“Stockholder” refers to a holder of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

Upon the effectiveness of this Registration Statement, the Company will also be subject to the proxy rules in Section 14 of the Exchange Act, and the Company and its directors, officers and principal Stockholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. Additionally, the Company will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Stockholder reports and other information about the Company are available on the EDGAR Database on the Securities and Exchange Commission’s (“SEC”) Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

Shortly after the effectiveness of this Registration Statement, the Company will file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, the Company will become subject to the 1940 Act requirements applicable to BDCs. Following such election, the Company will be classified as a non-diversified investment company, which means that the Company may invest a higher portion of the Company’s assets in the securities of a single issuer or a few issuers.

•	The Company’s shares may not be sold without the written consent of the Company.

•	The shares are not currently listed on an exchange, and it is uncertain whether they will be listed; it is unlikely that a secondary market will develop.

•	Repurchases of shares by the Company, if any, are expected to be limited.

•	An investment in the Company may not be suitable for investors who may need the money they invest in a specified time frame.

FORWARD-LOOKING STATEMENTS

Statements contained in this Registration Statement (including those relating to current and future market conditions and trends in respect thereof) that are not historical facts are based on current expectations, estimates, projections, opinions and/or beliefs of the Company, the Advisor and Star Mountain. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. Certain information contained in this Registration Statement constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or the actual performance of the Company may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors the Company identifies in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement and in the Company’s filings with the SEC.

Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions are based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, the forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that the Company’s plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because the Company is an investment company.

The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:

•	the Company’s future operating results;

•
changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including with respect to changes from the impact of the COVID-19 pandemic; the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak;

•	interest rate volatility, including volatility associated with the decommissioning of LIBOR and the transition to new reference rates;

•
the effect of the COVID-19 pandemic on the Company’s business prospects and the prospects of the Company’s portfolio companies, including the Company’s and the portfolio companies’ ability to achieve their respective objectives;

•
the effect of the disruption caused by the COVID-19 pandemic on the Company’s ability to effectively manage the Company’s business and on the availability of equity and debt capital and the Company’s use of borrowed money to finance a portion of the Company’s investments;

•	the Company’s business prospects and the prospects of the Company’s prospective portfolio companies;

•	the impact of increased competition;

•	the Company’s contractual arrangements and relationships with third parties;

•	the dependence of the Company’s future success on the general economy and its impact on the industries in which the Company invests;

•	the ability of the Company’s prospective portfolio companies to achieve their objectives;

•	the relative and absolute performance of the Advisor;

•	the ability of the Advisor and its affiliates to retain talented professionals;

•	the Company’s expected financings and investments;

•	the Company’s ability to pay dividends or make distributions;

•	the adequacy of the Company’s cash resources;

•	risks associated with possible disruptions due to terrorism in the Company’s operations or the economy generally;

•	the impact of future acquisitions and divestitures;

•	the Company’s regulatory structure and tax status as a BDC and a regulated investment company (a “RIC”); and

•	future changes in laws or regulations and conditions in the Company’s operating areas.

The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement.

Summary of Risk Factors

Investing in the Company’s Common Stock involves a high degree of risk. Some, but not all, of the risks and uncertainties that we face are summarized below. Please refer to Item 1A for a more detailed description of each risk.

•	The Company commenced as a private fund in 2019 and has a limited operating history.
•
The Company will generally make long-term loans and equity investments in small and medium-sized private companies that do not have an established trading market, as well as invest in limited partnership interests of funds focused on making investments in SMBs.

•	Investing in private companies involves a high degree of risk.
•	The Company’s shares may be subject to certain restrictions on transferability.
•	There can be no guarantee that the Company will replicate the historical results achieved by similar strategies managed by Star Mountain.
•	Many of the companies in which the Company intends to make investments may be susceptible to economic slowdowns or recessions.
•	The Company and its portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels.
•	The Company is subject to general credit risks.
•	Changes in interest rates may affect net investment income.
•	The valuations of the Company’s investments can be volatile.
•	There may be limited availability of suitable investments for the Company.
•	The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable.
•	The Company may invest in certain SBICs or other funds that may employ leverage as part of their strategy.
•	The Company may need additional capital to fund new investments and grow its portfolio of investments once is fully invested the net proceeds of this offering.
•
Investing in middle-market and small company mezzanine debt involves risks that range from the more general risks of fixed income investments to those specific to the characteristics of mezzanine debt.

•	While the Company does not intend to invest in “covenant-lite” loans as part of its principal investment strategy, it is possible that such loans may comprise a portion of the Company’s portfolio.
•	The Company may invest in sub-investment grade debt obligations.
•	The Company may invest in unsecured loans which are not secured by collateral.
•	Interest rate changes may affect the value of the Company’s investments.
•	The Company may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors as part of its investment strategy.
•	Certain of the Company’s debt investments may contain provisions providing for the payment of payment-in-kind (“PIK”) interest.
•	The Company is subject to prepayment risk with respect to certain of the loans in which it invests.
•
The collateral and security arrangements in relation to such secured obligations as the Company may invest in will be subject to such security or collateral having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of collateral or security by an obligor.

•	Leveraged companies may experience bankruptcy or similar financial distress.
•	Investing in securities of non-U.S. issuers involves certain considerations comprising both risks and opportunities not typically associated with investing in securities of U.S. issuers.
•
The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Company’s initial investment, or may result in a missed opportunity for the Company to increase its participation in a successful operation.

•
To the extent that the Company does not hold a controlling equity interest in a portfolio company, it will be subject to the risk that such portfolio company may make business decisions with which the Company disagrees, and the Stockholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to the Company’s interests.

•	A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults.
•
Star Mountain is highly dependent on its communications and information systems. System failures, breaches or cyber-attacks could significantly disrupt Star Mountain’s business, which could have a material adverse effect on the results of operations and cash flows of the Company and negatively affect the Company’s ability to make distributions to Stockholders.

•
Failure by Stockholders to fund their commitments when called could result in the Company being precluded from an investment opportunity and could result in returns being less than might otherwise occur.

•	The ongoing spread of COVID-19 has had, and is expected to continue to have, a material adverse impact on local economies in the affected locations and also on the global economy.
•
If Stockholders fail to fund their commitment obligations or to make required Capital Contributions when due, the Company’s ability to complete its investment program or otherwise continue operations may be substantially impaired.

•	The Company is subject to various regulations as a BDC.
•
The Company may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Company’s total assets are qualifying assets.

•	The Company may incur significant costs as a result of being an Exchange Act reporting company.
•
To the extent that the Company assumes large positions in the securities of a small number of issuers or industries, the Company’s net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer.

Item 1. Business

(a)         General Development of Business

The Company was formed as a Delaware limited partnership on August 7, 2019 to make investments in lower middle-market companies and commenced operations on September 16, 2019. Following the effectiveness of this Registration Statement, the Company intends to convert from Star Mountain Credit Opportunities Fund, LP to Star Mountain Lower Middle-Market Capital Corp. via the filing with the State of Delaware of a Certificate of Conversion to a Corporation. Following the BDC Conversion, the existing limited partners of Star Mountain Credit Opportunities Fund, LP will become Stockholders of the Company by operation of law. The Company will subsequently elect to be regulated as a BDC under the 1940 Act.

Prior to the BDC Conversion, the Company has entered into separate subscription agreements (each, a “Subscription Agreement”) with investors who were admitted as limited partners. Following the BDC Conversion, the Company expects to continue to enter into separate Subscription Agreements (a “Subscription Agreement”) with a number of investors who will be admitted as Stockholders providing for the private placement of the Company’s Common Stock. Each Stockholder will make a capital commitment (“Capital Commitments”) to purchase shares of the Company’s Common Stock pursuant to the Subscription Agreement. Stockholders will be required to make capital contributions (“Capital Contributions”) to purchase shares of the Company’s Common Stock each time the Company delivers a drawdown notice, which will be delivered at least eight (8) Business Days (as defined below) prior to the initial required funding date, in an aggregate amount not to exceed their respective Capital Commitments. See “Item 1(b). Description of Business.”

Shortly after the effectiveness of this Registration Statement, the Company intends to file with the SEC an election to be treated as a BDC under the 1940 Act. The Company also intends to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, the Company is required to comply with certain regulatory requirements. See “Item 1(b). Description of Business—Regulation as a Business Development Company” and “Item 1(b). Description of Business—Certain U.S. Federal Income Tax Consequences.”

The Common Stock described herein has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any other state or the securities laws of any other jurisdiction. The shares of Common Stock will be offered and sold under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made. Shares of Common Stock are being offered solely to investors that are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)         Description of Business

The Company

The Company has been established by the Advisor to provide investors with access to a diversified portfolio composed primarily of loans with equity upside investments in U.S. small and medium-sized businesses (“SMBs”). The Company is externally managed by Star Mountain Fund Management, LLC, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Star Mountain Fund Management, LLC will also serve as the Company’s administrator (in such capacity, the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”). The Administrator may retain a sub-administrator to perform any or all of its obligations under the Administration Agreement.

Following the BDC Conversion, the Company will be a Delaware corporation structured as an externally managed, non-diversified closed-end management investment company. The Company intends to elect to be treated as a BDC under the 1940 Act. In addition, the Company intends to elect to be treated as a RIC for U.S. federal income tax purposes under Subchapter M of the Code. Investors whose subscriptions for Common Stock are accepted will be admitted as Stockholders in the Company. Following the BDC Conversion, all existing investors will become Stockholders of the Company by operation of law, and the value of an investor’s limited partnership interest in the Company will be converted into a corresponding number of shares of Common Stock in the Company.

The Board of Directors

The Company’s business and affairs are managed under the direction of the Company’s Board of Directors (the “Board”). The Board consists of five members, three of whom are not “interested persons” of the Company, the Advisor or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. The Company refers to these individuals as the Company’s “Independent Directors.” The Independent Directors compose a majority of the Company’s Board. Directors who are “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or the Advisor are referred to herein as “Interested Directors.” The Board elects the Company’s officers, who serve at the discretion of the Board. The responsibilities of the Company’s Board include quarterly determinations of fair value of the Company’s assets, corporate governance activities, oversight of The Company’s financing arrangements and oversight of the Company’s investment activities. The Board has established an Audit Committee, Nominating and Corporate Governance Committee and an Independent Directors Committee. The scope of each committee’s responsibilities is discussed in greater detail in Item 5 below.

The Advisor

Star Mountain Fund Management, LLC, a Delaware limited liability company, serves as the Advisor of the Company. The Advisor is registered as an investment adviser with the SEC pursuant to the Advisers Act. The Advisor provides certain investment advisory and management services to the Company pursuant to an Investment Advisory Agreement (the “Advisory Agreement”). Star Mountain Fund Management, LLC will also serve as the Administrator pursuant to an Administration Agreement between the Company and the Administrator. The Administrator may retain a sub-administrator to provide certain administrative services to the Company and enter in a sub-administration agreement.

About Star Mountain

Star Mountain is a specialized investment firm focused on investment and financing activities in the SMB market segment where it believes it can generate attractive risk-adjusted returns. Star Mountain originates direct credit-focused investments in U.S. lower middle-market businesses.

Headquartered in New York, NY, Star Mountain’s presence in over 20 cities supports local origination, execution and monitoring capabilities throughout the United States.

Investment Committee

The Advisor has formed and will maintain an investment committee (the “Investment Committee”) comprised of not less than six members. Any two members of the Investment Committee acting together shall have the right to veto any investment. Other decisions of the Investment Committee shall require the vote of a simple majority of its members. Any five members of the Investment Committee shall constitute a quorum for purposes of any meeting thereof; provided, however, that the abstention of any member of the Investment Committee from any investment or other decision of the Investment Committee shall not affect the existence of such quorum.

Investment Objective and Strategy

The Company’s investment objectives are to generate current income and capital appreciation. The Company seeks to achieve its investment objectives by investing primarily in privately negotiated loans and equity investments to SMBs generally with annual revenues greater than $15 million and earnings before interest, taxes, depreciation and amortization (“EBITDA”) of less than $50 million. Generally, these businesses are owner-operated with an average 20+ year operating history. To accomplish this, the Company plans to (i) make direct investments in SMBs (“Direct Investments”) and (ii) make investments in investment funds focused primarily on investing in SMBs (“Fund Investments”) and, together with Direct Investments, (“Portfolio Investments”). The Company seeks to provide investors with access to:

•	A diversified portfolio of credit investments with equity upside to SMBs, generally not owned by large private equity firms.

•	Current income distributions.

•	Capital protection through defensive structures with affirmative, negative and financial maintenance covenants and active portfolio management.

•	Targeted diversification of assets by vintage, industry and geography through direct originations and acquisitions of loan portfolios.

•	Generally low volatility and low correlation to public market indices.

The Company’s investment strategy may be complemented by secondary fund investments and secondary loans, consisting of generally non-brokered purchases of limited partnership interests in lower middle-market credit-oriented funds and secondary loans. This complementary strategy may result in portfolio construction and diversification benefits.

The Company’s investments are subject to a number of risks. See “Item 1A. Risk Factors.”  Leverage is expected to be utilized to help the Company meet its investment objective. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Company.

Qualifying Assets

As a BDC, the Company will need to satisfy certain requirements, including but not limited to:

(i)
the Company will not acquire any assets other than “qualifying assets” as defined in the 1940 Act (and summarized in “Regulation as a Business Development Company”) unless, at the time of and after giving effect to such acquisition, at least 70% of the Company’s total assets are qualifying assets;

(ii)
the Company will offer, and must provide upon request, significant managerial assistance to its portfolio companies that constitute qualifying assets (as described in greater detail in “Regulation as a Business Development Company” below);

(iii)	the Company generally must have at least 150% asset coverage for its debt after incurring any new indebtedness; and

(iv)
except for shares of registered money market funds, the Company generally cannot acquire more than 3% of the voting stock of any registered investment company or BDC (either, an “Investment Company”), invest more than 5% of the value of its total assets in the securities of one Investment Company or invest more than 10% of the value of its total assets in the securities of Investment Companies in the aggregate. Subject to certain exemptive rules, including Rule 12d1-4, the Company may, subject to certain conditions, invest in other Investment Companies in excess of such thresholds.

The Company may borrow money from time to time within the levels permitted by the 1940 Act (which generally allows the Company to incur debt up to two times its equity). In determining whether to borrow money, the Company will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to its investment outlook. The use of borrowed funds to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing preferred stock would be borne by holders of its Common Stock. The Company does not currently intend to issue preferred stock. See “Item 1(b). Description of Business—Regulation as a Business Development Company.”

The Company intends from time to time to offer to repurchase common shares pursuant to written tenders and any share repurchases will be effected in accordance with applicable law.

The Private Offering

The Company expects to enter into separate Subscription Agreements with a number of Stockholders for a private offering (the “Private Offering”). Each Stockholder will make a Capital Commitment to purchase shares of our Common Stock pursuant to the Subscription Agreement. Stockholders will be required to make Capital Contributions to purchase shares of the Company’s Common Stock each time the Company delivers a drawdown notice (as further described below).

The Company will hold one or more closings at which it will accept Capital Commitments from Stockholders. During the term of the Company, Stockholders will make Capital Contributions pro rata in accordance with their respective Capital Commitments.

Stockholders will be required to fund drawdowns to purchase additional shares of the Company up to the amount of their respective Capital Commitments each time the Company delivers a drawdown notice, which will be at least eight Business Days (as defined below) prior to funding. All purchases will generally be made pro rata, in accordance with the remaining Capital Commitments of all Stockholders, at a per-share price equal to the net asset value per share of the Company’s Common Stock, as determined by the Board.

New Stockholders admitted to the Company or existing Stockholders increasing their Capital Commitments at a particular closing will be required to purchase shares of the Company with an aggregate purchase price necessary to ensure that all Stockholders in the Company have generally contributed the same percentage of their Capital Commitments to the Company immediately following such purchase (a “Catch-up Purchase”) and each such Stockholder shall be issued a number of shares of the Company based on a per share purchase price determined by the Board. A Catch-up Purchase may be made in multiple installments as determined by the Advisor based on the Company’s capital requirements. The per share purchase price referred to in (ii) shall be at least equal to the net asset value per share in accordance with the limitations of Section 23 of the 1940 Act. The Board may set the price per share above the net asset value per share based on a variety of factors, including without limitation, the total amount of the Company’s organizational and other expenses that will have accrued following the Company’s initial closing.

 “Business Day” shall mean any day other than a Saturday, Sunday or a day when banks in the State of New York are authorized or required by law, regulation or executive order to remain closed.

Advisory Agreement; Administration Agreement

The Company’s investment activities will be managed by the Advisor, which will be responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring investments and monitoring investments and portfolio companies on an ongoing basis.

Pursuant to the Advisory Agreement, the Company will pay to the Advisor a management fee (the “Management Fee”), payable quarterly in arrears at an annual rate of 1.75% per annum of the average of the Company’s total gross assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) as of the end of each of the two most recently completed calendar quarters. The Management Fee is payable quarterly in arrears and will be appropriately prorated for any partial quarter.

“Incentive Compensation” will be payable by the Company to the Advisor and will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Company’s income (an “Income Incentive Fee”) and a portion is based on a percentage of the Company’s capital gains (the “Capital Gains Incentive Fee”), each as described below. Because of the structure of the Incentive Compensation, it is possible that the Company may pay an Income Incentive Fee in a quarter where it incurs a loss. For example, if the Company receives Pre-Incentive Fee Net Investment Income in excess of the hurdle rate (as defined below) for a quarter, the Company will pay the applicable Income Incentive Fee even if it has incurred a loss in that quarter due to realized and unrealized capital losses.

(i) Income Incentive Fee

Incentive Fee on Pre-Incentive Fee Net Investment Income

The first component of the Incentive Compensation, the Income Incentive Fee, is payable quarterly in arrears. The Income Incentive Fee will be determined by comparing the Company’s Pre-Incentive Fee Net Investment Income (as defined herein) to a “Hurdle Amount.” The Hurdle Amount is equal to the product of (i) the hurdle rate of 1.75% per quarter (7.00% annualized) and (ii) the Company’s net assets at the end of the immediately preceding quarter.

The Company will pay the Advisor an Income Incentive Fee quarterly in arrears with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

•	no Income Incentive Fee in any calendar quarter in which the Company’s Pre- Incentive Fee Net Investment Income does not exceed the Hurdle Amount;

•
100% of that portion of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to a “Catch-up Amount.” The Catch-up Amount is equal to the product of (i) 2.19% per quarter (8.75% annualized) and (ii) the Company’s net assets at the end of the immediately preceding quarter. The Catch-up Amount is meant to provide the Advisor with approximately 20% of the Company’s Pre- Incentive Fee Net Investment Income as if a hurdle rate did not apply; and

•
20% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Catch-up Amount. This reflects that once the Hurdle Amount and the Catch-up Amount are achieved, 20% of all Pre-Incentive Fee Net Investment Income thereafter is allocated to the Advisor.

Pre-Incentive Fee Net Investment Income shall mean interest income, dividend income and any other income accrued or earned by the Company during the calendar quarter, minus the Company’s operating expenses for the quarter (including Management Fee, administrative expenses payable under the Administration Agreement or any sub-administration agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding Incentive Compensation). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero-coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses and unrealized capital appreciation or depreciation.

The following is a graphical representation of the calculation of the income incentive fee:

Incentive Fee on
Pre-Incentive Fee Net Investment Income
(expressed as a percentage of average adjusted capital)

(ii) Capital Gains Incentive Fee

Incentive Fee on Capital Gains

The second component of the Incentive Compensation, the Capital Gains Incentive Fee, is payable at the end of each calendar year in arrears.

The amount payable equals:

20% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP. It should be noted that, while Incentive Compensation excludes unrealized gains in the calculation of the Capital Gains Incentive Fee to be paid, as required by GAAP, the Company nevertheless accrues Capital Gains Incentive Fees on these unrealized gains.

Examples of Quarterly Incentive Fee Calculation

Example 1: Income Related Portion of Incentive Fee:(*)

Alternative 1—The Company is below the hurdle

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.00%
Hurdle rate(1) = 1.75%
Management fee = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.1525%

Pre-incentive fee net investment income
(investment income–(management fee + other expenses)) = 1.41%, which does not exceed the hurdle rate

Pre-incentive fee net investment income does not exceed hurdle rate, therefore there is no incentive fee.

Alternative 2—The Company exceeds the hurdle

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.50%

Hurdle rate(1) = 1.75%
Management fee = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.1525%
Pre-incentive fee net investment income
(investment income–(management fee + other expenses)) = 1.91%, which exceeds the hurdle rate

Pre-incentive fee net investment income exceeds the hurdle rate, therefore there is an incentive fee (calculated below).

Incentive fee:

= 100% × “catch-up” + the greater of 0% and (20% × (pre-incentive fee net investment income–2.19%))
= 100% × (1.91%–1.0%) + 0%
= 0.91% of total net assets

Alternative 3—The Company exceeds the catch-up

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.0%
Hurdle rate(1) = 1.75%
Management fee = 0.4375%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.1525%
Pre-incentive fee net investment income
(investment income–(management fee + other expenses)) = 2.41%, which exceeds the hurdle rate and the catch-up

Pre-incentive fee net investment income exceeds the hurdle rate, therefore there is an incentive fee (calculated below).

Incentive fee = 20% × pre-incentive fee net investment income, subject to “catch-up”(2)

= 100% × “catch-up” + the greater of 0% and (20% × (pre-incentive fee net investment income–2.19%))

Catch-up = 2.19%–1.0% = 1.19%

Incentive fee = (100% × 1.19%) + (20% × (2.41%–2.19%))

= 1.19% + (20% × 0.22%)
= 1.19% + 0.044%
= 1.234% of total net assets

(*)	The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.
(1)	Represents 7.0% annualized hurdle rate.
(2)
The “catch-up” provision is intended to provide our Advisor with an incentive fee of approximately 20% on all of our pre-incentive fee net investment income when our net investment income exceeds 2.19% in any calendar quarter.

Example 2: Capital Gains Portion of Incentive Fee:

Assumptions

Year 1: $25.0 million investment made in Company A (“Investment A”), $35.0 million investment made in Company B (“Investment B”) and $30.0 million investment made in Company C (“Investment C”)

Year 2: Investment A sold for $35.0 million, fair value of Investment B determined to be $30.0 million and fair value of Investment C determined to be $32.0 million

Year 3: Fair value of Investment B determined to be $34.0 million and Investment C sold for $35.0 million

Year 4: Fair value of Investment B determined to be $45.0 million

Determination of incentive fee based on capital gains

The incentive fee based on capital gains, if any, would be:

Year 1: None

Year 2: $1 million

The portion of the incentive fee based on capital gains equals (A) 20% of our realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, minus (B) the aggregate amount of any previously paid capital gain incentive. Therefore, using the assumptions above, the incentive fee based on capital gains equals (A) 20% × ($10.0 million-$5.0 million) minus (B) $0. Therefore, the incentive fee based on capital gains equals $1 million.

Year 3: $1.8 million, which is calculated as follows:

The incentive fee based on capital gains equals (A) 20% × ($15.0 million-$1.0 million) minus (B) $1 million. Therefore, the incentive fee based on capital gains equals $1.8 million.

Year 4: $0.2 million, which is calculated as follows:

The incentive fee based on capital gains equals (x) (A) 20% × ($15.0 million-$0.0 million) minus (B) $2.8 million. Therefore, the incentive fee based on capital gains equals $0.2 million.

In the event that the Advisory Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a capital gains incentive fee.

Company Expenses

The Advisor and/or any affiliate of the Advisor that enters into an Administration Agreement with the Company are authorized to incur and pay, in the name and on behalf of the Company, all expenses which they deem necessary or advisable.

The Advisor will be responsible for and will pay, or cause to be paid, all Overhead Expenses, except to the extent provided below. For this purpose, “Overhead Expenses” include overhead expenses of an ordinarily recurring nature such as rent, utilities, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, employee benefits including insurance, payroll taxes and compensation of all employees.

The Company will reimburse the Advisor or its affiliates, as applicable, for all costs and expenses incurred in connection with administering the Company’s business including out of pocket expenses (including travel, lodging and meals), the Company’s allocable portion of the Advisor’s or any affiliated Administrator’s overhead expenses in performing its obligations under the Advisory Agreement or any Administration Agreement, as applicable, including rent and the allocable portion of the compensation paid by the Advisor or its affiliates, as applicable, to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company), third-party software licensing, implementation, data management and recovery services and custom development costs.

All other expenses will be borne by the Company, including legal, accounting, tax, auditing, consulting and other professional expenses (including, without limitation, expenses relating to establishing reputation and public relations in connection with self-sourced lending or other financial transactions); the Management Fee and Incentive Compensation; professional liability insurance (including costs relating to directors’ and officers’ liability insurance and errors and omissions insurance); research and market data expenses; interest on indebtedness; custodial fees; bank service fees; investment-related fees and expenses (such as third-party sourcing fees, fees and expenses of legal and other professionals, due diligence expenses and travel, lodging and meal expenses) related to the analysis, purchase or sale of investments, whether or not the investments are consummated; expenses related to special purpose vehicles (each, an “SPV”) (including, without limitation, Overhead Expenses related thereto); interest payable on debt, if any, incurred to finance the Company’s investments; other expenses related to the purchase, monitoring, sale, settlement, custody or transmittal of Company assets (directly or through trading affiliates) as will be determined by the Advisor or an affiliate thereof, as applicable, in its sole discretion (including costs associated with systems and software used in connection with investment-related activities); costs of reporting to Stockholders and Stockholder meetings; administration fees and expenses charged by any third-party provider of administration services; entity-level taxes; expenses relating to the offer, transfer, sale and marketing of shares; filing fees and expenses; Federal and state registration fees and expenses; regulatory and compliance fees and expenses of the Company (including with respect to any registration activities of the Company); costs of winding up and liquidating the Company; costs associated with ensuring compliance with the applicable BDC and RIC requirements, including, but not limited to, costs incurred in connection with the organization of, and transfer of assets to, a private investment vehicle; expenses incurred in connection with a Stockholder that defaults in respect of a Capital Commitment; and other expenses associated with the operation of the Company and its investment activities, including extraordinary expenses such as litigation, workout and restructuring and indemnification expenses, if any. For the avoidance of doubt, the Company will also bear its allocable share (based on invested capital) of any of the expenses listed above incurred by any Subsidiary Investment Vehicle.

The Company will also be responsible for the costs of the offering of common shares and other securities, including, but not limited to, all expenses incurred in connection with an IPO; costs and expenses relating to distributions paid to Stockholders; costs of effecting sales and repurchases of the Company’s securities; allocated costs incurred by the Advisor or its affiliate in providing managerial assistance to those companies in which the Company has invested who request it; transfer agent fees; fees and expenses paid to the Company’s independent directors (including expenses and costs related to meetings of the independent directors); costs of preparing and filing reports with the SEC and other Company reporting and compliance costs, including registration and listing fees; the Company’s allocable portion of the fidelity bond; the costs of reports, proxy statements or other notices to Stockholders, including printing and mailing costs; the costs of any Stockholders’ meetings and communications; expenses payable under any underwriting agreement, including associated fees, expenses and any indemnification obligations; and all other expenses incurred by the Company in connection with maintaining its status as a BDC. In addition, the Company may make investments in investment funds focused primarily on investing in SMBs.  As a result, the Company (and the Stockholders, indirectly through the Company) bear the Company’s proportionate share of the fees and expenses paid by the shareholders of such investment fund.

Generally, expenses incurred directly in connection with a particular investment (or proposed investment) of the Company and other Star Mountain accounts in which Star Mountain conducts substantial investment and other activities in their own accounts and the accounts of other clients (the “Star Mountain Accounts”) will be allocated among the Company and other Star Mountain Accounts pro rata based upon capital invested (or proposed to be invested) in such investment; provided that expenses specifically attributable to the Company or any other Star Mountain Account may be allocated to the Company or any such other Star Mountain Account, as applicable. The Advisor will allocate other expenses among the Company and other Star Mountain Accounts in a fair and equitable manner taking into account such factors as it deems appropriate.

Notwithstanding the foregoing, in light of the Company’s investment mandate, which may include investments in small loans, niche credits and other similar securities, it may not be practical to specifically allocate certain investment-related expenses to the particular loans to which they relate. The Advisor, in its absolute and sole discretion, may instead allocate such expenses (along with expenses that relate to transactions that are not consummated) pro rata across one or more investments.

Advisor Expenses

The Advisor shall pay (a) the respective compensation and expenses of the officers and employees of the Advisor, including salaries and benefits of the officers and employees of the Advisor, except as otherwise specified; (b) expenses associated with office space and facilities, utilities and telephone services, news, quotation and similar information and pricing services, computer equipment, travel expenses and support of the Advisor incurred in connection with Company operations; and (c) Organizational Expenses in excess of the Cap (as defined in Item 2).

Liquidity Events

The Board may, in its sole discretion, determine to cause the Company to conduct a Liquidity Event (as defined below), including an IPO. The decision will take into consideration factors such as prevailing market conditions at the time and the Company’s portfolio composition. The ability of the Company to commence and consummate a Liquidity Event is not assured, and will depend on a variety of factors, including the size and composition of the Company’s portfolio and prevailing market conditions at the time.

A “Liquidity Event” includes: (1) an IPO or (2) a Sale Transaction. A “Sale Transaction” means (a) the sale of all or substantially all of the Company’s assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of stock in each case for consideration of either cash and/or publicly listed securities of the acquirer.

Until such time as the Board determines to cause the Company to conduct a Liquidity Event, the Company will remain a privately offered BDC and, in its commercially reasonable judgment, will conduct quarterly repurchases of its shares of Common Stock. See “Item 1(b). Description of Business—Discretionary Repurchase of Shares.”

Each Stockholder will be required to agree to cooperate with the Company and take all actions, execute all documents and provide all consents as may be reasonably necessary or appropriate to consummate an IPO, it being understood that the Company may, without obtaining the consent of any Stockholders, make modifications to the Company’s constitutive documents, capital structure and governance arrangements so long as, in the reasonable opinion of the Board, (x) the economic interests of the Stockholders are not materially diminished or materially impaired, (y) such modifications are consistent with the requirements applicable to BDCs under the 1940 Act and (z) such modifications are not inconsistent with the provisions set forth in this Form 10.

Upon completion of an IPO, Stockholders admitted to the Company prior to the IPO may also be required to enter into a lock-up agreement with the underwriters of the IPO for a period not to exceed 180 days (or such longer period as may be required or determined to be advisable by the underwriters of the IPO based on prevailing market conditions and practice at the time).

Distributions

The Company generally intends to make quarterly distributions to its Stockholders out of assets legally available for distribution. Quarterly distributions, if any, will be determined by the Board.

All current income and realization proceeds will be retained by the Company and be available for re-investment. Distributions will be made to Stockholders at such times and in such amounts as determined by the Company’s Board. In addition, the Company has adopted a dividend re-investment program and each Stockholder will receive dividends in the form of additional shares of the Company’s Common Stock unless they notify the Company that they instead desire to receive cash. If a Stockholder elects to receive dividends in the form of shares, dividend proceeds that otherwise would have been distributed in cash will be retained by the Company for re-investment. Stockholders who elect to receive dividends and other distributions in the form of shares of Common Stock generally are subject to the same U.S. federal tax consequences as Stockholders who elect to receive their distributions in cash; however, since their cash dividends will be re-invested, those investors will not receive cash with which to pay any applicable taxes on re-invested dividends.

Defaults

Any Stockholder failing to timely make a Capital Contribution to the Company when due shall be subject to interest on the defaulted amount as well as the potential imposition of various additional default penalties in the sole discretion of the Company, which may include, among other things, the withholding of distributions, the forced sale of its interest in the Company, the forfeiture of voting and approval rights, the termination of such Stockholder’s right to make additional Capital Contributions and/or the automatic transfer of 25% of the shares of the Company then held by such Stockholder to the other Stockholders, pro rata in accordance with their respective Capital Commitments.

The Company will have the right to cover shortfalls arising from the default of a Stockholder in any manner the Company deems appropriate, including by drawing down additional capital from non-defaulting Stockholders; provided that the amount of any shortfall funded by a non-defaulting Stockholder in connection with any investment may not exceed 150% of such non-defaulting Stockholder’s total Capital Contributions in respect of such investment in the absence of any such shortfall.

Feeder Funds

The Advisor may form one or more funds (“Feeder Funds”) that will invest in the Company if, in the judgment of the Advisor, the use of such vehicle would allow the Company to accommodate tax, legal, or similar concerns of the Company, of the Advisor or of the investors in the Feeder Funds. A Feeder Fund will pass through the vote to its Feeder Fund investors on any proposal requiring the approval of the Company’s Stockholders.

Subsidiary Investment Vehicles

The Advisor may cause the Company to participate in one or more Portfolio Investments through subsidiary investment vehicles (each, a “Subsidiary Investment Vehicle”). The Advisor may cause the Company to initially make one or more investments directly and subsequently transfer such investments to one or more Subsidiary Investment Vehicles.

Affiliated SBIC

The Advisor may cause one or more Alternative Investment Vehicles or Subsidiary Investment Vehicles to seek a license from the SBA to operate as a small business investment company (an “Affiliated SBIC”).

At any time following the BDC Conversion, the Company (either directly, or indirectly through a Subsidiary) may apply to the SBA for a license to operate as an SBIC (an “SBIC Subsidiary”). As a licensed SBIC, the Company will have access to financing originated by SBA. The financing available will be driven by the Company’s business model, but generally cannot exceed an amount that is equal to two times the amount of the Capital Commitments to any SBIC Subsidiary.

Limited Exclusion Right; Withdrawal

The Company will have the right to exclude any Stockholder from purchasing shares of the Company in connection with any drawdown if (x) in the reasonable opinion of the Company, there is a substantial likelihood that the Stockholder’s purchase of shares of the Company at such time would (i) result in a violation of, or noncompliance with, any law or regulation applicable to the Company, the Advisor or any other Stockholder or (ii) create an undue economic, compliance or other burden due to regulatory, tax, legal or other similar reasons, or (y) such Stockholder has become subject to a final determination in a civil proceeding that could have an adverse effect on the Company, or has been convicted in, or become subject to, a criminal proceeding or investigation.

Involuntary Repurchases

In addition, if the Advisor reasonably concludes that there is a substantial likelihood that a Stockholder’s continued participation in the Company would result in a violation of or non-compliance with any law or regulation to which the Company is or would be subject or would otherwise place an undue economic, compliance or other burden on the Company, the Advisor may, in its sole discretion, purchase for the benefit of the Company or the Stockholders, or cause the Company to purchase, some or all of a Stockholder’s shares at any time at a price equal to the net asset value of such Stockholder’s shares as determined by the Board. Any such involuntary repurchase will be made pursuant to Rule 23c-2 under the 1940 Act.

Valuation

The Company shall value its investments in accordance with valuation procedures approved by the Company’s Board. See “Item 1(b). Description of Business—Regulation as a Business Development Company” below.

The Board, with the assistance of the Company’s audit committee (the “Audit Committee”), will determine the fair value of the Company’s assets on at least a quarterly basis, in accordance with the terms of FASB Accounting Standards Codification Topic 820, Fair Value Measurement and Disclosures. The Audit Committee is comprised of the Independent Directors.

Discretionary Repurchase of Shares

No Right of Redemption

No Stockholder or other person holding shares acquired from a Stockholder has the right to require the Company to repurchase any shares. No public market for the shares exists, and none is expected to develop in the future. Consequently, Stockholders may not be able to liquidate their investment other than as a result of repurchases of shares by the Company, as described below.

Repurchases of Shares

Prior to an IPO, and subject to market conditions and the Advisor’s commercially reasonable judgment, the Company intends from time to time to offer to repurchase shares pursuant to written tenders by Stockholders. The Advisor expects that, generally, it will cause the Company to offer to repurchase shares from Stockholders quarterly, with such repurchases to occur as of each March 31, June 30, September 30 and December 31. The Advisor will in its commercially reasonable judgment cause the Company to repurchase shares from Stockholders on a quarterly basis in an amount not to exceed 2.5% of the Company’s net asset value. Subject to market conditions, the Advisor will in its commercially reasonable judgment commence quarterly repurchases following the one-year period after electing to be a BDC, with the first quarterly repurchase offer commencing on the first Business Day of the first full calendar quarter following such one year period. Each repurchase offer will generally commence approximately 90 days prior to the applicable quarter end repurchase date. With respect to any such repurchase offer, Stockholders tendering shares must do so by a date specified in the notice describing the terms of the repurchase offer (the “Notice Period”). The Notice Period shall conclude 5 days prior to the applicable quarter end repurchase date.

There is no minimum portion of a Stockholder’s shares which must be repurchased in any repurchase offer. The Company has no obligation to repurchase shares at any time; any such repurchases will only be made at such times, in such amounts and on such terms as may be determined by the Advisor, in its sole discretion. In determining whether the Company should offer to repurchase shares, the Advisor will consider the timing of such an offer, as well as a variety of operational, business and economic factors. In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Advisor will consider the following factors, among others:

•	whether any Stockholders have requested to tender shares to the Company;

•	the liquidity of the Company’s assets (including fees and costs associated with redeeming or otherwise withdrawing from investment funds);

•	the investment plans and working capital and reserve requirements of the Company;

•	the relative economies of scale of the tenders with respect to the size of the Company;

•	the history of the Company in repurchasing shares;

•	the availability of information as to the value of the Company’s shares in investment funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to the Company of any proposed repurchases of shares; and

•	the recommendations of the Advisor.

The Company will repurchase shares from Stockholders pursuant to written tenders on terms and conditions that the Advisor determines to be fair to the Company and to all Stockholders. When the Advisor determines that the Company will repurchase shares, notice will be provided to Stockholders describing the terms of the offer, containing information Stockholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Stockholders deciding whether to tender their shares during the period that a repurchase offer is open may obtain the Company’s net asset value per share by contacting the Advisor during the period. If a repurchase offer is oversubscribed by Stockholders who tender shares (including the Advisor or any of its affiliates), the Company may repurchase a pro rata portion by value of the shares tendered by each Stockholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

Repurchases of shares from Stockholders by the Company will be paid in cash. Repurchases will be effective after receipt and acceptance by the Company of eligible written tenders of shares from Stockholders by the applicable repurchase offer deadline. The Company does not impose any charges in connection with repurchases of shares.

Shares will be repurchased by the Company after the Management Fee has been deducted from the Company’s assets as of the end of the month in which the repurchase occurs — i.e., the accrued Management Fee for the quarter in which Company shares are to be repurchased is deducted prior to effecting the relevant repurchase of Company shares.

In light of liquidity constraints associated with the Company’s investments, the Company expects to employ the following repurchase procedures:

•
Each repurchase offer will generally commence approximately 90 days prior to the applicable repurchase date. A Stockholder choosing to tender shares for repurchase must do so by the applicable deadline, which generally will be five days before the applicable quarter end repurchase date. Stockholders will be informed in each repurchase offer that tendered Shares will be valued at the net asset value per share calculated as of the applicable valuation date. The valuation dates are generally expected to be March 31, June 30, September 30 or December 31. Tenders will be revocable upon written notice to the Company until the end of the Notice Period.  Payments will be made to Stockholders within 60 days of the end of the Notice Period.

•
Promptly after the Notice Period, the Company will give to each Stockholder whose shares have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Stockholder to be paid an amount equal to the value, determined as of the valuation date, of the repurchased shares.

•	The Promissory Note will be non-interest bearing and non-transferable.

If a repurchase offer is oversubscribed by Stockholders who tender common shares, the Company will repurchase a pro rata portion by value of the common shares tendered by each Stockholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law. The Company also has the right to repurchase all of a Stockholder’s common shares at any time if the aggregate value of such Stockholder’s common shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Company. In addition, the Company will conduct involuntary repurchases pursuant to Rule 23c-2 under the 1940 Act if the Company determines that the repurchase is in the best interest of the Company or upon the occurrence of certain events specified in the Company’s Subscription Agreement.

If modification of the Company’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Advisor will adopt revised procedures reasonably designed to provide Stockholders substantially the same liquidity for shares as would be available under the procedures described above.

Payment for repurchased shares may require the Company to liquidate portfolio holdings earlier than the Advisor would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Company’s investment related expenses as a result of higher portfolio turnover rates.

The Advisor intends to take measures to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

A Stockholder tendering for repurchase only a portion of the Stockholder’s shares will be required to maintain an account balance of at least $100,000 after giving effect to the repurchase. If a Stockholder tenders an amount that would cause the Stockholder’s account balance to fall below the required minimum, the Company reserves the right to repurchase all of a Stockholder’s shares at any time if the aggregate value of such Stockholder’s shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Company. This right of the Company to repurchase shares compulsorily may be a factor which Stockholders may wish to consider when determining the extent of any tender for purchase by a Company.

The Company may also repurchase shares of a Stockholder without consent or other action by the Stockholder or other person if the Company determines that:

•
the shares have been transferred or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Stockholder or with the consent of the Company;

•
ownership of shares by a Stockholder shares or other person is likely to cause the Company to be in violation of, require registration of any shares under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of shares by a Stockholder may be harmful or injurious to the business or reputation of the Company, the Advisor or any of their affiliates, or may subject the Company or any Stockholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Stockholder or other person in connection with the acquisition of shares was not true when made or has ceased to be true;

•
with respect to a Stockholder subject to Special Laws or Regulations, the Stockholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold any shares; or

•	it would be in the best interests of the Company for the Company to repurchase the shares.

Any such involuntary repurchase will be made pursuant to Rule 23c-2 under the 1940 Act.

Stockholders who require minimum annual distributions from a retirement account through which they hold shares should consider the Company’s schedule for repurchase offers and submit repurchase requests accordingly.

Co-Investment Exemptive Relief

The Company and the Advisor have received an exemptive order from the SEC that permits the Company to co-invest with Star Mountain Accounts and other affiliates of the Advisor. Subject to the terms and conditions specified in the exemptive order, the Company will be able to co-invest alongside Star Mountain Accounts or affiliates of the Advisor.

Regulation as a Business Development Company

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. Recent legislation introduced in the U.S. House of Representatives, if passed, would modify certain sections of the 1940 Act applicable to BDCs.

SEC Reporting

The Company is subject to the reporting requirements of the Exchange Act, which includes annual and periodic reporting requirements.

Governance

The Company is a corporation and, as such, is governed by a board of directors. The board of directors is constituted as a classified board, subject to removal only for cause by holders of a majority of the Company’s outstanding voting securities. The 1940 Act requires that a majority of the Company’s directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that the Company may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.

1940 Act Ownership Restrictions

The Company does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate. Subject to certain exemptive rules, including Rule 12d1-4, the Company may, subject to certain conditions, invest in other Investment Companies in excess of such thresholds.

Qualifying Assets

The Company may invest up to 100% of its assets in securities acquired directly from, and/or loans originated directly to, issuers in privately-negotiated transactions.

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Company’s business are the following:

•
Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

•	is organized under the laws of, and has its principal place of business in, the United States;

•
is not an investment company (other than a small business investment company wholly owned by the Company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

•	satisfies any of the following:

•	has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;

•
is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or

•	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

•	Securities of any eligible portfolio company that the Company controls.

•
Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

•
Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

•	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.

•	Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act) or high-quality debt securities maturing in one year or less from the time of investment.

Limitations on Leverage

As a BDC, the Company generally must have at least 150% asset coverage for its debt after incurring any new indebtedness, meaning that the total value of the Company’s assets, less existing debt, must be at least twice the amount of the debt (i.e., 200% leverage). If the Company is licensed as an SBIC, the limitations on leverage applicable to BDCs under the 1940 Act may be exceeded.

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, the Company’s investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of the Company’s assets are qualifying assets. Typically, the Company will invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by a Stockholder, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Company’s assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require the Company to limit the amount it invests with any one counterparty.

Senior Securities

As a corporation, the Company will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to its Common Stock if the Company’s asset coverage, as defined in the 1940 Act, is at least equal to 150% for indebtedness and 200% for preferred equity immediately after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, the Company may be prohibited from making distributions to its Stockholders or the repurchasing of such securities or shares unless it meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Company may also borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see, e.g. “Item 1A. Risk Factors – Borrowing Risk.” The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the 150% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the common Stockholders (one share one vote); and (ii) preferred Stockholders must have the right, as a class, to appoint directors to the board of directors.

Code of Ethics

As a BDC, the Company and the Advisor must adopt a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements.

Anti-Takeover Measures

State corporate law as well as the Company’s certificate of incorporation and bylaws will include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company by means of a tender offer, proxy contest or otherwise or to change the composition of the Company’s Board. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the board of directors. These measures, however, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Company’s Stockholders and could have the effect of depriving Stockholders of an opportunity to sell their shares at a premium over prevailing market prices. Such attempts could have the effect of increasing the Company’s expenses and disrupting its normal operation. Until the consummation of an IPO, the Company will continue its investment activities and operations as a privately held BDC whose shares are subject to transfer restrictions as further described in see “Item 11. Description of Registrant’s Securities to be Registered—Transferability of Shares.” Accordingly, these anti-takeover measures will have limited practical effect until such time as the Company consummates an IPO.

Compliance Policies and Procedures and Other Considerations

As a BDC, the Company will not generally be able to issue and sell its Common Stock at a price below net asset value per share. It may, however, issue and sell its Common Stock, at a price below the current net asset value of the Common Stock, or issue and sell warrants, options or rights to acquire such Common Stock, at a price below the current net asset value of the Common Stock if the Company’s Board determines that such sale is in the Company’s best interest and in the best interests of its Stockholders, and its Stockholders have approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the securities are to be issued and sold may not be less than a price that, in the determination of the board of directors, closely approximates the market value of such securities.

As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, directors, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of board of directors who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). The Company and the Advisor have received an exemptive order from the SEC that permits the Company to co-invest with Star Mountain Accounts and other affiliates of the Advisor. Subject to the terms and conditions specified in the exemptive order, the Company will be able to co-invest alongside Star Mountain Accounts or affiliates of the Advisor.

As a BDC, the Company expects to be periodically examined by the SEC for compliance with the 1940 Act.

As a BDC, the Company will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Company against larceny and embezzlement.

The Advisor has relief from registration with the CFTC as a CPO with respect to the Company, and the Advisor is exempt from registration with the CFTC as a CTA with respect to the Company and will therefore not be required to provide Stockholders with certified annual reports and other disclosure documents that satisfy the requirements of CFTC rules applicable to registered CPOs and CTAs.

The Company and the Advisor will adopt and implement written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. As a BDC, the Company will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Company. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, the President and Chief Financial Officer must certify the accuracy of the financial statements contained in the Company’s periodic reports;

•	pursuant to Item 307 of Regulation S-K, the Company’s periodic reports must disclose the Company’s conclusions about the effectiveness of the Company’s disclosure controls and procedures;

•
pursuant to Rule 13a-15 of the Exchange Act, the Company’s management must prepare an annual report regarding its assessment of the Company’s internal control over financial reporting and (once the Company ceases to be an emerging growth company under the JOBS Act or, if later, for the year following the Company’s first annual report required to be filed with the SEC) must obtain an audit of the effectiveness of internal control over financial reporting performed by the Company’s independent registered public accounting firm; and

•
pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, the Company’s periodic reports must disclose whether there were significant changes in the Company’s internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires the Company to review the Company’s current policies and procedures to determine whether the Company will comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Company will continue to monitor the Company’s compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that the Company is in compliance therewith.

Proxy Voting Policies and Procedures

The Company will delegate proxy voting responsibility to the Advisor. As a fiduciary, the Advisor has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of the Company and not to subrogate Company interests to its own interests. To meet its fiduciary obligations, the Advisor seeks to ensure that it votes proxies in the best interest of the Company, and addresses how the Advisor will resolve any conflict of interest that may arise when voting proxies. The Advisor’s proxy voting policy attempts to generalize a complex subject and the Advisor may, from time to time, determine that it is in the best interests of the Company to depart from specific policies described therein.

The Advisor is responsible for processing all proxy notifications received by the Advisor. All proxy voting requests received are forwarded to the appropriate contact person at the Advisor that is responsible for monitoring the issuer. The appropriate contact person at the Advisor communicates the proxy voting decision to the Advisor. The Advisor shall keep a record of its proxy voting policies and procedures, proxy statements received and votes cast, in accordance with its record keeping policies. The trade operations department is responsible for maintaining records with respect to proxy voting.

Reporting Obligations

The Company will be required to comply with periodic reporting requirements under the Exchange Act, and, will make available to Stockholders annual reports containing audited financial statements, quarterly reports on Form 8-K, and such other reports as the Company determines to be appropriate or as may be required by law. The Company is filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the Exchange Act. Upon the effectiveness of the Company’s Form 10 Registration Statement under the Exchange Act, the Company will be required to comply with all reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Stockholder reports and other information about the Company are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

Certain U.S. Federal Income Tax Consequences

The following discussion is a brief summary of some of the U.S. federal income tax considerations relevant to an investment in the Company as a Stockholder, including U.S. federal income tax considerations relevant to a BDC. It is based upon the Code, the regulations promulgated thereunder, published rulings of the IRS and court decisions, all as in effect on the date of this Memorandum. All of the above authorities are subject to change (possibly retroactively) by legislative or administrative action.

For purposes of this discussion, a “U.S. Partner” is a Partner and a “U.S. Holder” is a Stockholder, in each case, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Partner” is a Partner who is not a U.S. Partner and a “Non-U.S. Holder” is a Stockholder who is not a U.S. Holder.

THIS SUMMARY DOES NOT DISCUSS ALL OF THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR OR TO INVESTORS SUBJECT TO SPECIAL TREATMENT AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, ESTATE AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE PARTNERSHIP.

Taxation of RIC Operations Generally. The Company intends to qualify as a RIC for U.S. federal income tax purposes. As a RIC, the Company will be able to deduct qualifying distributions to its Stockholders, so that it is subject to U.S. federal income taxation only in respect of earnings that it retains and does not distribute. In addition, certain distributions made to the Company’s Stockholders may be eligible for look-through tax treatment determined by reference to the earnings from which the distribution is made.

In order to qualify as a RIC, the Company must, among other things,

(a)	at all times during each taxable year maintain its election under the 1940 Act to be treated as a BDC;

(b)
derive in each taxable year at least 90% of its gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

(c)	diversify its holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of its taxable year,

(i)
at least 50% of the value of its total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if its holdings of such issuer are greater in value than 5% of its total assets or greater than 10% of the outstanding voting securities of such issuer, and

(ii)
no more than 25% of the value of its assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by the Company and are engaged in the same or similar or related trades or business (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

As a RIC, in any taxable year with respect to which the Company distributes (or is treated as distributing) at least 90% of its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses and other taxable income other than any net capital gain reduced by deductible expenses), the Company generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains that are distributed to Stockholders. If the Company fails to distribute its income on a timely basis, it will be subject to a nondeductible 4% excise tax. To avoid this tax, the Company must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:

(1)	at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;

(2)	at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and

(3)	any undistributed amounts from previous years on which the Company paid no U.S. federal income tax.

The Company is generally expected to distribute substantially all of its earnings on a quarterly basis, though one or more of the considerations described below could result in the deferral of dividend distributions until the end of the fiscal year:

(1)
The Company may make investments that are subject to tax rules that require it to include amounts in income before cash corresponding to that income is received, or that defer or limit the Company’s ability to claim the benefit of deductions or losses. For example, if the Company holds securities issued with original issue discount, such discount will be included in income in the taxable year of accrual and before any corresponding cash payments are received.

(2)
In cases where the Company’s taxable income exceeds its available cash flow, the Company will need to fund distributions with the proceeds of sale of securities or with borrowed money, and will raise funds for this purpose opportunistically over the course of the year.

(3)
The withholding tax treatment of dividends payable to certain non-U.S. Holders will depend on the renewal or extension by Congress of favorable rules applicable to “interest-related dividends” and “short-term capital gain dividends” and the Company may elect to defer dividends pending the resolution of this issue.

In certain circumstances (e.g., where the Company is required to recognize income before or without receiving cash representing such income), the Company may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes. Accordingly, the Company may have to sell investments at times it would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain cash from other sources, it may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

Although the Company does not presently expect to do so, it will be authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, it will not be permitted to make distributions to its Stockholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1(b). Description of Business—Regulation as a Business Development Company—Senior Securities” above. Moreover, the Company’s ability to dispose of assets to meet distribution requirements may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its qualification as a RIC, including the diversification tests. If the Company disposes of assets in order to meet the annual distribution requirement or to avoid the excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.

Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long- term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above.

While the Company is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Advisor may, in its sole discretion, determine that it is in the interests of the Company to retain rather than distribute some amount of income and capital gains, and accordingly cause the Company to bear the excise tax burden associated therewith.

If in any particular taxable year, the Company does not qualify as a RIC, all of the Company’s taxable income (including net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Stockholders, and distributions will be taxable to Stockholders as ordinary dividends to the extent of the Company’s current and accumulated earnings and profits.

In the event the Company invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. The Company is not expected to satisfy the requirement to pass through to Stockholders their share of the foreign taxes paid by the Company.

Taxation of U.S. Holders

Distributions from the Company’s investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. Holders as ordinary income to the extent made out of the Company’s current or accumulated earnings and profits. Distributions generally will not be eligible for the dividends received deduction allowed to corporate Stockholders. Distributions that the Company designates as net capital gain distributions will be taxable to U.S. Holders as long-term capital gain regardless of how long such U.S. Holders have held their shares. Distributions in excess of the Company’s current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Common Stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Holder.

Distributions declared by the Company in October, November, or December of any year and payable to Stockholders of record on a specified date in such a month will be deemed to have been paid by the Company on December 31st of the previous calendar year if the distributions are paid during the following January. Accordingly, distributions received in January may be subject to taxation in the preceding year.

Although the Company intends to distribute any net long-term capital gains at least annually, it may in the future decide to retain some or all of its net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Company will pay corporate-level federal income tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit equal to its allocable share of the tax paid on the deemed distribution by the Company. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s tax basis for their Common Stock or preferred stock. Since the Company expects to pay tax on any retained capital gains at its regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. Holder’s other federal income tax obligations or may be refunded to the extent it exceeds a Stockholder’s liability for federal income tax. A Stockholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes paid by the Company. To utilize the deemed distribution approach, the Company must provide written notice to its Stockholders. The Company cannot treat any of its investment company taxable income as a “deemed distribution.”

If a U.S. Holder sells or exchanges its shares of the Company, the holder will recognize gain or loss equal to the difference between its adjusted basis in the shares sold and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon.

The Company or the applicable withholding agent will be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all taxable distributions to any non-corporate U.S. Holder (1) who fails to furnish the Company with a correct taxpayer identification number or a certificate that such Stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Company that such Stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such Stockholder to a refund, provided that proper information is timely provided to the IRS.

Limitations on Deductibility of Certain Losses and Expenses. If the Company is not treated as a “publicly offered regulated investment company” for any calendar year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that the Company incurs, to the extent that the expenses would have been subject to limitations if the holder had incurred them directly. In this case, the Company would be required to report the relevant income and expenses, including the Management Fee, on Form 1099-DIV, and affected holders will be required to take into account their allocable share of such income and expenses. There is no assurance that the Company will be treated as a “publicly offered regulated investment company” at all times.

Tax-Exempt Investors. The direct conduct by a tax-exempt U.S. Holder of the activities that the Company is expected to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Stockholders for purposes of determining treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. federal income taxation solely as a result of the holder’s ownership of the Company’s shares and receipt of dividends that it pays. Moreover, under current law, if the Company incurs indebtedness, such indebtedness will not be attributed to portfolio investors in its stock. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends paid by the Company should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Company incurs. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

Non-U.S. Holders. Dividends that the Company pays to a non-U.S. Holder generally will be subject to U.S. withholding tax at a 30% rate unless (i) the holder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty, (ii) the holder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity; or (iii) Congress enacts an extension of the favorable rules described below, and the dividend qualifies for an exemption from U.S. withholding tax under those rules. There can be no assurance that Congress will extend these favorable rules or that the extension will apply to any dividends that the Company distributes.

Non-U.S. Holders generally are not subject to U.S. tax on capital gains realized on the sale of the Company’s shares or on actual or deemed distributions of the Company’s net capital gains unless such gains are effectively connected with the conduct of a U.S. trade or business by the holder and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, or the holder is present in the United States for 183 or more days during the taxable year; and the holder is a former citizen or resident of the United States.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. Stockholder are at least a 10% Stockholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Company’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Company. Furthermore, in the case of shares of Company stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Company reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Company’s Common Stock is subject to significant transfer restrictions, and an investment in the Company’s Common Stock will generally be illiquid, non-U.S. Stockholders whose distributions on the Company’s Common Stock are subject to withholding of U.S. federal income tax may not be able to transfer their shares of the Company’s Common Stock easily or quickly or at all.

FATCA Compliance. In the case of distributions made on or after July 1, 2014, additional requirements will apply to Non-U.S. Holders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. Holders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution has entered into an agreement with the U.S. government, or under certain intergovernmental agreements collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. Holders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. Holders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

A BDC is a corporation for U.S. federal income tax purposes. Under current law, a non-U.S. Holder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a BDC. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between foreign investors and investments that would otherwise result in such investors being considered to be engaged in the conduct of a business in the United States. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to foreign investors could be adversely affected.

ERISA CONSIDERATIONS

ERISA and the Code impose restrictions on certain transactions involving (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (collectively “Plans”). ERISA and the rules and regulations of the Department of Labor (the “DOL”) promulgated thereunder contain provisions that should be considered by fiduciaries of those Plans and their legal advisors.

Fiduciary Duty. In deciding upon an investment in the Company, Plan fiduciaries should consider their basic fiduciary duties under ERISA Section 404, which require them to discharge their investment duties prudently and solely in the interests of the Plan participants and beneficiaries. Plan fiduciaries must give appropriate consideration to the role that an investment in the Company would play in the Plan’s overall investment portfolio. In analyzing the prudence of an investment in the Company, special attention should be given to the DOL’s regulation on investment duties (29 C.F.R. § 2550.404a-1). That regulation requires, among other things (i) a determination that each investment is designed reasonably, as part of the portfolio, to further the Plan’s purposes, (ii) an examination of risk and return factors, and (iii) consideration of the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to anticipated cash flow needs of the Plan, and the projected return of the total portfolio relative to the Plan’s funding objectives. ERISA also requires a fiduciary to discharge such duties in accordance with the documents governing the Plan insofar as they are consistent with ERISA. Fiduciaries that are considering an investment in the Company should also consider the applicability of the prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA.

Plan Assets. Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (the “Plan Asset Regulation”), the assets of the Company will be treated as plan assets if participation by Benefit Plan Investors equals or exceeds 25% of any class of equity of the Company. The term “Benefit Plan Investor” is generally defined as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), subject to the provisions of Title I of ERISA, (b) any Plan subject to Section 4975 of the Code, and (c) any entity whose underlying assets include Plan assets by reason of a Plan’s investment in the entity. For purposes of the 25% determination, the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such person) is disregarded.

The Advisor intends to operate the Company so that the assets of the Company are not considered “plan assets.” In that regard, the Advisor intends to limit investments by Benefit Plan Investors to less than 25% of each class of equity of the Company as described above. In the event that the Company’s assets otherwise would be considered to be “plan assets,” the Subscription Agreement authorizes the Advisor and requires ERISA Partners (as defined in the Subscription Agreement) to take certain actions to alleviate the effect of such determination, including a sale of shares to other Stockholders or a third party (with the consent of the Advisor), the reduction of Capital Contributions by ERISA Partners or the redemption of all or a portion of the Stockholder’s shares, so that participation by Benefit Plan Investors does not exceed 25% of any class of equity of the Company as described above.

Insurance Company General Accounts. Any insurance company proposing to invest assets of its general account in the Company should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision.

Reporting of Indirect Compensation. The descriptions contained herein of fees and compensation, including the Management Fee payable to the Advisor, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 Annual Return/Report may be available. The Advisor will, upon written request, furnish any other information relating to the Advisor’s compensation received in connection with the Company that is required for a Plan investor to comply with the reporting and disclosure requirements of Title I of ERISA and the regulations, forms and schedules issued thereunder.

Governmental, Church and Non-U.S. Plans. Governmental plans, certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Federal, state, local, non-U.S. or other laws and regulations that are similar to such provisions of ERISA and the Code. Fiduciaries of such plans should consult with their counsel before purchasing any interests in the Company.

The foregoing discussion of certain aspects of ERISA is based upon ERISA, judicial decisions, U.S. Department of Labor regulations, rulings and opinions in existence on the date hereof, all of which are subject to change and should not be construed as legal advice. This summary is general in nature and does not address every issue that may be applicable to the Company or to a particular investor. Trustees and other fiduciaries of employee benefit plans subject to ERISA should consult with their own counsel with respect to issues arising under ERISA and make their own independent investment decision.

Item 1A. Risk Factors

Investing in the Company’s Common Stock involves significant risks. A prospective investor should consider, among other factors, the risk factors set forth below which are subject to or, if applicable, modified by the requirements and obligations described in the Subscription Agreement before making a decision to purchase Common Stock. Additional risks and uncertainties not presently known to the Company or not presently deemed material by the Company may also impair the Company’s operations and performance. If any of the following events occur, the Company’s business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the net asset value of the Company’s Common Stock could decline, and you may lose all or part of your investment.

General Investment Risks

All investments, including the Company’s investments, risk the loss of capital. The Advisor believes that the Company’s investment strategy and research techniques moderate this risk through a careful selection of investments. No guarantee or representation is made (and no such guarantee or representation could be made) that the Company’s investment strategy will be successful.

Limited Operating History

The Company commenced as a private fund in 2019 and has a limited operating history. There can be no assurance that the results achieved by similar strategies managed by Star Mountain or its affiliates will be achieved for the Company. Past performance should not be relied upon as an indication of future results. Moreover, the Company is subject to all of the business risks and uncertainties associated with any new business, including the risk that it will not achieve its investment objectives and that the value of a Stockholder’s investment could decline substantially or that the Stockholder will suffer a complete loss of its investment in the Company.

The Advisor and the members of the management team have no prior experience managing a BDC, and the investment philosophy and techniques used by the Advisor to manage a BDC may differ from the investment philosophy and techniques previously employed by the Advisor, its affiliates, and the members of the management team in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. The Advisor’s and the members of the management team’s limited experience in managing a portfolio of assets under such constraints may hinder their respective ability to take advantage of attractive investment opportunities and, as a result, achieve the Company’s investment objectives.

Risks Related to the Company’s Investments

Illiquid Nature of Investment Portfolio

The Company will generally invest in limited partnership interests of funds focused on making investments in SMBs and in long-term loans to and private equity investments in small and medium-sized private companies that do not have an established trading market. The Company’s Portfolio Investments typically exit their debt and equity investments through structured terms and amortization or when the portfolio company has a Liquidity Event such as a sale, recapitalization, or initial public offering of the company. The illiquidity of the Company’s investments may adversely affect the Company’s ability to dispose of debt and equity securities at times when it may be otherwise advantageous for the Company to liquidate such investments. In addition, if the Company were forced to immediately liquidate some or all of the investments in the portfolio, the proceeds of such liquidation could be significantly less than the current value of such investments.

Investing in Private Companies Involves a High Degree of Risk

The Company’s portfolio is expected to primarily consist of long-term loans to and investments in SMBs. Investments in private businesses involve a high degree of business and financial risk, which can result in substantial losses for the Stockholders in those investments and accordingly should be considered speculative. There is generally no publicly available information about the companies in which the Company invests, and the Company relies significantly on the diligence of its service providers and agents to obtain information in connection with investment decisions. If the Company is unable to identify all material information about these companies, among other factors, the Company may fail to receive the expected return on investment or lose some or all of the money invested in these companies. In addition, these businesses may have shorter operating histories, narrower product lines, smaller market shares and less experienced management than their larger competitors and may be more vulnerable to customer preferences, market conditions, and loss of key personnel, or economic downturns, which may adversely affect the return on, or the recovery of, investments in such businesses. As a Stockholder, the Company is subject to the risk that a Portfolio Investment may make a business decision that does not serve the Company’s best interests, which could decrease the value of the investment. Deterioration in an underlying portfolio company’s financial condition and prospects may be accompanied by deterioration in the collateral for a loan, if any, and an event of default by the portfolio company. Such an event may reduce the Company’s anticipated return on invested capital and delay the timeline for distributions to Stockholders.

Illiquid Nature of the Company’s Common Stock

The shares may be issued in reliance upon certain exemptions from registration or qualification under applicable Federal and state securities laws and so may be subject to certain restrictions on transferability. There will be no public market for the shares and none is expected to develop. In addition, Stockholders will not be entitled to withdraw their Capital Contributions, and shares may not be assigned or transferred without the consent of the Advisor, subject to certain exceptions. Accordingly, the shares constitute illiquid investments and should only be purchased by persons that are “accredited investors” as such term is defined under the Securities Act of 1933, as amended, and “qualified purchasers” as such term is defined under the 1940 Act (except as may be waived by the Advisor for parties who are “knowledgeable employees” under Rule 3c-5 of the 1940 Act and applicable SEC interpretations), and able to bear the risk of their investment in shares for an indefinite period of time.

Limited Collaboration History of the Members of the Management Team

The Company commenced as a private fund in 2019 and has a limited operating history. The members of the management team, including the Investment Committee, have been collaborating with each other as an investment management team for a relatively short period of time. There may be a period of time required for newer management team members to familiarize themselves with the working formats and styles of the other members. Failure to adequately do so may result in slower capital deployment and lower rates of return to Stockholders. In addition, there can be no assurance that all members of the management team will remain officers or employees of the Advisor, and additional officers and employees may be added to the Management team during the term of the Company.

No Guarantee to Replicate Historical Results Achieved by Star Mountain or its Affiliates

The Company’s primary focus in making investments may differ from those of existing investment funds, accounts or other investment vehicles that are or have been managed by Star Mountain. The Company may consider co-investing in Portfolio Investments with other investment funds, accounts or investment vehicles managed by Star Mountain. Any such investments will be subject to regulatory limitations and approvals by the Company’s independent directors. The Company can offer no assurance, however, that it will be able to obtain such approvals or develop opportunities that comply with such limitations. There can be no guarantee that the Company will replicate the historical results achieved by similar strategies managed by Star Mountain, and investment returns could be substantially lower than the returns achieved by them in prior periods. Additionally, all or a portion of the prior results may have been achieved in particular market conditions which may never be repeated. Moreover, current or future market volatility and regulatory uncertainty may have an adverse impact on the Company’s future performance.

Negative Impact on Portfolio Companies from Economic Recessions or Downturns

Many of the companies in which the Company intends to make investments may be susceptible to economic slowdowns or recessions. An economic slowdown may affect the ability of a company to repay loans or engage in a Liquidity Event such as a sale, recapitalization, or initial public offering. The amount of nonperforming assets may increase and the value of the Company’s portfolio may decrease during these periods. Adverse economic conditions also may decrease the value of any collateral securing some of the loans. These conditions could lead to financial losses to the Company’s portfolio and overall assets.

Potential Adverse Effects of New or Modified Laws or Regulations

The Company and its portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by the Company or its portfolio companies to comply with these laws or regulations, could require changes to certain of the Company’s or its portfolio companies’ business practices, negatively impact the Company’s or its portfolio companies’ operations, cash flows or financial condition, impose additional costs on the Company or its portfolio companies or otherwise adversely affect the Company’s business or the business of its portfolio companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact the Company’s operations, cash flows or financial condition, impose additional costs on the Company, intensify the regulatory supervision of the Company or otherwise adversely affect the Company’s business.

General Credit Risks

The Company may be exposed to losses resulting from default and foreclosure of any such loans or interests in loans in which it has invested. Therefore, the value of underlying collateral, the creditworthiness of borrowers and the priority of liens are each of great importance in determining the value of the Company’s investments. In the event of foreclosure, the Company or an affiliate thereof may assume direct ownership of any assets collateralizing such foreclosed loans. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such foreclosed loans, resulting in a loss to the Company. Any costs or delays involved in the effectuation of loan foreclosures or liquidation of the assets collateralizing such foreclosed loans will further reduce proceeds associated therewith and, consequently, increase possible losses to the Company. In addition, no assurances can be made that borrowers or third parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of the Company’s rights.

Changes in Interest Rates May Affect Net Investment Income

The Company’s debt investments may be based on floating rates, such as the London Interbank Offer Rate (“LIBOR”), EURIBOR, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on the Company’s investments, the value of its interests and the rate of return on invested capital. The Company’s floating rate investments may be linked to LIBOR and it is unclear how increased regulatory oversight and changes in the method for determining LIBOR may affect the value of the financial obligations to be held by or issued to the Company that are linked to LIBOR, or how such changes could affect the Company’s results of operations or financial condition. In addition, any further changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to the Company or on its overall financial condition or results of operations.

In the recent past, concerns have been publicized that some of the member banks surveyed by British Bankers’ Association (“BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them in order to profit on their derivative positions or to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may have resulted from reporting inter-bank lending rates higher than those they actually submitted. A number of BBA member banks entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR.

In recent years, the number of unsecured interbank funding transactions in the LIBOR markets has declined substantially and public and private sector industry initiatives have focused on identifying new or alternative reference rates that could be used in place of IBORs. These initiatives have gained momentum, particularly in light of the announcement in July 2017 by the UK Financial Conduct Authority (“FCA”) that it would no longer use its influence or legal powers to persuade or compel contributing banks to make LIBOR submissions after the end of 2021.

In the United States, the Alternative Reference Rate Committee (“ARRC”), which is sponsored by the Board of Governors of the Federal Reserve System, has designated the Secured Overnight Financing Rate (“SOFR”) as the best rate to replace U.S. dollar LIBOR as a benchmark rate, and the Federal Reserve Bank of New York began publishing SOFR on April 3, 2018. SOFR is an overnight rate based on trade-level data from various segments of the U.S. Treasury repo market. However, unlike LIBOR, SOFR is a secured (and, accordingly, a more risk-free) rate, and is a “backward-looking” overnight rate (and therefore does not include forward-looking term maturities (such as 1-month, 3-month, and 6-month rates)). The ARRC has, as part of its transition plan, initiatives to help develop term structures for SOFR that will be available by the end of 2021. Working groups in other countries for Sterling LIBOR, Euro LIBOR, Yen LIBOR and Swiss LIBOR are also working on designating alternative reference rates for use in lieu of LIBOR in those currencies.

LIBOR continues to be published. In November 2017, the FCA confirmed that all 20 of the ICE LIBOR panel banks had agreed to continue making submissions to the ICE LIBOR panel until the end of 2021. However, there is no assurance that LIBOR will continue to exist commencing in 2022, or at any time thereafter, particularly if too few banks are willing to serve at that time on the relevant LIBOR panel of contributing banks.

Although market participants, together with regulators, are working diligently to construct a viable alternative benchmark rate to LIBOR rates, there is no assurance that appropriate and usable alternative reference rates will be developed by the end of 2021, or that there will be sufficient liquidity in the markets using those alternative reference rates.

There is also no assurance that the characteristics of any alternative reference rates that are designated will be similar to those of any LIBOR, or that any alternative reference rate will be suitable for use as a benchmark rate for any particular product or security, or that use of an alternative reference rate will produce the economic equivalence of the LIBOR-based rate currently used for such products or securities. As noted above, the current expectation is that LIBOR will continue to be published through the end of 2021.

A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on the Company’s net interest income. An increase in interest rates could decrease the value of any investments the Company holds which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase the Company’s interest expense, thereby decreasing its net income. Also, an increase in interest rates available to investors could make investment in the Company less attractive if the Company is not able to increase its dividend or distribution rate, which could reduce the value of an investment in the Company.

Investors should also be aware that a change in the general level of interest rates can be expected to lead to a change in the interest rate the Company may receive on many of its debt investments. Accordingly, a change in the interest rate could make it easier for the Company to meet or exceed the performance threshold and may result in a substantial increase in the amount of incentive fees payable to the Advisor with respect to the portion of the incentive fee based on income.

Potential for Volatile Markets

The valuations of the Company’s investments can be volatile. In addition, price movements may also be influenced by, among other things, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and national and international political and economic events and policies. In addition, governments from time to time intervene in certain markets. Such intervention often is intended directly to influence prices and may cause or contribute to rapid fluctuations in asset prices, which may adversely affect the Company’s returns.

Availability of Suitable Investments

The business of investing in SMBs has from time to time been highly competitive; the identification of attractive investment opportunities is difficult and involves a high degree of uncertainty. There are no assurances that the Company may be able to invest and reinvest its capital fully or that suitable investment opportunities will be identified which satisfy the Company’s rate of return or maturity objectives. Competition in the industry and performance by the borrower could reduce the rates of return available to the Company on its investments.

Uncertainty as to the Value of Certain Portfolio Investments

The Company expects that many of its Portfolio Investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and will be valued at fair value as determined in good faith by the Advisor, including to reflect significant events affecting the value of the Company’s investments. Most, if not all, of the Company’s investments (other than cash and cash equivalents) will be classified as Level 3 assets under Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“ASC Topic 820”). This means that the Company’s portfolio valuations will be based on unobservable inputs and the Company’s assumptions about how market participants would price the asset or liability in question. The Company expects that inputs into the determination of fair value of Portfolio Investments will require significant management judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The Company expects to retain the services of one or more independent service providers to review the valuation of these loans and securities. The types of factors that may be taken into account in determining the fair value of investments generally include, as appropriate, comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. The Company’s net asset value could be adversely affected if determinations regarding the fair value of the Company’s investments were materially higher than the values that the Company ultimately realizes upon the disposal of such loans and securities. In addition, the method of calculating the Management Fee (and the Incentive Compensation) may result in conflicts of interest between the Advisor, on the one hand, and Stockholders on the other hand, with respect to the valuation of investments.

Syndication and/or Transfer of Investments

The Company, directly or through the use of one or more Subsidiary Investment Vehicles, may originate and/or purchase certain debt assets, including ancillary equity assets (“Assets”). The Company may also purchase certain Assets (including, participation interests or other indirect economic interests) that have been originated by other affiliated or unaffiliated parties and/or trading on the secondary market. The Company may, in certain circumstances, originate or purchase such Assets with the intent of syndicating and/or otherwise transferring a significant portion thereof, including to one or more offshore funds or accounts managed by the Advisor or any of their affiliates. In such instances, the Company will bear the risk of any decline in value prior to such syndication and/or other transfer. In addition, the Company will also bear the risk of any inability to syndicate or otherwise transfer such Assets or such amount thereof as originally intended, which could result in the Company owning a greater interest therein than anticipated.

Investments in Leveraged Portfolio Companies

The Company may invest in certain SBICs or other funds that may employ leverage as part of their strategy. In addition, as described above, the Company may borrow funds to consummate an investment or to pay the Management Fee. Leverage provides an opportunity for a fund to enhance the rate of return to its Stockholders, but creates additional risk with respect to the return of capital or the reduction of the rate of return for Stockholders in the event that such fund’s investments have not performed well. Whether the effect of leverage is beneficial or detrimental to such fund’s Stockholders will depend, among other things, on the cost of the leverage and the investment experience of such fund. With respect to SBA leverage, as is the case with other Federal funding programs, the SBIC program requires periodic Congressional reauthorization. Although the program has been in existence since 1958 and there is no reason to believe that it will not continue to be reauthorized, there can be no assurance that the maximum leverage authorized for any particular fiscal year will be adequate to meet the demand for debenture leverage in that year.

Small Business Company License

Employees of the Advisor (or an affiliate of the Advisor) may apply for a license to form a SBIC for the Company. If the application is approved and the SBA so permits, the SBIC license will be transferred to a wholly-owned subsidiary of the Company. Following such transfer, the SBIC subsidiary will be allowed to issue SBA-guaranteed debentures, subject to the required capitalization of the SBIC subsidiary. SBA guaranteed debentures carry long-term fixed rates that are generally lower than rates on comparable bank and other debt. The Company cannot assure you that the principals or employees of Star Mountain will be successful in receiving an SBIC license from the SBA or that the SBA will permit such license to be transferred to the Company. If the Company does receive an SBIC license, there is no minimum amount of SBA-guaranteed debentures that must be allocated to us.

SBA Fees and SBIC Debenture Rate

SBICs pay to the SBA fees associated with participation in the SBIC program and the use of SBA leverage. Such fees are set by the Federal Government and may change without warning and potentially impact returns of the Company. Additionally, fees associated with SBIC leverage rates are adjusted on a semi-annual basis. In advance of SBIC leverage drawdowns, debenture rates may increase and negatively impact returns.

Possibility of the Need to Raise Additional Capital

The Company may need additional capital to fund new investments and grow its portfolio of investments once is fully invested the net proceeds of this offering. Unfavorable economic conditions could increase the Company’s funding costs or limit its access to the capital. A reduction in the availability of new capital could limit the Company’s ability to grow. In addition, the Company will be required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to Stockholders to maintain its qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on the Company’s part to access the capital successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any, which would have an adverse effect on the value of its securities.

Direct Investing Risks in SMBs

Investing in middle-market and small company mezzanine debt involves risks that range from the more general risks of fixed income investments to those specific to the characteristics of mezzanine debt. As with other debt instruments, there is a risk of issuer default but this risk is compounded by the fact that companies borrowing mezzanine debt are more apt to have a leveraged balance sheet. Additionally, the middle-market and small company focus means that the companies will generally be smaller, more concentrated in their business activities, have fewer capital-raising alternatives and limited management depth.

The debt of most middle-market and small companies is not rated by rating agencies. However, these borrowers are widely considered to be below investment grade. In the event of default, recoveries can be low because mezzanine debt claims are often subordinate to senior debt. Lack of liquidity is also another risk factor associated with middle-market and small company mezzanine debt.

While middle market companies may have potential for rapid growth, they often involve higher risks than larger companies. Middle market companies have more limited financial resources than larger companies and may be unable to meet their obligations under their debt obligations that the Company holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Company realizing any guarantees it may have obtained in connection with its investment. Middle market companies also typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Less publicly available information may be available about these companies and they may not be subject to the financial and other reporting requirements applicable to public companies. They are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the company and, in turn, on the Company. Middle market companies may also have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. They may also have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity. If these companies are private companies, there will not be as much publicly available information about these companies as there is for public companies and such information may not be of the same quality. The Company will generally focus on debt investments in SMBs. The Advisor may determine whether companies are U.S.-based or qualify as “middle market” in its sole discretion.

Second-Lien, or Other Subordinated Loans or Debt Risk

The Company may acquire and/or originate second-lien or other subordinated loans. In the event of a loss of value of the underlying assets that collateralize the loans, the subordinate portions of the loans may suffer a loss prior to the more senior portions suffering a loss. If a borrower defaults and lacks sufficient assets to satisfy the Company’s loan, the Company may suffer a loss of principal or interest. If a borrower declares bankruptcy, the Company may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of the Company’s loans may be subordinate to other debt of the borrower. As a result, if a borrower defaults on the Company’s loan or on debt senior to the Company’s loan, or in the event of the bankruptcy of a borrower, the Company’s loan will be satisfied only after all senior debt is paid in full. The Company’s ability to amend the terms of the Company’s loans, assign the Company’s loans, accept prepayments, exercise the Company’s remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings relating to borrowers may be limited by intercreditor arrangements if debt senior to the Company’s loans exists.

Unsecured Loans or Debt

The Company may invest in unsecured loans which are not secured by collateral. In the event of default on an unsecured loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for an unsecured holder and therefore result in a loss of investment to the Company. Because unsecured loans are lower in priority of payment to secured loans, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans generally have greater price volatility than secured loans and may be less liquid.

Risks Associated with Covenant-Lite Loans

A significant number of leveraged loans in the market may consist of loans that do not contain financial maintenance covenants (“Covenant-Lite Loans”). While the Company does not intend to invest in Covenant-Lite Loans as part of its principal investment strategy, it is possible that such loans may comprise a portion of the Company’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios. Ownership of Covenant-Lite Loans may expose the Company to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation than is the case with loans that also contain financial maintenance covenants.

Sub-investment Grade and Unrated Debt Obligations Risk

The Company may invest in sub-investment grade debt obligations. Investments in the sub-investment grade categories are subject to greater risk of loss of principal and interest than higher-rated securities and may be considered to be predominantly speculative with respect to the obligor’s capacity to pay interest and repay principal. They may also be considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with non-investment grade securities, the yields and prices of such securities may fluctuate more than those for higher-rated securities. The market for non-investment grade securities may be smaller and less active than that for higher-rated securities, which may adversely affect the prices at which these securities can be sold and result in losses to the Company, which, in turn, could have a material adverse effect on the performance of the Company, and, by extension, the Company’s business, financial condition, results of operations and net asset value.

In addition, the Company may invest in debt obligations which may be unrated by a recognized credit rating agency, which may be subject to greater risk of loss of principal and interest than higher-rated debt obligations or debt obligations which rank behind other outstanding securities and obligations of the obligor, all or a significant portion of which may be secured on substantially all of that obligor’s assets. The Company may also invest in debt obligations which are not protected by financial covenants or limitations on additional indebtedness. In addition, evaluating credit risk for debt securities involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Any of these factors could have a material adverse effect on the performance of the Company, and, by extension, the Company’s business, financial condition, results of operations and net asset value.

To the extent that the Company invests in sub-investment grade investments that are also stressed or distressed then the risks discussed above are heightened.

Equity Securities Risk

The Company may purchase common and other equity securities. Although common stock has historically generated higher average total returns than fixed income securities over the long term, common stock also has experienced significantly more volatility in those returns. The equity securities the Company acquires may fail to appreciate and may decline in value or become worthless, and the Company’s ability to recover its investment will depend on a portfolio company’s success. Investments in equity securities involve a number of significant risks. While there are many types of equity securities, prices of all equity securities will fluctuate. Any equity investment in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or other senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process. To the extent that the portfolio company requires additional capital and is unable to obtain it, the Company may not recover its investment. In some cases, equity securities in which the Company invests will not pay current dividends, and the Company’s ability to realize a return on its investment, as well as to recover its investment, will be dependent on the success of the portfolio company.

Interest Rate Risk

The Company intends to primarily invest in instruments with adjustable rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

Borrowing Risk

The Company may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors as part of its investment strategy. Holders of these senior securities will have fixed-dollar claims on the Company’s assets that are superior to the claims of Stockholders. If the value of the Company’s assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have if the Company did not employ leverage. Similarly, any decrease in the Company’s income would cause net income to decline more sharply than it would have had it not borrowed. Such a decline could negatively affect the Company’s ability to make Common Stock dividend payments. The Company’s ability to service any debt that it incurs will depend largely on its financial performance and will be subject to prevailing economic conditions and competitive pressures. There can be no assurance that the Company will use leverage or that a leveraging strategy will be successful during any period in which it is employed.

Furthermore, any credit agreement or other debt financing agreement into which the Company may enter may impose financial and operating covenants that restrict its investment activities, the Company’s ability to call capital, remedies on default and similar matters. In connection with borrowings, the Company’s lenders may also require the Company to pledge assets, Stockholder commitments to fund capital calls and/or the proceeds of those capital calls, thereby allowing the lender to call for Capital Contributions upon the occurrence of an event of default under such financing arrangement. To the extent such an event of default does occur, Stockholders could therefore be required to fund any shortfall up to their remaining Capital Commitments, without regard to the underlying value of their investment.

Lastly, the Company may be unable to obtain its desired leverage, which would, in turn, affect a Stockholder’s return on investment.

PIK Interest Payments

Certain of the Company’s debt investments may contain provisions providing for the payment of payment-in-kind (“PIK”) interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt of PIK interest will have the effect of increasing the Company’s assets under management. As a result, the receipt of PIK interest may result in an increase in the amount of the base Management Fee payable by the Company. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in the Company’s pre-incentive fee net investment income and, as a result, an increase in incentive fees that are payable by the Company to the Advisor. To the extent PIK interest income constitutes a portion of our income, we will be exposed to risks associated with such income being required to be included in accounting income and taxable income prior to receipt of cash, including the following:

•
The higher yields and interest rates on PIK securities reflects the payment deferral and increased credit risk associated with such instruments and that such investments may represent a significantly higher credit risk than coupon loans.

•
PIK securities may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral.

•
PIK interest has the effect of generating investment income and increasing the incentive fees payable at a compounding rate. In addition, the deferral of PIK interest also reduces the loan-to-value ratio at a compounding rate.

•
PIK securities create the risk that incentive fees will be paid to the Advisor based on non-cash accruals that ultimately may not be realized, but the Advisor will be under no obligation to reimburse the Company for these fees.

Prepayment Risk

The terms of loans in which the Company invests may permit the borrowers to voluntarily prepay loans at any time, either with no or a nominal prepayment premium. This prepayment right could result in the borrower repaying the principal on an obligation held by the Company earlier than expected. This may happen when there is a decline in interest rates, when the borrower’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt. The yield of the Company’s investment assets may be affected by the rate of prepayments differing from the Advisor’s expectations. Assuming an improvement in the credit market conditions, early repayments of the debt held by the Company could increase. To the extent early prepayments increase, they may have a material adverse effect on the Company’s investment objectives and profits. In addition, if the Company is unable to reinvest the proceeds of such prepayments received in investments expected to be as profitable, the proceeds generated by the Company will decline as compared to the Advisor’s expectations.

Collateral Risk

The collateral and security arrangements in relation to such secured obligations as the Company may invest in will be subject to such security or collateral having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of collateral or security by an obligor, such as, for example, thin capitalization, over-indebtedness, financial assistance and corporate benefit requirements. If the investments do not benefit from the expected collateral or security arrangements, this may adversely affect the value of or, in the event of default, the recovery of principal or interest from such investments made by the Company. Accordingly, any such a failure to properly create or perfect collateral and security interests attaching to the investments could have a material adverse effect on the performance of the Company, and, by extension, the Company’s business, financial condition, results of operations and net asset value.

Volatility of Loans and Debt Securities of Leveraged Companies

Leveraged companies may experience bankruptcy or similar financial distress. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions that may be contrary to the Company’s interests. Furthermore, there are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower; it is subject to unpredictable and lengthy delays; and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest its capital adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, the Company could become subject to a lender’s liability claim, if, among other things, the borrower requests significant managerial assistance from the Company and it provides such assistance as contemplated by the 1940 Act.

Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary between jurisdictions. For example, if a court were to find that an obligor did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest securing such investment, and, after giving effect to such indebtedness, the obligor: (i) was insolvent; (ii) was engaged in a business for which the assets remaining in such obligor constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court may: (a)  invalidate such indebtedness and such security interest as a fraudulent conveyance; (b) subordinate such indebtedness to existing or future creditors of the obligor; or (c) recover amounts previously paid by the obligor in satisfaction of such indebtedness or proceeds of such security interest previously applied in satisfaction of such indebtedness. In addition, if an obligor in whose debt the Company has an investment becomes insolvent, any payment made on such investment may be subject to avoidance, cancellation and/or clawback as a “preference” if made within a certain period of time (which for example under some current laws may be as long as two years) before insolvency.

In general, if payments on an investment are voidable, whether as fraudulent conveyances, extortionate transactions or preferences, such payments may be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured, there may be a material adverse effect on the Company’s performance.

Counterparty Risk

To the extent that contracts for investment will be entered into between the Company and a market counterparty as principal (and not as agent), the Company is exposed to the risk that the market counterparty may, in an insolvency or similar event, be unable to meet its contractual obligations to the Company. The Company may have a limited number of potential counterparties for certain of its investments, which may significantly impair the Company’s ability to reduce its exposure to counterparty risk. In addition, difficulty reaching an agreement with any single counterparty could limit or eliminate the Company’s ability to execute such investments altogether. Because certain purchases, sales, hedging, financing arrangements and other instruments in which the Company will engage are not traded on an exchange but are instead traded between counterparties based on contractual relationships, the Company is subject to the risk that a counterparty will not perform its obligations under the related contracts. Although the Company intends to pursue its remedies under any such contracts, there can be no assurance that a counterparty will not default and that the Company will not sustain a loss on a transaction as a result.

Non-U.S. Currencies and Investments

Investing in securities of non-U.S. issuers involves certain considerations comprising both risks and opportunities not typically associated with investing in securities of U.S. issuers. These considerations include changes in exchange control regulations, political and social instability, expropriation, imposition of non-U.S. taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although most of the Company’s investments will be U.S. dollar denominated, any investments that are denominated in a non-U.S. currency are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. The Company may, but is not obligated to, employ hedging techniques to minimize these risks, and there can be no assurance that any such hedging strategies, if employed, will be effective.

Risks of Engaging in Hedging Transactions

Subject to application of the 1940 Act and applicable CFTC regulations, the Company may enter into hedging transactions, which may expose it to risks associated with such transactions. Such hedging may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of the Company’s portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter-party credit risk.

Hedging against a decline in the values of the Company’s portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that the Company is not able to enter into a hedging transaction at an acceptable price.

The success of any hedging transactions the Company may enter into will depend on the Company’s ability to correctly predict movements in currencies and interest rates. Therefore, while the Company may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if the Company had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, the Company may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent the Company from achieving the intended hedge and expose it to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

Potential Failure to Make Follow-On Investments in Portfolio Companies

Following an initial investment in a portfolio company, the Company may make additional investments in that portfolio company as “follow-on” investments, in order to:

•	increase or maintain in whole or in part the Company’s equity ownership percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of the Company’s investment.

The Company may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments.

The Company will have the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Company’s initial investment, or may result in a missed opportunity for the Company to increase its participation in a successful operation. Even if the Company has sufficient capital to make a desired follow-on investment, it may elect not to make a follow-on investment because it may not want to increase its concentration of risk, because it prefers other opportunities or because it is inhibited by compliance with BDC requirements, or compliance with the requirements for maintenance of its RIC status.

Potential Impact of Not Holding Controlling Equity Interests in Portfolio Companies

The Company does not generally intend to take controlling equity positions in the Company’s portfolio companies. To the extent that the Company does not hold a controlling equity interest in a portfolio company, it will be subject to the risk that such portfolio company may make business decisions with which the Company disagrees, and the Stockholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to the Company’s interests. Due to the lack of liquidity for the debt and equity investments that the Company typically holds in portfolio companies, the Company may not be able to dispose of its investments in the event it disagrees with the actions of a portfolio company, and may therefore suffer a decrease in the value of its investments.

Defaults by Portfolio Companies

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that the Company holds and the value of any equity securities the Company owns. The Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

The Company may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party to perform its obligations until it is able to remedy the force majeure event. In addition, the Company’s cost of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more companies or its assets, could result in a loss, including if the Company’s investment in such issuer is cancelled, unwound or acquired (which could be without what the Advisor considers to be adequate compensation). To the extent the Company is exposed to investments in issuers that as a group are exposed to such force majeure events, the Company’s risks and potential losses are enhanced.

Unspecified Use of Proceeds

The proceeds of this offering are intended to be used to make investments which, as of the date of the Subscription Agreement, have not been selected by the Advisor, and therefore Stockholders of the Company do not expect to have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding all investments by the Company. No assurance can be given that the Company may be successful in obtaining suitable investments or that, if the investments are made, the objectives of the Company may be achieved.

Dependence on Key Personnel

The Company depends on the continued services of its key management personnel. If the Company were to lose any of its officers or other management personnel, such a loss could result in operating inefficiencies and lost business opportunities, which could have a negative effect on the Company’s operating performance.

Dependence on Information Systems and Potential Systems Failures

Star Mountain is highly dependent on its communications and information systems. System failures, breaches or cyber-attacks could significantly disrupt Star Mountain’s business, which could have a material adverse effect on the results of operations and cash flows of the Company and negatively affect the Company’s ability to make distributions to Stockholders. System breaches in particular are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data, and other electronic security breaches that could result in disruptions of Star Mountain’s communications and information systems, unauthorized release of confidential or proprietary information and damage or corruption of data. These events could lead to higher operating costs from remedial actions, loss of business and potential liability.

Board Participation

It is anticipated that the Company may have observation rights in or membership on the board of advisors of the majority of its Portfolio Investments. While such rights could enhance the Company’s ability to manage its investments, they are not critical to the Company’s investment philosophy and they may have the effect of impairing the ability of the Company to sell the related securities when, and upon the terms, the Company might otherwise desire, as such rights may subject the Company to legal claims it would not otherwise be subject to as an investor, including claims of breach of duty of loyalty, securities claims, and other claims related to the Company’s involvement on the board. In addition, the Company, as holder of those securities, may be precluded from selling the securities, even if desired, due to the possession of its representatives of material non-public information about the company to which the securities relate.

Other Activities of Company Management

As noted above, the management of the Company are currently engaged, and may continue to be engaged, in other philanthropic, community and business activities, and they may be required to allocate a portion of their time to engaging in such other activities. In addition, certain team members who are aligned and engaged partners of the Advisor and also providing valuable insights and relationships to the Advisor and the Company are not full-time employees.

Limited Liability and Indemnification of the Advisor

Under the Advisory Agreement, the Advisor, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, and any person controlling or controlled by the Advisor will not be liable to the Company, any subsidiary of the Company, the directors, the Stockholders or any subsidiary’s Stockholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that the Advisor owes to the Company under the Advisory Agreement. In addition, as part of the Advisory Agreement, the Company has agreed to indemnify the Advisor and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Company’s business and operations or any action taken or omitted on the Company’s behalf pursuant to authority granted by the Advisory Agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the Advisory Agreement. These protections may lead the Advisor to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account.

Third Party Litigation

The Company’s investment activities subject it to the normal risks of becoming involved in litigation initiated by third parties. This risk is somewhat greater where the Company exercises control or influence over a company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent willful misconduct or gross negligence by the Advisor, be borne by the Company (to the extent not borne by the portfolio companies) and would reduce net assets or could require Stockholders to return to the Company distributed capital and earnings. The Advisor and others are indemnified in connection with such litigation, subject to certain conditions.

Projections

The Company may rely upon projections developed by the Advisor, a portfolio fund or an operating company, concerning the portfolio company’s or fund’s performance and potential cash flows. Projections are inherently subject to uncertainty and factors beyond the control of the Advisor or any portfolio company. The inaccuracy of certain assumptions, the failure to satisfy certain financial requirements or the occurrence of other unforeseen events could impair the ability of a portfolio company, and hence the Company, to realize projected values and cash flow.

Credit Investigation

The Company’s overall performance is heavily reliant upon the underwriting and investment analysis and performance of the Portfolio Investments. There can be no assurance that such evaluations may be complete or that the underlying due diligence may reveal all issues. Investments may fail to meet expectations projected on the basis of such evaluations due to a number of undiscovered or unanticipated factors.

Timing of Investment Returns

The Company may not always be able to realize upon its investments in a manner that produces the maximum return on such investments. A fund may elect or be required to remain invested in a manner that does not maximize returns on a given investment because of the inherent unpredictability involved in evaluating the point at which such returns are maximized. SBICs cannot make distributions to Stockholders unless permitted by the SBA which could delay distributions or impair overall returns to Stockholders.

Failure to Fund Commitments

The Company intends to draw down against the commitments made by Stockholders. The Company’s Subscription Agreement is structured to motivate Stockholders to fund their commitments when called by permitting the Advisor to: offer the investment opportunity to other Stockholders; cause the defaulting Stockholder to sell its interest in the Company; take legal action against the defaulting Stockholder; prohibit the defaulting Stockholder from participating in future Company investments; withhold distributions made, subsequent to the Stockholder’s default, on the remaining interests until the final liquidation of the Company; require the Stockholder to share in any losses of the Company but not share in any profits; forfeit its shares or any combination thereof. There can be no assurance, however, that all Stockholders may fund their commitments in a timely manner. Failure by Stockholders to fund their commitments when called could result in the Company being precluded from an investment opportunity and could result in returns being less than might otherwise occur.

Changes to Government Policies and Regulations

Future regulatory changes at various securities industry regulatory bodies such as the SEC and legislative changes at Federal and state levels may impose on the Company stricter investment guidelines resulting in any or all of reduction of deal flow, increased reporting and compliance costs and investment restrictions. Such results may have a negative impact on the returns generated to Stockholders.

Limited Recourse

Other than as described in the Subscription Agreement, Stockholders in the Company will not have recourse to assets other than those in the Company.

Risk Associated with Portfolio Company Assets

The tangible assets held by the Company’s portfolio companies, which may be materially encumbered if the Company makes an investment, may be subject to the risks of investment in property in general. These risks include, among others, employee misconduct, strikes, theft, fire, terrorism, war, general or local economic conditions, acts of God (which may result in uninsured or uninsurable losses), and other factors which are beyond the control of portfolio company management, the Advisor, or the Company. Should any of these events occur with respect to the assets of any portfolio company, the value of the Company’s investment in such portfolio company could be adversely affected and any debt obligations secured by such assets could be accelerated if adequate insurance proceeds and/or additional collateral are unavailable.

Impact of COVID-19

In late 2019 and early 2020, a novel coronavirus (“SARS-CoV-2”) and related respiratory disease (“COVID-19”) emerged in China and spread rapidly across the world. This outbreak has led, and for an unknown period of time will continue to lead, to disruptions in local, regional, national and global markets and economies affected thereby. The COVID-19 outbreak has resulted in numerous deaths and the imposition of both local and more widespread “work from home” and other quarantine measures, mandatory closures of businesses deemed “non-essential,” border closures and other travel restrictions, a decline in consumer demand for certain goods and services, commercial disruption on a global scale, and general concern and uncertainty, all of which have caused social unrest and significant volatility in financial markets. In March 2020, the World Health Organization declared COVID-19 outbreak a pandemic.

The ongoing spread of COVID-19 has had, and is expected to continue to have, a material adverse impact on local economies in the affected locations and also on the global economy. Many countries have reacted by instituting quarantines and travel restrictions, which has resulted in disruptions in supply chains and adversely impacted various industries, including but not limited to retail, transportation, hospitality, energy and entertainment. These developments may adversely impact certain companies and other issuers in which the Company invests and the value of the Company’s investments therein. In addition, while disruptions to the operations of the Company (including those relating to the Company and the Advisor) or the Company’s or the Advisor’s service providers are not expected, such disruptions (including through quarantine measures and travel restrictions imposed on personnel located in affected locations, or any related health issues of such personnel) could nonetheless occur. Any of the foregoing events could materially and adversely affect the Company’s ability to source, manage and divest investments and pursue investment objective and strategies. Similar consequences could arise with respect to other infectious diseases. Given the significant economic and financial market disruptions associated with the COVID-19 pandemic, the valuation and performance of the Company’s investments, and therefore shares, may be impacted adversely. The duration of the COVID-19 pandemic and its effects cannot be determined at this time, but the effects could be present for an extended period of time.

Severe Economic Consequences of Defaulting Stockholders

If Stockholders fail to fund their commitment obligations or to make required Capital Contributions when due, the Company’s ability to complete its investment program or otherwise continue operations may be substantially impaired. A Stockholder’s failure to fund such amounts when due causes that Stockholder to become a defaulting Stockholder. If a substantial number of Stockholders become defaulting Stockholders, this may severely limit opportunities for investment diversification and would likely reduce returns to the Company and restrict the Company’s ability to meet loan obligations. Any single defaulting Stockholder could cause substantial costs to be incurred by the Company if such default causes the Company to fail to meet its contractual obligations or if the Company must pursue remedial action against such Stockholder. In the event a Stockholder fails to make a required Capital Contributions when due, it may be subject to various remedies, including, without limitation, forfeiture of its right to participate in purchasing additional shares on any future drawdown date or otherwise participate in any future investments of the Company. Without limitation on the rights the Company may have against the defaulting Stockholder, the Company may call for additional Capital Contributions from non-defaulting Stockholders to make up any shortfall. The non-defaulting Stockholders could therefore be required to fund any shortfall up to their remaining Capital Commitments, without regard to the underlying value of their investment.

If the Company fails to meet its contractual obligations related to a Portfolio Investment due to a defaulting Stockholder, the relevant portfolio company may have a cause of action against the Company, which may include a claim against assets of the Company other than the Company’s interest in such portfolio company. A creditor of the Company (including a portfolio company with respect to which the Company has failed to meet its contractual obligations) will not be bound to satisfy its claims from the assets attributable to a particular Portfolio Investment and such creditor generally may seek to satisfy its claims from the assets of the Company as a whole. As a result, if a creditor’s claims relating to a particular Portfolio Investment exceed the net assets attributable to that Portfolio Investment, the remaining assets of the Company will likely be subject to such claim.

Risks Related to the Company’s Business and Structure

Regulations Governing the Company’s Operation as a BDC

The Company will not generally be able to issue and sell its Common Stock at a price below its then-current net asset value per share. Pursuant to Section 23 of the 1940 Act, the Company is required to determine the net asset value of its shares within 48 hours, excluding Sundays and holidays, prior to the sale of its shares. The Company may, however, sell Common Stock, or warrants, options or rights to acquire the Company’s Common Stock, at a price below the then-current net asset value per share of the Company’s Common Stock if the Company’s Board determines that such sale is in the Company’s best interests, and if Stockholders approve such sale. In any such case, the price at which the Company’s securities are to be issued and sold may not be less than a price that, in the determination of the Company’s Board, closely approximates the market value of such securities (less any distributing commission or discount). If the Company raises additional funds by issuing Common Stock or senior securities convertible into, or exchangeable for, its Common Stock, then the percentage ownership of Stockholders at that time will decrease, and Stockholders may experience dilution.

Restricted Ability to Enter Into Transactions with Affiliates

The 1940 Act prohibits or restricts the Company’s ability to engage in certain principal transactions and joint transactions with certain “close affiliates” and “remote affiliates.” For example, the Company is prohibited from buying or selling any security from or to any person who owns more than 25% of its voting securities or certain of that person’s affiliates (each is a “close affiliate”), or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. The Company considers the Advisor and its affiliates, to be “close affiliates” for such purposes. The Company is prohibited under the 1940 Act from participating in certain principal transactions and joint transactions with a “remote affiliate” without the prior approval of the Independent Directors. Any person that owns, directly or indirectly, 5% or more of the Company’s outstanding voting securities will be a “remote affiliate” for purposes of the 1940 Act, and the Company is generally prohibited from buying or selling any security from or to such affiliate without the prior approval of the Independent Directors.

The Company may, however, invest alongside the Advisor’s investment funds, accounts and investment vehicles in certain circumstances where doing so is consistent with the Company’s investment strategy as well as applicable law and SEC staff interpretations. For example, the Company may invest alongside such investment funds, accounts and investment vehicles consistent with guidance promulgated by the SEC staff to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Advisor, acting on the Company’s behalf and on behalf of such investment funds, accounts and investment vehicles, negotiates no term other than price. The Company may also invest alongside the Advisor’s investment funds, accounts and investment vehicles as otherwise permissible under regulatory guidance, applicable regulations and the Advisor’s allocation policy. The Company and the Advisor have received an exemptive order from the SEC permitting greater flexibility beyond what is otherwise permitted by the 1940 Act. This SEC exemptive order permits the Company to co-invest the Advisor’s investment funds, accounts and investment vehicles in the Advisor’s originated loan transactions under certain enumerated conditions if the Board determines that it would be advantageous for the Company to co-invest with investment funds, accounts and investment vehicles managed by the Advisor in a manner consistent with the Company’s investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.

The Company’s allocation policy provides that allocations among the Company and investment funds, accounts and investment vehicles managed by the Advisor and its affiliates will generally be made in a manner deemed to be fair and equitable over time which does not favor one client or group of clients, taking into consideration such factors as legal, regulatory and tax considerations, availability of capital for investment by the account, liquidity concerns and such other factors as deemed under the particular circumstances to be relevant in making the investment allocation determination as determined, in the Company’s case, by the Advisor as well as the terms of the Company’s governing documents and those of such investment funds, accounts and investment vehicles. It is the Company’s policy to base its determinations on such factors as: the amount of cash on-hand, existing commitments and reserves, if any, the Company’s targeted leverage level, the Company’s targeted asset mix and diversification requirements and other investment policies and restrictions set by the Board or imposed by applicable laws, rules, regulations or interpretations. The Company expects that these allocation determinations will be made similarly for investment funds, accounts and investment vehicles managed by the Advisor. However, the Company can offer no assurance that investment opportunities will be allocated to the Company fairly or equitably in the short-term or over time.

In situations where co-investment with investment funds, accounts and investment vehicles managed by the Advisor is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer or where the different investments could be expected to result in a conflict between the Company’s interests and those of the Advisor’s clients, subject to the limitations described in the preceding paragraph, the Advisor will need to decide which client will proceed with the investment. Moreover, except in certain limited circumstances as permitted by the 1940 Act, such as when the only term being negotiated is price, the Company will be unable to invest in any issuer in which an investment fund, account or investment vehicle managed by the Advisor has previously invested. Similar restrictions limit the Company’s ability to transact business with its officers or directors or their affiliates. These restrictions will limit the scope of investment opportunities that would otherwise be available to the Company. If the Company is prohibited by applicable law from investing alongside the Advisor’s investment funds, accounts and investment vehicles with respect to an investment opportunity, the Company will not participate in such investment opportunity.

Potential Deterrence of Takeover Attempts

The General Corporation Law of the State of Delaware, as amended (the “DGCL”), contains provisions that may discourage, delay or make more difficult a change in control of the Company or the removal of the Company’s directors. The Company’s Certificate of Incorporation and bylaws contain provisions that limit liability and provide for indemnification of the Company’s directors and officers. These provisions and others which the Company may adopt also may have the effect of deterring hostile takeovers or delaying changes in control or management. The Company is subject to Section 203 of the DGCL, the application of which is subject to any applicable requirements of the 1940 Act. This section generally prohibits the Company from engaging in mergers and other business combinations with Stockholders that beneficially own 15% or more of the Company’s voting stock, either individually or together with their affiliates, unless the Company’s directors or Stockholders approve the business combination in the prescribed manner. The Board will adopt a resolution exempting from Section 203 of the DGCL any business combination between the Company and any other person, subject to prior approval of such business combination by the Board, including approval by a majority of directors who are not “interested persons.” If the Board does not adopt, or adopts but later repeals such resolution exempting business combinations, or if the Board does not approve a business combination, Section 203 of the DGCL may discourage third parties from trying to acquire control of the Company and increase the difficulty of consummating such an offer.

The Company has also adopted measures that may make it difficult for a third party to obtain control, including provisions of the Certificate of Incorporation that classify the Board in three classes serving staggered three-year terms, and provisions of the Certificate of Incorporation authorizing the Board to cause the issuance of additional shares of stock and to amend the Certificate of Incorporation, without Stockholder approval, to increase or decrease the number of shares of stock that the Company has authority to issue. These provisions, as well as other provisions that have been adopted in the Certificate of Incorporation and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Company’s Stockholders.

Potential Fluctuations in the Company’s Net Asset Value

The Company’s net asset value may fluctuate over time and, consequently, a Stockholder may pay a different price per share at subsequent closings than some other Stockholders paid at earlier closings. The price per share of a subsequent closing may be above net asset value per share to take into account the amortization of organizational and offering expenses. Consequently, Stockholders in subsequent closings may receive a different number of shares for the same Capital Contribution that earlier Stockholders made depending on the net asset value at the relevant time.

Investing a Sufficient Portion of Assets in Qualifying Assets

The Company may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Company’s total assets are qualifying assets.

The Company believes that most of the investments that it may acquire in the future will constitute qualifying assets. However, the Company may be precluded from investing in what it believes to be attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If the Company does not invest a sufficient portion of its assets in qualifying assets, it could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent the Company, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of its position) or could require the Company to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If the Company needs to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. The Company may not be able to find a buyer for such investments and, even if a buyer is found, the Company may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

If the Company does not maintain its status as a BDC, it would be subject to regulation as a registered closed-end management investment company under the 1940 Act. As a registered closed-end management investment company, the Company would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease its operating flexibility.

Incurrence of Significant Costs as a Result of Being an Exchange Act Reporting Company

The Company will be subject to the reporting requirements under the Exchange Act. As an Exchange Act reporting company, the Company will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.

The Company is not currently required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and the Company will not be required to comply with certain of those requirements until it has been subject to the reporting requirements of the Exchange Act for a specified period of time. However, under current SEC rules, after listing the Company will be required to report on its internal control over financial reporting pursuant to Section 404. The Company will be required to review on an annual basis its internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in internal control over financial reporting. Accordingly, the Company’s internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that the Company will eventually be required to meet. In the event of a listing, the Company will address its internal controls over financial reporting and establish formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company’s organization.

Prior to a listing, the Company will begin the process of documenting its internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of internal controls over financial reporting. The Company’s independent registered public accounting firm will not be required to formally attest to the effectiveness of its internal control over financial reporting until the later of the year following its first annual report required to be filed with the SEC, or the date the Company is no longer an emerging growth company under the JOBS Act. Because the Company does not currently have comprehensive documentation of its internal controls and has not yet tested any internal controls in accordance with Section 404, the Company cannot conclude in accordance with Section 404 that it does not have a material weakness in internal controls or a combination of significant deficiencies that could result in the conclusion that the Company has a material weakness in internal controls. After a listing, the Company will, as a public entity, be required to complete its initial assessment in a timely manner. If the Company is not able to implement the requirements of Section 404 in a timely manner or with adequate compliance following a listing, the Company’s operations, financial reporting or financial results could be adversely affected. Matters impacting internal controls may cause the Company to be unable to report its financial information on a timely basis and thereby subject the Company to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of the Company’s financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of the Company’s financial statements. Confidence in the reliability of the Company’s financial statements could also suffer if the Company or its independent registered public accounting firm were to report a material weakness in the Company’s internal controls over financial reporting.

Potential Changes in Investment Objectives, Operating Policies or Strategies Without Prior Notice or Stockholder Approval

The Company’s Board will have the authority to modify or waive certain of the Company’s operating policies and strategies without prior notice (except as required by the 1940 Act) and without Stockholder approval. However, absent Stockholder approval, the Company may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC. Under Delaware law, the Company also cannot be dissolved without prior Stockholder approval. The Company cannot predict the effect any changes to its current operating policies and strategies would have on its business, operating results and value of its stock. Nevertheless, the effects may adversely affect the Company’s business and impact its ability to make distributions.

Allocation of Investment Opportunities and Related Conflicts

The Company generally will be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the independent directors of the Company (the “Independent Directors”) and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Company’s outstanding voting securities is an affiliate of the Company for purposes of the 1940 Act, and the Company generally will be prohibited from buying or selling any security from or to such affiliate, absent the prior approval of the Independent Directors. The 1940 Act also prohibits certain “joint” transactions with certain of the Company’s affiliates, which could include investments in the same issuers (whether at the same or different times), without prior approval of the Independent Directors and, in some cases, the SEC. If a person acquires more than 25% of the Company’s voting securities, the Company will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Company’s ability to transact business with the Company’s officers or directors or their affiliates. These prohibitions will affect the manner in which investment opportunities are allocated between the Company and other funds managed by Star Mountain or its affiliates. Most importantly, the Company generally will be prohibited from co-investing with other Star Mountain Accounts or affiliates of the Advisor in Star Mountain-originated loans and financings unless the Company co-invests in accordance with the applicable regulatory guidance or has obtained an exemptive order from the SEC permitting such co-investment activities. Accordingly, while the Advisor intends to allocate suitable opportunities among the Company and other Star Mountain Accounts or affiliates of the Advisor based on the principles described above, the prohibition on co-investing with affiliates could significantly limit the scope of investment opportunities available to the Company. In particular, the decision by Star Mountain or the Advisor to allocate an opportunity to one or more Star Mountain Accounts or to an affiliate of the Advisor, or the existence of a prior co-investment structure, might cause the Company to forgo an investment opportunity that it otherwise would have made. Similarly, the Company generally may be limited in its ability to invest in an issuer in which a Star Mountain Account or affiliate of the Advisor had previously invested. The Company may in certain circumstances also be required to sell, transfer or otherwise reorganize assets in which the Company has invested with Star Mountain Accounts or affiliates of the Advisor at times that the Company may not consider advantageous.

The Company and the Advisor have received an exemptive order from the SEC in order to permit the Company to co-invest with Star Mountain Accounts and other affiliates of the Advisor. Subject to the terms and conditions specified in the exemptive order, the Company will be able to co-invest alongside Star Mountain Accounts or affiliates of the Advisor.

Proportion of Assets that May Be Invested in Securities of a Single Issuer

The Company will be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it will not be limited by the 1940 Act with respect to the proportion of the Company’s assets that it may invest in securities of a single issuer, excluding limitations on investments in other investment companies. To the extent that the Company assumes large positions in the securities of a small number of issuers or industries, the Company’s net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. Unfavorable performance by a small number of Portfolio Investments could adversely affect the aggregate returns realized by Stockholders. The Company expects to invest in a number of Portfolio Investments, but such number may be insufficient to afford adequate diversification against the risk that an insufficient number of Portfolio Investments in which the Company invests may yield a return.

The Company may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. In addition, the aggregate returns the Company realizes may be significantly adversely affected if a small number of investments perform poorly or if the Company needs to write down the value of any one investment. Additionally, a downturn in any particular industry in which the Company is invested could significantly affect the Company’s aggregate returns.

Because the Company may invest significant amounts of the Company’s available capital in a single investment, any single loss may have a significant adverse impact on the Company’s capital. While the Company will generally focus on borrowers who are U.S. SMBs, the Advisor may determine whether companies meet the foregoing criteria in its sole discretion. In addition, except as may be provided by the requirement to invest at least 70% of its assets in qualifying investments and as may be necessary to qualify as a RIC, the Company is not restricted in its ability to invest in companies of any size or in any geographical location, and may from time to time or over time invest in companies of any size or in any geographical location. The Company’s performance may be adversely affected by industry or region-specific factors.

Risks Regarding Distributions

The Company intends to pay quarterly distributions to Stockholders out of assets legally available for distribution. The Company cannot guarantee that it will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. If the Company is unable to satisfy the asset coverage test applicable to it as a BDC, or if the Company violates certain debt financing agreements, its ability to pay distributions to Stockholders could be limited. All distributions will be paid at the discretion of the Company’s Board and will depend on the Company’s earnings, financial condition, maintenance of RIC status, compliance with applicable BDC regulations, compliance with debt financing agreements and such other factors as the board of directors may deem relevant from time to time. The distributions the Company pays to Stockholders in a year may exceed the Company’s taxable income for that year and, accordingly, a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes.

Stockholders who periodically receive the payment of a distribution from a RIC consisting of a return of capital for U.S. federal income tax purposes may be under the impression that they are receiving a distribution of RIC’s net ordinary income or capital gains when they are not. Accordingly, Stockholders should read carefully any written disclosure accompanying a distribution from the Company and the information about the specific tax characteristics of the Company’s distributions provided to Stockholders after the end of each calendar year, and should not assume that the source of any distribution is the Company’s net ordinary income or capital gains.

Securities Act of 1933

The shares will not be registered under the Securities Act or any state securities laws. The shares will be offered and sold in the United States without registration in reliance upon the exemption contained in section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder by the SEC for transactions not involving a public offering and upon exemptions from any applicable state securities laws. Each prospective investor in the United States must be an accredited investor (as defined in Regulation D) and will be required to represent, among other customary private placement representations, that it is acquiring shares for its own account and not with a view to resale or distribution in violation of U.S. Federal or state securities laws. Further, each Stockholder must be prepared to bear the economic risk of the investment for an indefinite period, because shares will be “restricted securities” (as defined in Rule 144 under the Securities Act) and can be resold only pursuant to an offering registered under the Securities Act or an exemption from such registration requirement. It is extremely unlikely that shares will ever be registered under the Securities Act.

Securities Exchange Act of 1934

In connection with any acquisition or beneficial ownership by the Company of more than 5% of any class of equity securities of a company registered under the Exchange Act, the Company may be required to make certain filings with the SEC. Generally, these filings require disclosure of the identity and background of the purchaser, the source and amount of funds used to acquire the securities, the purpose of the transaction, the purchaser’s interest in the securities and any contracts, arrangements or undertakings regarding the securities. In certain circumstances, the Company may be required to aggregate its investment position in a given operating company with the beneficial ownership of that company’s securities by or on behalf of the Advisor and its affiliates, which could require the Company, together with such other parties, to make certain disclosure filings or otherwise restrict the Company’s activities with respect to such operating company’s securities. In addition, if the Company becomes the beneficial owner of more than 10% of any class of equity securities of a U.S. company registered under the Exchange Act or places an officer or a director on the board of directors of such a company, the Company may be subject to certain additional reporting requirements and to liability for short-swing profits under Section 16 of the Exchange Act. The Company intends to manage its investments so as to avoid the short-swing profit liability provisions of Section 16 of the Exchange Act.

Compliance with Anti-Money Laundering Requirements

In response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective or existing Stockholders to provide additional documentation verifying, among other things, such Stockholder’s identity and source of funds used to purchase its shares. The Advisor may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation may be made at any time during which a Stockholder holds shares. In certain circumstances, the Advisor may be required to provide this information, or report the failure to comply with such requests, to Governmental authorities without notifying the Stockholder that the information has been provided. The Advisor will take such steps as may be necessary to comply with applicable law, regulations, orders, directives or special measures that may be required by Government regulators. Governmental authorities are continually considering expanding measures to implement broader anti-money laundering laws and, at this point, it is unclear what additional steps the Advisor may be required to take. These additional steps, however, may include, without limitation, prohibiting such Stockholder from making further contributions to the Company and depositing distributions to which such Stockholder would otherwise be entitled into an escrow account.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE ENUMERATION OR EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE MEMORANDUM AND THE SUBSCRIPTION AGREEMENT AND CONSULT WITH THEIR OWN ADVISORS BEFORE DECIDING WHETHER TO INVEST IN THE COMPANY.

Item 2. Financial Information Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Company was established as a Delaware limited partnership on August 7, 2019 and expects to convert by operation of law to a Delaware corporation and will file an election to be treated as a business development company under 1940 Act, and as a regulated investment company for federal income tax purposes. As such, the Company will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of the Company’s assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of the Company’s taxable income and tax-exempt interest. See “Item 1(b). Description of Business—Regulation as a Business Development Company” and “Item 1(b). Description of Business—Certain U.S. Federal Income Tax Consequences.”

The Company will bear up to $1,000,000 (the “Cap”) of fees, costs or expenses in connection with the organization of the Company (excluding during its existence as a limited partnership), the Advisor and any subsidiary investment vehicles, excluding such fees, costs or expenses already incurred (“Organizational Expenses”).  Any Organizational Expenses incurred in excess of the Cap will be borne by the Advisor.

Revenues

The Company generates revenues primarily through receipt of interest income from the Portfolio Investments the Company holds. In addition, the Company generates income from various loan origination and other fees and dividends on direct equity investments. The debt the Company invests in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be rated below investment grade.

Company Expenses

The Advisor and/or any affiliate of the Advisor that enters into an Administration Agreement with the Company are authorized to incur and pay, in the name and on behalf of the Company, all expenses which they deem necessary or advisable.

The Advisor will be responsible for and will pay, or cause to be paid, all Overhead Expenses, except to the extent provided below. For this purpose, “Overhead Expenses” include overhead expenses of an ordinarily recurring nature such as rent, utilities, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, employee benefits including insurance, payroll taxes and compensation of all employees.

The Company will reimburse the Advisor or its affiliates, as applicable, for all costs and expenses incurred in connection with administering the Company’s business including out of pocket expenses (including travel, lodging and meals), the Company’s allocable portion of the Advisor’s or any affiliated Administrator’s overhead expenses in performing its obligations under the Advisory Agreement or any Administration Agreement, as applicable, including rent and the allocable portion of the compensation paid by the Advisor or its affiliates, as applicable, to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company), third-party software licensing, implementation, data management and recovery services and custom development costs.

All other expenses will be borne by the Company, including legal, accounting, tax, auditing, consulting and other professional expenses (including, without limitation, expenses relating to establishing reputation and public relations in connection with self-sourced lending or other financial transactions); the Management Fee and Incentive Compensation; professional liability insurance (including costs relating to directors’ and officers’ liability insurance and errors and omissions insurance); research and market data expenses; interest on indebtedness; custodial fees; bank service fees; investment-related fees and expenses (such as third-party sourcing fees, fees and expenses of legal and other professionals, due diligence expenses and travel, lodging and meal expenses) related to the analysis, purchase or sale of investments, whether or not the investments are consummated; expenses related to SPV’s (including, without limitation, Overhead Expenses related thereto); interest payable on debt, if any, incurred to finance the Company’s investments; other expenses related to the purchase, monitoring, sale, settlement, custody or transmittal of Company assets (directly or through trading affiliates) as will be determined by the Advisor or an affiliate thereof, as applicable, in its sole discretion (including costs associated with systems and software used in connection with investment-related activities); costs of reporting to Stockholders and Stockholder meetings; administration fees and expenses charged by any third-party provider of administration services; entity-level taxes; expenses relating to the offer, transfer, sale and marketing of shares; filing fees and expenses; Federal and state registration fees and expenses; regulatory and compliance fees and expenses of the Company (including with respect to any registration activities of the Company); costs of winding up and liquidating the Company; costs associated with ensuring compliance with the applicable BDC and RIC requirements, including, but not limited to, costs incurred in connection with the organization of, and transfer of assets to, a private investment vehicle; expenses incurred in connection with a Stockholder that defaults in respect of a Capital Commitment; and other expenses associated with the operation of the Company and its investment activities, including extraordinary expenses such as litigation, workout and restructuring and indemnification expenses, if any. For the avoidance of doubt, the Company will also bear its allocable share (based on invested capital) of any of the expenses listed above incurred by any Subsidiary Investment Vehicle.

The Company will also be responsible for the costs of the offering of common shares and other securities, including, but not limited to, all expenses incurred in connection with an IPO; costs and expenses relating to distributions paid to Stockholders; costs of effecting sales and repurchases of the Company’s securities; allocated costs incurred by the Advisor or its affiliate in providing managerial assistance to those companies in which the Company has invested who request it; transfer agent fees; fees and expenses paid to the Company’s independent directors (including expenses and costs related to meetings of the independent directors); costs of preparing and filing reports with the SEC and other Company reporting and compliance costs, including registration and listing fees; the Company’s allocable portion of the fidelity bond; the costs of reports, proxy statements or other notices to Stockholders, including printing and mailing costs; the costs of any Stockholders’ meetings and communications; expenses payable under any underwriting agreement, including associated fees, expenses and any indemnification obligations; and all other expenses incurred by the Company in connection with maintaining its status as a BDC.

Generally, expenses incurred directly in connection with a particular investment (or proposed investment) of the Company and other Star Mountain accounts in which Star Mountain conducts substantial investment and other activities in their own accounts and Star Mountain Accounts will be allocated among the Company and other Star Mountain Accounts pro rata based upon capital invested (or proposed to be invested) in such investment; provided that expenses specifically attributable to the Company or any other Star Mountain Account may be allocated to the Company or any such other Star Mountain Account, as applicable. The Advisor will allocate other expenses among the Company and other Star Mountain Accounts in a fair and equitable manner taking into account such factors as it deems appropriate.

Notwithstanding the foregoing, in light of the Company’s investment mandate, which may include investments in small loans, niche credits and other similar securities, it may not be practical to specifically allocate certain investment-related expenses to the particular loans to which they relate. The Advisor, in its absolute and sole discretion, may instead allocate such expenses (along with expenses that relate to transactions that are not consummated) pro rata across one or more investments.

Advisor Expenses

The Advisor shall pay (a) the respective compensation and expenses of the officers and employees of the Advisor, including salaries and benefits of the officers and employees of the Advisor, except as otherwise specified; (b) fees and expenses for internal administrative, bookkeeping, clerical and related services rendered in support of the activities for which compensation is paid under (a) above; (c) expenses associated with office space and facilities, utilities and telephone services, news, quotation and similar information and pricing services, computer equipment, travel expenses and support of the Advisor incurred in connection with Company operations; and (d) Organizational Expenses in excess of the Cap.

Hedging

The Company may enter into currency hedging contracts, interest rate hedging agreements such as futures, options, swaps and forward contracts, and credit hedging contracts, such as credit default swaps. However, no assurance can be given that such hedging transactions will be entered into or, if they are, that they will be effective.

Financial Condition, Liquidity and Capital Resources

The Company intends to generate cash from (1) future offerings of the Company’s Common Stock (or preferred stock), (2) cash flows from operations and (3) borrowings from banks or other lenders. The Company will seek to enter into bank debt, credit facility or other financing arrangements on at least customary market terms; however, the Company cannot assure you it will be able to do so.

The Company’s primary use of cash will be for (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including paying the Advisor), (3) debt service of any borrowings and (4) cash distributions to the holders of the Company’s Common Stock.

Critical Accounting Policies

Basis of Accounting

The preparation of these financial statements is in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies.

Quantitative and Qualitative Disclosures About Market Risk

The Company is subject to financial market risks, including changes in interest rates. The Company plans to invest primarily in illiquid debt securities of private companies. Most of the Company’s investments will not have a readily available market price, and the Company will value these investments at fair value as determined in good faith by the Board in accordance with the Company’s valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each Portfolio Investment while employing a consistently applied valuation process for the types of investments the Company makes.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash on deposit with major financial institutions. The Company places its cash with high credit quality institutions to minimize credit risk exposure.

Organizational Costs

Organizational costs to establish the Company are charged to expense as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.

Contractual Obligations

The Company intends to enter into certain contracts under which it will have material future commitments. The Company will enter into the Advisory Agreement with the Advisor. The Advisor will agree to serve as the Company’s investment adviser in accordance with the terms of the Advisory Agreement. Payments under the Advisory Agreement in each reporting period will consist of the base Management Fee equal to a percentage of the value of the Company’s gross assets as well as an incentive fee based on the Company’s performance.

The Company will enter into an Administration Agreement with the Administrator pursuant to which the Administrator will furnish the Company with administrative services necessary to conduct its day-to-day operations. The Administrator will be reimbursed for administrative expenses it incurs on the Company’s behalf in performing its obligations. Such costs will be reasonably allocated to the Company on the basis of assets, revenues, time records or other reasonable methods. The Company will not reimburse the Administrator for any services for which it receives a separate fee.

If any of the Company’s contractual obligations discussed above is terminated, the Company’s costs may increase under any new agreements that the Company enters into as replacements. The Company would also likely incur expenses in locating alternative parties to provide the services it expects to receive under the Advisory Agreement and Administration Agreement.

The Company may become a party to financial instruments with off-balance sheet risk in the normal course of its business to meet the financial needs of its portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet. As of the date of the Company’s most recent financial statements, the Company was not party to any off-balance sheet arrangements.

Revenue Recognition

The Company records interest income on an accrual basis to the extent that the Company expects to collect such amounts. For loans and debt securities with contractual PIK interest, which represents contractual interest accrued and added to the principal balance, the Company generally will not accrue PIK interest for accounting purposes if the portfolio company valuation indicates that such PIK interest is not collectible. The Company does not accrue as a receivable interest on loans and debt securities for accounting purposes if it has reason to doubt its ability to collect such interest. Loan origination fees, market discounts or premiums are accreted or amortized using the effective interest method as interest income. The Company records prepayment premiums on loans and debt securities as interest income.

Offering Costs

Offering costs in connection with the offering of common shares of the Company are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months from the commencement of operations, which has not yet occurred. These expenses consist primarily of legal fees and other costs incurred with Company’s share offerings, the preparation of the Company’s registration statement, and registration fees.

New Accounting Pronouncements

Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Item 3. Properties

The Company’s principal executive office at 140 East 45th Street, 37th Floor New York, NY 10017. The Company does not own any real estate. The Company’s believes its present facilities are adequate to meet the Company’s current needs. If new or additional space is required, the Company believes that adequate facilities are available at competitive prices in the same area.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

As of April 30, 2021, the Company knows of the below persons who own beneficially more than 5% of the limited partnership interests of the Company and all officers and directors, as a group. In connection with the BDC Conversion, the Company’s limited partnership interests will be converted into shares of Common Stock and each limited partner will become a Stockholder by operation of law. Each person named in the table has sole voting and investment power with respect to all of the limited partnership interests shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Percent of Class
Name and address(1)	Amount and Nature of Beneficial Interest	Shares owned	Percentage
Sunstone Fixed Income Fund II, LLC(2)	Limited Partnership interests	N/A	86.78%
Jaspal Bajaj	N/A	—	—
Christopher J. Gimbert	N/A	—	—
Brett A. Hickey	N/A	—	—
David S. Kimmel	N/A	—	—
Stephen B. Paras	N/A	—	—
Jeffrey S. Rogers	N/A	—	—
O. James Sterling	N/A	—	—
All directors and officers as a group (7 persons)		—	—%

(1)	Unless otherwise indicated, the address of such individual is c/o Star Mountain Lower Middle-Market Capital Corp., 140 East 45th Street, 37th Floor New York, NY 10017.

(2)
Sunstone Fixed Income Fund II, LLC’s address is 1 World Trade Center, Suite 1130, Long Beach, CA 90831. Voting and dispositive powers of control of the shares of the Company are held by John Shen and Stella Zhang, each of whom are Members of Sunstone Fixed Income Fund II LLC.

Item 5. Directors and Executive Officers.

The business and affairs of the Company are managed under the direction and oversight of the Board. The Board consists of five members, three of whom are Independent Directors. The Board appoints the officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly valuation of the Company’s assets, corporate governance activities, oversight of the Company’s financing arrangements and oversight of the Company’s investment activities.

The Board is responsible for the oversight of the Company’s investment, operational and risk management activities. The Board reviews risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Advisor as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

Board of Directors and Executive Officers

Brett A. Hickey, an Interested Director, serves as Chairman of the Board. The Board believes that it is in the best interests of investors for Mr. Hickey to lead the Board because of his extensive knowledge of and experience in the financial services industry, specifically as a lender to SMBs, qualify him to serve as the Chairman of the Board. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board.

The Board is divided into three classes. Each class of directors holds office for a three-year term. However, the initial members of the three classes will have initial terms of one, two and three years, respectively. At each annual meeting of Stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election.

Each director holds office for the term to which he or she is elected or appointed and until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation, retirement, disqualification or removal.

Directors

The address for each director is c/o Star Mountain Lower Middle-Market Capital Corp., 140 East 45th Street, 37th Floor New York, NY 10017.

The following information regarding the Board is as of December 31, 2020:

Name	Age	Position	Class	Director Since
Interested Directors
Brett A. Hickey	42	Director, Chairman of the Board, Chief Executive Officer, and President	I	2021
Stephen B. Paras	63	Director, Managing Director	II	2021
Independent Directors
David S. Kimmel	57	Independent Director	III	2021
Jeffrey S. Rogers	51	Independent Director	I	2021
O. James Sterling	50	Independent Director	II	2021

Executive Officers who are not Directors

The following information regarding the executive officers who are not directors is as of December 31, 2020:

Name	Age	Position
Christopher J. Gimbert	43	Chief Financial Officer
Jaspal Bajaj	44	Chief Compliance Officer and Secretary

Biographical Information

Brett A. Hickey
Chief Executive Officer

Mr. Hickey has over 20 years of private investing and investment banking experience with over 15 years spent directly in the U.S. lower middle-market.

Previously, Mr. Hickey worked as an Investment Banker at Citigroup Global Markets in New York City (formerly known as Salomon Smith Barney) where he worked with global investment managers and financial institutions, helping them evaluate strategic and portfolio investments. In that role he worked on over $24 billion in completed debt and equity transactions as well as mergers and acquisitions.

He graduated with Distinction from McGill University in Montreal, Canada with a Bachelor of Commerce degree majoring in Finance and also completing a concentration in Accounting. He is an alumnus of Harvard Business School’s Owner, President / Manager executive training and management program.

Mr. Hickey is a former Canadian national gold medalist and North American medalist in speed skating.

He previously served on the Board of Governors of the Small Business Investor Alliance (SBIA) and Young Presidents’ Organization (YPO) NYC Chapter, and is currently on the boards of the Harvard Alumni Entrepreneurs, Help for Children and the YMCA of Greenwich.

He is also the Founder & Chairman of the Star Mountain Charitable Foundation, a 501(c)(3) focused on economic development, health & wellness and job creation in America. Mr. Hickey is married with two children.

He has completed numerous other business programs including Building Your Business Through Transformational Leadership & Innovation at the Innovatrium on the University of Michigan’s campus in Ann Arbor, Michigan and is a frequent guest lecturer on industry panels and at academic institutions.

Stephen B. Paras
Managing Director and Chief Credit Officer

Mr. Paras is a senior leveraged finance and investment banking professional who joined Star Mountain Capital in 2017 and benefits from over 30 years of experience including being the Head of U.S. and European leveraged loan capital markets divisions for Merrill Lynch and Bank of America Merrill Lynch (BAML), respectively. Mr. Paras structured, underwrote, and distributed over $50 billion in event-driven financings across several cycles and a variety of industries.

He was Managing Director and Head of U.S. Leveraged Loan Capital Markets at Merrill Lynch in New York and Managing Director and Head of Europe, Middle East and Africa (EMEA) Leveraged Loan Capital Markets at BAML in London.

Mr. Paras was a senior member of Merrill Lynch’s and BAML’s Leveraged Finance Commitment Committee responsible for leveraged loan underwriting and principal commitments of leveraged finance capital. Mr. Paras was a member of Merrill Lynch’s Mezzanine Investment Committee responsible for reviewing investment decisions and managing portfolio risk of a Merrill Lynch-sponsored Mezzanine Debt Fund. In addition, Mr. Paras was a member of Merrill Lynch’s Managing Director Nomination Committee and Merrill Lynch’s Leveraged Finance Operating Committee.

Prior to his distinguished 16-year career at BAML and predecessor firm Merrill Lynch, Mr. Paras spent six years at Chemical Bank (predecessor bank to JP Morgan Chase) where he was a Vice President and core member of the firm’s leveraged buyout and syndicated finance groups.

Mr. Paras began his banking career at Chase Manhattan Bank and Citibank. He holds an MBA in Finance from University of Rochester, a BA in Economics from Hobart College, and is a CFA Charterholder.

David S. Kimmel
Independent Director

Mr. Kimmel is a Managing Partner and Founder of Summit Capital, a merchant banking boutique, where he advises and invests in a range of financial services and technology clients. He was previously CEO of CyberRiskPartners, a cyber risk analytics and solutions company, and was a frequent speaker on cyber risk at national industry conferences and senior executive off-sites. Mr. Kimmel has been named to public and private company boards in a variety of sectors, including reinsurance, life insurance and annuities, cyber risk, fintech, and insurtech.

Previously, Mr. Kimmel was an investment banker for more than two decades in the US and UK. He primarily advised insurance and other financial services clients regarding mergers and acquisitions as well as public and private capital raising while working at JPMorgan, Deutsche Bank, and Kidder, Peabody. Mr. Kimmel led the industry practices at JPMorgan and Deutsche Bank and served on the Investment Banking Management Committees at both firms and on JPMorgan’s Fairness Opinion Committee. Over the course of his career, he has advised on billions in M&A transactions and financings for industry leaders in insurance.

Jeffrey S. Rogers
Independent Director

Mr. Rogers is the President and Chief Executive Officer of LiftForward, Inc., which provides organizations with payment solutions that power subscription services, membership programs and Hardware as a Service such as the Microsoft Surface Membership.

Prior to joining LiftForward, Mr. Rogers was the President and Chief Operating Officer of Integra Realty Resources, Inc., which is the largest commercial real estate valuation firm in the United States. Integra’s customers include the United States’ largest REITs, pension funds, and financial institutions. Additionally, Mr. Rogers held other operating positions and worked on Wall Street as an investment banker. Mr. Rogers previously served on the Board of Directors of Presidential Realty Corp., a public REIT and also previously served as Audit Committee Chairman of the Young Presidents’ Organization.

O. James Sterling
Independent Director

Mr. Sterling is the Chief Financial Officer of RenalytixAI (NASDAQ: RNLX), a public biotechnology company which develops artificial intelligence-enabled solutions for kidney disease. Since May 2015, he has also served as a Managing Partner of Renwick Capital, LLC, an investment banking advisory firm which works closely with management and company owners to build value prior to a transaction.

Prior to RenalytixAI, Mr. Sterling served as Managing Director in three investment banking firms, San Francisco Sentry Securities, Brock Capital Group, LLC, and Aleutian Capital Group, where he worked on successful capital markets transactions for companies in healthcare, aviation & aerospace, technology, manufacturing, and technology.

Before working in investment banking, Mr. Sterling was a Management Consultant at Booz & Co. (formerly Booz Allen Hamilton), where he managed projects in business strategy and operations improvement for Fortune 500 clients across a range of service and manufacturing industries including aviation and aerospace, automotive manufacturing, and government services.

Christopher J. Birosak
Chairman of Investment Committee

Mr. Birosak has over 30 years of leveraged finance, private equity and investment banking experience. His distinguished career includes service as a former Managing Partner of North Cove Partners (formerly BAML Capital Partners, the internal private equity group of Bank of America Merrill Lynch) where he oversaw approximately $6 billion of private equity investments. In this role, he also oversaw all of their portfolio companies’ financing activities and was on the board of multiple portfolio companies. Prior to that, he was a Managing Director at Merrill Lynch where he led the underwriting of over $15 billion in credit financings. Across his career, Mr. Birosak has worked with early-stage businesses, middle market companies as well as Fortune 500 firms, completing over 150 transactions.

Mr. Birosak joined Star Mountain as a Senior Advisor in 2014 and as an Investment Committee Member in early 2015. Mr. Birosak not only assists with analyzing and voting on investments, but also provides substantial portfolio management expertise and leadership value to Star Mountain.

He co-founded the Loan Syndications Group at Merrill Lynch. Prior to Merrill Lynch, he was Managing Director at Chemical Bank (predecessor bank to JP Morgan Chase) where he was a founding member of the Syndicated Loan Group.

Mr. Birosak has served on numerous Boards of Directors including public companies with over $10 billion market capitalizations. These board positions included: (i) HCA, Inc. (NYSE: HCA), where he was the chair of the Audit Committee, (ii) NPC International, where he was the Chair of the Compensation Committee, (iii) Euromedic International Group, where he was the Chair of the Compensation Committee, and (iv) Atrium Corporation.

In addition to his corporate board experience, Mr. Birosak has extensive experience in the non-profit sector and currently sits on the board of the Catholic Charities of New York and serves as a non-executive Chairman for Sight 4 All. He was also formerly President and Board of Trustees member for Summit Educational Foundation. Mr. Birosak holds a BA in Economics from Wayne State University and an MBA in Finance from the University of Detroit Mercy.

David J. DiPaolo
Managing Director

Mr. DiPaolo has nearly two decades of alternative investment management and advisory experience with the majority of that time spent evaluating, structuring, negotiating and managing direct private debt investments in the U.S. lower middle-market. At Star Mountain, Mr. DiPaolo serves on the Investment Committee and is involved in the firm’s direct investment and portfolio management activities.

Prior to joining Star Mountain, Mr. DiPaolo spent 14 years at Brooks, Houghton & Company, culminating his tenure as a Senior Managing Director. Mr. DiPaolo co-managed a series of investment funds (BHC Interim Funding I, II & III) which provided senior and senior subordinated debt to established, U.S. middle-market companies. His primary functions were to lead new investment underwriting and portfolio management, as well as to interface with limited partners and lead fundraising activities, and he was on the investment committee of BHC Interim Funding III. During his tenure at Brooks, Houghton & Company, which was co-founded by and under the leadership of the former Chief Credit Officer of North America for Barclays Bank, the firm originated and led nearly 70 investments. While at Brooks, Houghton, Mr. DiPaolo co-founded and served on the investment committee of a series of investment funds (BHC Winton Fund I, II & III, L.P.) which focused on providing capital to syndicates operating in the Lloyd’s of London market.

Previously, Mr. DiPaolo was a Vice President at Janney Montgomery Scott LLC, an investment banking firm specializing in middle-market transactions. His transaction experience includes acquisitions and divestitures, leveraged buyouts and public and private securities offerings across a broad spectrum of industries. Before business school, Mr. DiPaolo served as a Consultant with The Carson Group, during which time he advised investor relations departments of publicly traded regional banks / thrifts, and served as a Director at Georgeson & Company where he managed a consulting team responsible for designing and implementing investor relations programs for public financial services companies.

Mr. DiPaolo received a BS in Business Management from the University of Maryland and an MBA with honors in Finance from Columbia Business School.

John V. McCarty
Managing Director

Mr. McCarty has nearly two decades of investment and advisory experience with the majority of that time spent sourcing, evaluating, structuring, negotiating and managing direct private debt and equity investments in SMBs. Based in Atlanta, Mr. McCarty is responsible for direct investment and portfolio management activities and he leads the firm’s efforts in the Southeast. Prior to joining Star Mountain, Mr. McCarty was a Partner with Peachtree Equity Partners (a Goldman Sachs-backed spinout from Wachovia) where he was responsible for originating, executing and managing lower middle-market debt and equity investments, primarily for Southeastern-based businesses. Mr. McCarty joined Peachtree in 2004 and was responsible for investments across two Peachtree funds, including a 2009 vintage SBIC fund. From 2007 to 2009, Mr. McCarty served as a Senior Investment Officer at Roswell Capital Partners, responsible for originating, executing and managing structured growth capital investments (debt and equity) for lower middle-market public and private companies, and returned to Peachtree Equity Partners thereafter.

Prior to working at Peachtree, Mr. McCarty was an investment banker focused on mergers and acquisitions and capital raising for middle market businesses. Mr. McCarty began his career at Banc of America Securities in the M&A investment banking group in New York. Subsequently, he worked in the New York M&A Groups of Credit Suisse First Boston and Donaldson Lufkin & Jenrette. After his time at Credit Suisse (DLJ), Mr. McCarty worked as an investment banker at The Breckenridge Group in Atlanta, advising SMBs on mergers, acquisitions, and capital raising transactions.

Mr. McCarty is on the board of the Association for Corporate Growth (Atlanta chapter) and holds a Bachelor of Science from the University of Pennsylvania’s Wharton School.

Brian D. Finn
Non-Executive Chairman of the Advisor

Brian Finn has over 30 years of experience in the financial services industry as well as a variety of corporate and philanthropic board roles.

In 2013, Mr. Finn retired as Chairman and Chief Executive Officer of Asset Management Finance Corp (“AMF”) and as a Senior Advisor to Credit Suisse (“CS”). AMF is a private investment firm that acquires passive minority stakes in private asset management and wealth management firms. AMF made 22 investments with an emphasis on Alternative Investment firms. At the time of Mr. Finn’s retirement, the AMF portfolio included 17 investments with over $75 billion of assets under management.

From 2004 to 2008, Mr. Finn was Chairman and Head of Alternative Investments (“AI”) at CS. At the time, AI had total Assets Under Management in excess of $100 billion. During his tenure, he and colleagues also launched a series of new Alternative Investment managers including GSO (now Blackstone-GSO), Global Infrastructure Partners (partnership with General Electric), China Renaissance Capital (China Private Equity), Gulf Capital (Middle East-North Africa PE), Mubadala Infrastructure Partners (Middle East Infrastructure in partnership with Mubadala and GE), Ospraie Special Opportunities (Commodities PE), Hudson Clean Energy (Alternative Energy PE) and Matlin Patterson (distressed), among others.

Mr. Finn has held many positions within CS and its predecessor firms, including President of Credit Suisse First Boston, President of Investment Banking, Co-President of Institutional Securities, CEO of Credit Suisse USA and a member of the Office of the Chairman of CSFB. He was also a member of the Executive Board of Credit Suisse Group.

He began his career in 1982 as a member of the Mergers & Acquisitions Group (M&A) at The First Boston Corporation, ultimately becoming Co-Head of M&A in 1993. He has advised or been lead principal on dozens of transactions worth well over $100 billion. From 1997 to 2002 he was a partner at the private equity firm Clayton, Dubilier & Rice. He rejoined CS in 2002.

Mr. Finn is a Strategic Advisor to KKR, member of the boards of Duff & Phelps Corporation and BlackRock Kelso Capital Corporation. He has previously been a member of the boards of Baxter International, Telemundo, MGM Pictures, Nu-Kote International, U.S. Office Products, ICO-Teledesic, Dynatech, and iship.com.

Mr. Finn is past Chairman of the Undergraduate Executive Board of The Wharton School of the University of Pennsylvania, Vice Chairman of the Board of the City Kids Foundation and a member of the Boards of the Intrepid Fallen Heroes Fund, the Gordon A. Rich Memorial Foundation and the Starmar Foundation. Mr. Finn received BS in Economics from The Wharton School of the University of Pennsylvania.

Christopher J. Gimbert
Chief Financial Officer

Christopher Gimbert has nearly 20 years of private equity / credit investment and operating experience. Mr. Gimbert is the CFO of Star Mountain Capital, a specialized asset management firm focused exclusively on the SMBs. Mr. Gimbert was previously Chief Operating Officer.

Prior to helping launch Star Mountain, Mr. Gimbert was the Founder & CEO of an interim CFO advisory business serving small businesses. Previous roles also included: (i) Merrill Lynch Alternative Investments, analyzing alternative investment asset managers and (ii) M&A operating and integration experience from KPMG M&A Advisory, including private equity acquisition integration of companies.

Mr. Gimbert holds an MBA from the NYU Stern School of Business, where he was an InSITE Fellow (Entrepreneur / Venture Fellowship advising small businesses) and Founder of the NYU Venture Community. He also holds a BSBA in Business Administration from Washington University in St. Louis, where he won the annual business plan competition for a business he co-founded as a student.

Lev Borodovsky
Chief Risk Officer of the Advisor

Dr. Lev Borodovsky is an investment professional with over 20 years of experience covering private equity, risk management and operations. Dr. Borodovsky was a founding team member, Chief Risk Officer and Managing Director of the GSO / Blackstone platform, one of the most successful global credit and loan investing platforms. Dr. Borodovsky was responsible for risk management on all hedge fund trading portfolios, private equity side-pockets, mezzanine and leveraged loan funds, distressed fund, and the CLO assets ($30 billion of assets in total). He also helped manage new fund set-ups and fund/vehicle restructurings across the firm.

Most recently, Dr. Borodovsky was a Partner and Chief Risk Officer at Bell Point Capital Partners where he launched the Bell Point Credit Opportunities Fund and helped to increase the fund to over $500 million in assets under management. At Bell Point he developed the complete risk reporting infrastructure, covering various portfolio risks as well as counterparty, liquidity and financing risks.

Prior to GSO / Blackstone, Dr. Borodovsky was the Head of Risk Management for the Alternative Capital Division at Credit Suisse First Boston where he was in charge of risk management for the Credit Opportunities Hedge Fund and oversaw risk management and attribution analysis for the CLO business. Prior to that he worked at both Barclays Bank and JP Morgan in their risk management and commodities groups.

Dr. Borodovsky is currently the Editor of The Daily Shot, a chart-based newsletter covering select global economic and market trends that is now part of The Wall Street Journal. Dr. Borodovsky is the Co-founder of the Global Association of Risk Professionals (GARP) and is also the co-author of the FRM Certification and the Professional Handbook of Financial Risk Management.

Dr. Borodovsky has a BS in Physics & Mathematics from the University of Oklahoma and a PhD in Physics from Columbia University.

Jaspal Bajaj
Chief Compliance Officer

Jaspal Bajaj has 20 years of finance, compliance, fund operations and accounting experience across the financial services industry including private equity, fund of funds, fund services and structured products. Prior to joining Star Mountain, Mr. Bajaj held several senior finance and operations positions including serving as the CFO at Manfra, Tordella & Brookes a $1 billion precious metals trader in New York City where he successfully lead restructuring efforts in response to Hurricane Sandy.

Mr. Bajaj has also served as the Senior Vice President of Finance & Operations at CAIS a $3 billion alternative investment platform for fund of funds, private equity, and structured products where he led the launch of over 20 US and Cayman domiciled fund vehicles. Prior to this, Mr. Bajaj was at UBS Global Asset Management (Fund Services) in both the Grand Cayman and Toronto as an Associate Director where he was responsible for a $6 billion fund of hedge funds relationship – the largest in the group – and a multitude of other single fund and fund of hedge funds manager relationships across Europe, Canada and the United States.

Earlier in his career Mr. Bajaj lead engagements as part of the Assurance group of PriceWaterhouseCoopers focusing on Financial services clients with a focus on hedge funds and mutual funds.

Mr. Bajaj holds a CPA, CA (Ontario) and earned a Master of Accounting & Bachelors of Arts, Honors Chartered Accounting Studies – Co-operative Program from the University of Waterloo in Canada.

Ryan McGovern
Managing Director

Mr. McGovern has over two decades of investment and advisory experience with much of that time spent launching and managing mezzanine debt funds and working with mezzanine fund investors around the world. At Star Mountain, Mr. McGovern is involved in all aspects of the Advisor’s investment and portfolio management activities in addition to business development and investor relations efforts. Mr. McGovern joined Star Mountain from the specialist private debt advisory firm Avebury Capital Partners where he established and ran its North American operations helping to build, advise and raise capital for mezzanine and other private credit investment funds.

Mr. McGovern was previously a partner at Ember Capital (formerly known as Nomura Mezzanine), a London-based alternative investment fund manager which managed a €350 million mezzanine fund sponsored by Nomura in addition to approximately €200 million in other pools of capital for senior and mezzanine debt investments. For nearly 8 years at Ember/Nomura, Mr. McGovern was responsible for originating, executing and managing senior debt and mezzanine investments primarily in connection with private equity sponsor-driven transactions. During his time at Ember/Nomura, Mr. McGovern was instrumental in making more than 25 private credit investments. Mr. McGovern also played a key role in structuring and raising the firm’s funds as well as with investor relations on a global basis.

Before joining Nomura in early 2005 to help launch its mezzanine investment business, Mr. McGovern was an investment professional at MezzVest, a €750 million mezzanine fund sponsored by AIG. Earlier in his career, Mr. McGovern was an investment banking associate at HSBC and an investment banking analyst at Stephens Inc. Mr. McGovern began his career as an associate portfolio manager in the asset management division of Dominick & Dominick in New York.

Mr. McGovern completed his MBA at HEC Paris and London Business School and holds a BA from Vanderbilt University.

Bruce Eatroff
Managing Director

Bruce Eatroff has over thirty years of private equity, private credit, fund investing, investment banking and operational experience through various senior roles including at Goldman Sachs, UBS, CIBC and BMO Capital Markets.

In 2000, Mr. Eatroff founded Halyard Capital, raising over $600 million, a U.S. lower middle-market private equity fund manager with sophisticated institutional investors including Goldman Sachs, Abbott Capital and Bank of Montreal.

Mr. Eatroff has a broad spectrum of private equity investing experience across technology enabled services industries including Human Capital Management, Digital and Direct Marketing and IT/Cybersecurity Services. He has in the past represented and currently represents Halyard on the board of directors of over a dozen portfolio companies. Mr. Eatroff has also overseen and helped integrate more than 40 add-on acquisitions for portfolio companies.

Mr. Eatroff started his career as an investment banker at Lehman Brothers in 1985. After business school, he then spent six years ending as a Vice President in investment banking and principal investing at Goldman Sachs. Mr. Eatroff then became a Managing Director at UBS, CIBC and later BMO Capital Markets where he was also US Head of Media & Communications Investment & Corporate Banking overseeing investment, corporate and merchant banking groups including oversight for a $3 billion loan portfolio. At Goldman Sachs, UBS, CIBC and BMO, Mr. Eatroff was on the principal / merchant banking investment teams making private equity investments, private credit investments and fund investments, in addition to investment banking activities.

Mr. Eatroff is a recognized thought leader in the alternative asset management industry having spoken at over 100 industry conferences. He is the Co-President of the Wharton Private Equity & Venture Capital Association and the former Chairman of the Lafayette College Leadership Council (2011 – 2015).

Mr. Eatroff received an MBA from The Wharton School at the University of Pennsylvania and a BA with honors from Lafayette College.

Mr. Eatroff started as a Senior Advisor prior to becoming a Managing Director and Investment Committee Member.

Anne Yang
Strategic Portfolio Manager

Anne Yang has over 20 years of asset management, investment banking and corporate finance experience including Managing Director in the Mergers & Acquisition group and member of the Executive Office at Goldman Sachs. She has extensive experience with Fortune 500 companies, private equity firms, investment advisors and high growth small and medium-sized businesses.

Ms. Yang’s recent transaction and advisory experience includes representing Blackstone Group LP in its leveraged acquisition of AlliedBarton, a private placement of capital for the acquisition of failed banks from the FDIC and a number of assignments with major private equity firms, hedge funds and corporations.

In addition to her time at Goldman Sachs, Ms. Yang worked in the investment banking divisions of Bank of America and Citigroup; served as an Investment Analyst for Strong Capital Management in the management of a $4.5 billion public mutual fund investment portfolio; and, worked in the Merchant Banking Group of First Boston investing firm capital in leveraged buyouts.

Ms. Yang received both her B.S. and M.S. in Mechanical Engineering from MIT and her M.B.A. from the Wharton School, University of Pennsylvania.

Committees of the Board

The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and an Independent Directors Committee, and may establish additional committees in the future. All directors are expected to attend at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. The Company requires each director to make a diligent effort to attend all Board and committee meetings as well as each annual meeting of Stockholders.

Audit Committee

The Audit Committee is currently composed of all Independent Directors. O. James Sterling serves as Chairman of the Audit Committee. The Board has determined that O. James Sterling is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Messrs. David Kimmel, and Jeffrey S. Rogers meet the current requirements of Rule 10A-3 under the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to the Board regarding the valuation of the Company’s loans and investments; selecting the Company’s independent registered public accounting firm; reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Company’s financial statements; pre-approving the fees for services performed; reviewing with the independent registered public accounting firm the adequacy of internal control systems; reviewing the Company’s annual audited financial statements; overseeing internal audit staff, if any, and periodic filings; and receiving the Company’s audit reports and financial statements.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate governance committee are the Independent Directors. David Kimmel serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by the Company’s Stockholders, selecting nominees to fill vacancies on the board or a committee of the board, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and management.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its Stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the Company’s affairs;

•	are able to work with the other members of the Board and contribute to the Company’s success;

•	can represent the long-term interests of the Company’s Stockholders as a whole; and

•	are selected such that the Board represents a range of backgrounds and experience.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a board of directors that best serves the Company’s needs and the interests of its Stockholders.

Independent Directors Committee

The Independent Directors Committee consists of all of the Independent Directors. Jeffrey S. Rogers currently serves as Chairman of the Independent Directors Committee and as the Lead Independent Director of the Board. The Independent Directors Committee assists the Board by acting as a liaison between the Board and the Company’s principal service providers, including without limitation, the Advisor. The Independent Directors Committee is responsible for assessing the flow of information between management and the Board and overseeing the annual approval process of the Advisory Agreement and the Administration Agreement. The Independent Directors Committee is also responsible for addressing conflict of interest matters and directing the retention of any consultants that the Board may deem necessary or appropriate. Time is allotted at each quarterly meeting of the Board for the Independent Directors to meet and discuss any issues that they deem necessary or appropriate. The Independent Directors may also choose to meet in executive session outside the presence of the Interested Directors during the course of other meetings of the Board or at other times as they deem necessary or appropriate.

Item 6. Executive Compensation.

(a)         Compensation of Executive Officers

None of the Company’s officers receives direct compensation from the Company. The Company has agreed to reimburse the Administrator for its allocable portion of the compensation paid to or compensatory distributions received by the Company’s Chief Compliance Officer and Chief Financial Officer, and any of their respective staff who provide services to the Company, operations staff who provide services to the Company, and internal audit staff, if any, to the extent internal audit performs a role in the Company’s Sarbanes-Oxley internal control assessment. In addition, to the extent that the Administrator outsources any of its functions, the Company will pay the fees associated with such functions at cost. The Company will agree to reimburse the Administrator for its allocable portion of the compensation of any personnel that it provides for use by the Company.

(b)         Compensation of Directors

The Company’s Independent Directors’ annual fee is $25,000, increasing $5,000 each year to a maximum of $35,000. The Independent Directors also receive reimbursement of reasonable out-of-pocket expenses incurred expenses incurred in connection with attending each regular Board meeting, each special meeting, and each committee meeting attended. No compensation is expected to be paid to directors who are “interested persons” with respect to us, as such term is defined in Section 2(a)(19) of the 1940 Act.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

(a)         Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons

The Company entered into a number of business relationships with affiliated or related parties, including the Advisory Agreement and the Administration Agreement.

In addition to the aforementioned agreements, we intend to rely on exemptive relief that has been granted to the Company, the Advisor, and Star Mountain to permit the Company to co-invest with other funds managed by Star Mountain in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as any regulatory requirements and other pertinent factors.

As a diversified private investment firm, Star Mountain, engages in a broad range of activities, including investment activities for its own account and for the account of other investment funds or accounts, and, from time to time, provides investment banking, advisory, management and other services to funds and operating companies.

Various potential and actual conflicts of interest may arise from the overall investment activities of the Advisor and Star Mountain for their own accounts and for the accounts of others. The conflicts of interest that may be encountered by the Company include those discussed below and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by the Company. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

Conflicts of Interest

Certain of the Advisor’s investment professionals serve or may serve in an investment management capacity to other funds managed by the Advisor or its affiliated or related entities or unaffiliated entities and funds. As a result, investment professionals may allocate such time and attention as is deemed appropriate and necessary to carry out the operations of the managed funds. In this respect, they may experience diversions of their attention from the Company and potential conflicts of interest between their work for the Company and their work for other funds and clients in the event that the interests of other clients run counter to the Company’s interests (for example where one or more investment vehicle or opportunity may be attractive to multiple parties).

Star Mountain and the Advisor may form, advise and/or manage one or more other fund with a strategy similar to that of the Company. In addition, other funds managed by the Advisor may have a different primary investment objective than the Company, but may, from time to time, invest in the same or similar asset classes that the Company targets. These investments may be made at the direction of the same individuals acting in their capacity on behalf of the Company and the managed funds. As a result, subject to the allocation restrictions (as described below), there may be conflicts in the allocation of investment opportunities between the Company and the managed funds. In addition, affiliates of Star Mountain may contract and/or otherwise conduct business with companies and partnerships in which the Company invests (directly or indirectly through funds) upon such terms and conditions as may be agreed between such affiliates and entities. Specifically, one or more affiliates of Star Mountain may negotiate to receive investment banking and other similar fees from funds and portfolio companies thereof.

Personnel or affiliates of Star Mountain or the Advisor may acquire control over, or acquire an interest in (directly or indirectly) one or more investment vehicles which are able to employ leverage in the form of bank loans or SBA loans or assistance. Should the Company invest into such an entity, the investment may have tax consequences for certain Stockholders of the Company. The Company, with appropriate third party valuations may also sell assets material to such an affiliated entity. Should situations of the nature described above come to pass, the Board will be made aware of the material arrangements.

Star Mountain is the owner of a FINRA member-broker dealer, and certain personnel or affiliates of Star Mountain or the Advisor are registered representatives of such broker dealer. It is possible that such broker (and/or such persons) may provide investment banking, placement or similar services for one or more Portfolio Investments, which could create conflicts of interest. To the extent that the fees for such services are paid by the portfolio companies rather than by the Company, such fees will not reduce or otherwise offset the Management Fee payable by the Company to the Advisor.

Subject to applicable law, the Advisor may cause the Company to transfer one or more investments to one or more Affiliated SBICs. Any such transfers present potential conflicts of interest, as affiliates of the Advisor will be entitled to receive fees in connection with the management of such Affiliated SBICs.

Stockholders of the Company may have conflicting tax and other interests with respect to their investment in the Company. As a consequence, conflicts of interest may arise in connection with decisions made by the Advisor that may be more beneficial for one Stockholder than for another Stockholder, especially with respect to Stockholders’ individual tax situations, including with respect to the making or financing of investments.

Persons involved in the management of one or more Portfolio Investments may make Capital Commitments to the Company, either as Stockholders or through the Advisor. Such Capital Commitments may create conflicts for such individuals in the management of such Portfolio Investments.

Fees

In the course of the Company’s investing activities, the Company will pay management fees and incentive fees to the Advisor, incur direct expenses and will reimburse the Advisor for certain expenses it incurs. See “Item 1(b). Description of Business.”

Certain Business Relationships

Certain of the current directors and officers of the Company are directors or officers of the Advisor. See Item 7(b). Promoters and Certain Control Persons below for a description of the Advisory Agreement.

Indebtedness of Management

None.

(b)         Promoters and Certain Control Persons

The Advisor may be deemed a promoter of the Company. The Company will enter into the Advisory Agreement with the Advisor.

Pursuant to the Advisory Agreement, the Advisor will act as the investment adviser to the Company and manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board, in accordance with the investment objective, policies and restrictions set forth in this Registration Statement, in accordance with all applicable federal and state laws, rules and regulations, and the Company’s certificate of incorporation and bylaws (as amended from time to time), and in accordance with the 1940 Act. In carrying out its duties as the investment adviser to the Company pursuant to the Advisory Agreement, the Advisor will:

•	determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;

•	identify/source, research, evaluate and negotiate the structure of the investments made by the Company;

•	close and monitor the Company’s investments;

•	determine the assets that the Company will originate, purchase, retain, or sell;

•	perform due diligence on prospective portfolio companies; and

•
provide the Company with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Company and its portfolio companies as required.

The Advisor and/or any affiliate of the Advisor that enters into an Administration Agreement with the Company are authorized to incur and pay, in the name and on behalf of the Company, all expenses which they deem necessary or advisable.

The Advisor will be responsible for and will pay, or cause to be paid, all Overhead Expenses, except to the extent provided below. For this purpose, “Overhead Expenses” include overhead expenses of an ordinarily recurring nature such as rent, utilities, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, employee benefits including insurance, payroll taxes and compensation of all employees.

The Company will reimburse the Advisor or its affiliates, as applicable, for all costs and expenses incurred in connection with administering the Company’s business including out of pocket expenses (including travel, lodging and meals), the Company’s allocable portion of the Advisor’s or any affiliated Administrator’s overhead expenses in performing its obligations under the Advisory Agreement or any Administration Agreement, as applicable, including rent and the allocable portion of the compensation paid by the Advisor or its affiliates, as applicable, to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company), third-party software licensing, implementation, data management and recovery services and custom development costs.

All other expenses will be borne by the Company, including legal, accounting, tax, auditing, consulting and other professional expenses (including, without limitation, expenses relating to establishing reputation and public relations in connection with self-sourced lending or other financial transactions); the Management Fee and Incentive Compensation; professional liability insurance (including costs relating to directors’ and officers’ liability insurance and errors and omissions insurance); research and market data expenses; interest on indebtedness; custodial fees; bank service fees; investment-related fees and expenses (such as third-party sourcing fees, fees and expenses of legal and other professionals, due diligence expenses and travel, lodging and meal expenses) related to the analysis, purchase or sale of investments, whether or not the investments are consummated; expenses related to SPV’s (including, without limitation, Overhead Expenses related thereto); interest payable on debt, if any, incurred to finance the Company’s investments; other expenses related to the purchase, monitoring, sale, settlement, custody or transmittal of Company assets (directly or through trading affiliates) as will be determined by the Advisor or an affiliate thereof, as applicable, in its sole discretion (including costs associated with systems and software used in connection with investment-related activities); costs of reporting to Stockholders and Stockholder meetings; administration fees and expenses charged by any third-party provider of administration services; entity-level taxes; expenses relating to the offer, transfer, sale and marketing of shares; filing fees and expenses; Federal and state registration fees and expenses; regulatory and compliance fees and expenses of the Company (including with respect to any registration activities of the Company); costs of winding up and liquidating the Company; costs associated with ensuring compliance with the applicable BDC and RIC requirements, including, but not limited to, costs incurred in connection with the organization of, and transfer of assets to, a private investment vehicle; expenses incurred in connection with a Stockholder that defaults in respect of a Capital Commitment; and other expenses associated with the operation of the Company and its investment activities, including extraordinary expenses such as litigation, workout and restructuring and indemnification expenses, if any. For the avoidance of doubt, the Company will also bear its allocable share (based on invested capital) of any of the expenses listed above incurred by any Subsidiary Investment Vehicle.

The Company will also be responsible for the costs of the offering of common shares and other securities, including, but not limited to, all expenses incurred in connection with an IPO; costs and expenses relating to distributions paid to Stockholders; costs of effecting sales and repurchases of the Company’s securities; allocated costs incurred by the Advisor or its affiliate in providing managerial assistance to those companies in which the Company has invested who request it; transfer agent fees; fees and expenses paid to the Company’s independent directors (including expenses and costs related to meetings of the independent directors); costs of preparing and filing reports with the SEC and other Company reporting and compliance costs, including registration and listing fees; the Company’s allocable portion of the fidelity bond; the costs of reports, proxy statements or other notices to Stockholders, including printing and mailing costs; the costs of any Stockholders’ meetings and communications; expenses payable under any underwriting agreement, including associated fees, expenses and any indemnification obligations; and all other expenses incurred by the Company in connection with maintaining its status as a BDC.

Generally, expenses incurred directly in connection with a particular investment (or proposed investment) of the Company and other Star Mountain accounts in which Star Mountain conducts substantial investment and other activities in their own accounts and Star Mountain Accounts will be allocated among the Company and other Star Mountain Accounts pro rata based upon capital invested (or proposed to be invested) in such investment; provided that expenses specifically attributable to the Company or any other Star Mountain Account may be allocated to the Company or any such other Star Mountain Account, as applicable. The Advisor will allocate other expenses among the Company and other Star Mountain Accounts in a fair and equitable manner taking into account such factors as it deems appropriate.

Notwithstanding the foregoing, in light of the Company’s investment mandate, which may include investments in small loans, niche credits and other similar securities, it may not be practical to specifically allocate certain investment-related expenses to the particular loans to which they relate. The Advisor, in its absolute and sole discretion, may instead allocate such expenses (along with expenses that relate to transactions that are not consummated) pro rata across one or more investments.

Advisor Expenses

The Advisor shall pay (a) the respective compensation and expenses of the officers and employees of the Advisor, including salaries and benefits of the officers and employees of the Advisor, except as otherwise specified; (b) fees and expenses for internal administrative, bookkeeping, clerical and related services rendered in support of the activities for which compensation is paid under (a) above; (c) expenses associated with office space and facilities, utilities and telephone services, news, quotation and similar information and pricing services, computer equipment, travel expenses and support of the Advisor incurred in connection with Company operations; and (d) Organizational Expenses in excess of the Cap (as defined in Item 2).

Item 8. Legal Proceedings

The Company is not currently subject to any material legal proceedings, nor, to the Company’s knowledge, is any material legal proceeding threatened against us. From time to time, the Company may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Company’s rights under loans to or other contracts with the Company’s portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, the Company does not expect that these proceedings will have a material effect upon the Company’s financial condition or results of operations.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Until a public offering, outstanding Common Stock will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D thereunder. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no market for the Company’s Common Stock, and the Company can offer no assurances that a market for the Company’s shares of Common Stock will develop in the future.

Because shares of Common Stock are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. The Company’s common shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Company’s consent is granted, and (ii) the common shares are registered under applicable securities laws or specifically exempted from registration (in which case the Stockholder may, at the Company’s option, be required to provide the Company with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the common shares until the Company is liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the common shares may be made except by registration of the transfer on the Company’s books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the common shares and to execute such other instruments or certifications as are reasonably required by the Company.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Company’s Common Stock.

Valuation of Investments

Under procedures established by the Company’s Board, the Company intends to value investments for which market quotations are readily available at such market quotations. Assets listed on an exchange will be valued at their last sales prices as reported to the consolidated quotation service at 4:00 P.M. eastern time on the date of determination. If no such sales of such securities occurred, such securities will be valued at the bid price as reported by an independent, third-party pricing service on the date of determination. Debt and equity securities that are not publicly traded or whose market prices are not readily available will be valued at fair value, subject at all times to the oversight and approval of the Company’s Board. Such determination of fair values may involve subjective judgments and estimates, although the Company will also engage independent valuation providers to review the valuation of each investment that constitutes a material portion of the Company’s portfolio and that does not have a readily available market quotation at least once annually. With respect to unquoted securities, the Advisor, together with independent valuation advisors, and subject at all times to the oversight and approval of the Company’s Board, will value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. The Company intends to retain one or more independent providers of financial advisory services to assist the Advisor and the Board by performing certain third-party valuation services. The Company may appoint additional or different third-party valuation firms in the future.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs with respect to a fair-valued portfolio company or comparable company, the Company’s Board will use the pricing indicated by the external event to corroborate and/or assist the Company in the valuation of such portfolio company. Because the Company expects that there will not be readily available market quotations for many of the investments in its portfolio, the Company expects to value many of its investments at fair value as determined in good faith by the board of directors using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may differ significantly from the values that would have been used had readily available market quotations existed for such investments, and the differences could be material.

On a quarterly basis, with respect to investments for which market quotations are not readily available, the Advisor will undertake a multi-step valuation process each quarter, as described below:

•	Securities for which no such market prices are available or reliable will be preliminarily valued at such value as the Advisor may reasonably determine, which may include third-party valuations;

•	The audit committee of the board of directors will then review these preliminary valuations;

•
At least once annually, the valuation for each investment that constitutes a material portion of the Company’s portfolio and that does not have a readily available market quotation will be reviewed by an independent valuation firm; and

•
The Company’s Board will then discuss valuations and determine the fair value of each investment in the Company’s portfolio in good faith, based on the input of the Advisor, the respective independent valuation firms and the audit committee.

All values assigned to securities and other assets by the board of directors will be binding on all Company Stockholders. When pricing of the Company’s shares is necessary outside of the normal quarterly process, the Advisor will, among other things, review whether, to its knowledge, significant events have occurred since the last quarterly valuation which might affect the fair value of any of the Company’s portfolio securities.

Distributions

The Company generally intends to make quarterly distributions to its Stockholders out of assets legally available for distribution. Quarterly distributions, if any, will be determined by the Board.

All current income and realization proceeds will be retained by the Company and be available for re-investment. Distributions will be made to Stockholders at such times and in such amounts as determined by the Company’s Board. In addition, the Company has adopted a dividend re-investment program and each Stockholder will receive dividends in the form of additional shares of the Company’s Common Stock unless they notify the Company that they instead desire to receive cash. If a Stockholder elects to receive dividends in the form of shares, dividend proceeds that otherwise would have been distributed in cash will be retained by the Company for re-investment. Stockholders who elect to receive dividends and other distributions in the form of shares of Common Stock generally are subject to the same U.S. federal tax consequences as Stockholders who elect to receive their distributions in cash; however, since their cash dividends will be re-invested, those investors will not receive cash with which to pay any applicable taxes on re-invested dividends.

Item 10. Recent Sales of Unregistered Securities

As of May 5, 2021 the Company had sold $60.58 million of partnership interests. In connection with the BDC Conversion, the Company’s partnership interests will be converted into shares of Common Stock and each limited partner will become a Stockholder by operation of law.

Item 11. Description of Registrant’s Securities to be Registered

The following discussion assumes the BDC Conversion has occurred.

Description of Shares

General.

The Company’s authorized stock consists of 200,000,000 shares of Common Stock, par value $0.001 per share. There is currently no market for the Company’s Common Stock, and the Company can offer no assurances that a market for its shares of Common Stock will develop in the future. There are no outstanding options or warrants to purchase the Company’s Common Stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, Stockholders generally are not personally liable for the debts or obligations of the Company.

Common Stock.

All shares of the Company’s Common Stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of the Company’s Common Stock if, as and when authorized by the Board and declared by the Company out of funds legally available therefor. Shares of the Company’s Common Stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by the Certificate of Incorporation, federal and state securities laws or by contract. In the event of the Company’s liquidation, dissolution or winding up, each share of the Company’s Common Stock would be entitled to share ratably in all of the Company’s assets that are legally available for distribution after the Company pays all debts and other liabilities and subject to any preferential rights of holders of the Company’s preferred stock, if any preferred stock is outstanding at such time. Each share of the Company’s Common Stock is entitled to one vote on all matters submitted to a vote of Stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of the Company’s Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Common Stock can elect all of the Company’s directors, and holders of less than a majority of such shares will not be able to elect any directors.

Preferred Stock.

The Company does not intend to issue preferred stock.

Transferability of Shares

Prior to an IPO, Stockholders may not sell, assign, transfer or pledge (each, a “Transfer”) any Common Stock, rights or obligations unless (i) the Company gives consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as a Stockholder in the Company.

Following an IPO, Stockholders may be restricted from selling or transferring their shares of the Company’s Common Stock for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the IPO.

Dissolution of the Company

The Company shall be dissolved upon the first to occur of the following:

(a)	the mutual agreement of the Board and 66 2/3% in interest of common Stockholders;

(b)
the vote of a majority of common Stockholders in the event that the Advisor or any of the members of the Investment Committee or any affiliate thereof (the “Star Mountain Executives”) has engaged in Disabling Conduct (as defined below);

(c)
the vote of both eighty percent (80%) in common shares and eighty percent (80%) in number of common Stockholders in the event that the Advisor or any of the Star Mountain Executives has breached the standard of care set forth in “Item 1(b). Description of Business—Regulation as a Business Development Company—Indemnification”;

(d)	the sale or other disposition of all or substantially all of the Company’s assets; or

(e)	the entry of any order of judicial dissolution, if permitted under the 1940 Act.

As used herein, “Disabling Conduct” means that the applicable individual or entity (i) engaged in gross negligence, recklessness or willful misconduct in connection with the management of the affairs of the Company, and such act or omission has or is reasonably likely to have a material adverse financial effect on the Company; (ii) committed a knowing and material violation of this Agreement (including breach of fiduciary duties to the Company or its Stockholders) and such violation has or is reasonably likely to have a material adverse financial effect on the Company; (iii) committed fraud in the management of the affairs of the Company; (iv) committed a willful violation of law in the management of the affairs of the Company and such violation has or is reasonably likely to have a material adverse financial effect on the Company; (v) has been convicted by a court of competent jurisdiction of a felony violation of the Federal securities laws or of a felony violation (other than a motor vehicle felony) involving moral turpitude; or (vi) has been permanently enjoined by an order, judgment or decree of any governmental authority with respect to a violation of the Federal securities laws; provided, however, that any such act, omission or event shall not be deemed to constitute Disabling Conduct by a Star Mountain Executive if within twenty (20) days of, with respect to clauses (i), (ii), (iii) and (iv), the date on which the Board or Advisor becomes aware of such conduct, and with respect to clauses (v) and (vi), the occurrence of such event, or such longer time period as may be approved by the Board, (A) such Star Mountain Executive’s employment with the Advisor is terminated and (B) the Company is made whole for any actual financial loss of the Company (reduced by any amounts received by the Company as insurance proceeds), if any, directly caused by such act, omission or event (which, for the avoidance of doubt, shall not include indirect damages, consequential damages, lost profits or similar damages).

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of the Company’s officers and directors is governed by Section 145 of the DGCL, the Certificate of Incorporation and bylaws. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the Stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

The Certificate of Incorporation provides that the Company’s directors will not be liable to the Company or the Company’s Stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its Stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its Stockholders, (2) for which the director would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his obligations and duties to the Company, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

The bylaws provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may hereafter be amended.

As a BDC, the Company is not permitted to and will not indemnify the Advisor, any of its executive officers and directors, or any other person against liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.

Delaware Anti-takeover Law

The DGCL contains provisions that could make it more difficult for a potential acquirer to acquire the Company by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Company’s Stockholders. The Company believes, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

The Board will adopt a resolution exempting from Section 203 of the DGCL any business combination between the Company and any other person, subject to prior approval of such business combination by the Board, including approval by a majority of the Independent Directors.

Classified Board of Directors

The Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of the Company or removal of its incumbent management more difficult. The Company believes, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of its management and policies.

Election of Directors

The Company’s Certificate of Incorporation and bylaws provide that the affirmative vote of the holders of a majority of the votes cast by Stockholders present in person or by proxy at an annual or special meeting of Stockholders and entitled to vote at such meeting is required to elect a director. Under the Company’s Certificate of Incorporation, the Board may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

The Certificate of Incorporation provides that the number of directors is set only by the Board in accordance with the bylaws. The bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, unless the bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which the Company’s Certificate of Incorporation does not), directors on a classified board such as the Board may be removed only for cause. Under the Certificate of Incorporation and bylaws, any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of Stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Action by Stockholders

The Company’s Certificate of Incorporation provides that Stockholder action can be taken only at an annual or special meeting of Stockholders or by written consent in lieu of a meeting. This may have the effect of delaying consideration of a Stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Company’s bylaws provide that with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only (1) by or at the direction of the Board, (2) pursuant to the Company’s notice of meeting or (3) by a Stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. Nominations of persons for election to the Board at a special meeting may be made only by or at the direction of the Board, and provided that the Board has determined that directors will be elected at the meeting, by a Stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring Stockholders to give the Company advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform Stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Stockholders. Although the Company’s bylaws do not give the Board any power to disapprove Stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of Stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its Stockholders.

Stockholder Meetings

The Company’s Certificate of Incorporation provides that any action required or permitted to be taken by Stockholders at an annual meeting or special meeting of Stockholders may only be taken if it is properly brought before such meeting. In addition, in lieu of such a meeting, any such action may be taken by the written consent of the Company’s Stockholders. The Company’s Certificate of Incorporation also provides that, except as otherwise required by law, special meetings of the Stockholders can only be called by the Chairman of the Board, the Chief Executive Officer or the Board. In addition, the Company’s bylaws establish an advance notice procedure for Stockholder proposals to be brought before an annual meeting of Stockholders, including proposed nominations of candidates for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a Stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the Stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next Stockholder meeting Stockholder actions that are favored by the holders of a majority of the Company’s outstanding voting securities.

Calling of Special Meetings of Stockholders

The Company’s Certificate of Incorporation provides that special meetings of Stockholders may be called by the Board, the Chairman of the Board and the Chief Executive Officer.

Conflict with 1940 Act

The Company’s bylaws provide that, if and to the extent that any provision of the DGCL or any provision of the Company’s Certificate of Incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum

The Company’s Certificate of Incorporation and bylaws provide that, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s Stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the Stockholder at the Stockholder’s address as it appears on the records of the Company, with postage thereon prepaid.

Item 12. Indemnification of Directors and Officers

Following the BDC Conversion, the Company’s certification of incorporation will limit the directors’ liability to the fullest extent permitted under state corporate law and the 1940 Act. Specifically, directors will not be personally liable to the Company or its Stockholders for any breach of fiduciary duty as a director, except for any liability:

•	for any breach of the director’s duty of loyalty to the Company or its Stockholders;

•	for acts or omissions not in good faith or which involve willful misconduct, gross negligence, bad faith, reckless disregard or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit; and for any other acts against which indemnification is prohibited by state corporate law.

If state corporate law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by law. So long as the Company is registered or regulated under the 1940 Act, any limitation of liability of the Company’s directors and officers as described above is limited to the extent prohibited by the 1940 Act or by any valid rule, regulation or order of the SEC.

Following the BDC Conversion, the Company’s certificate of incorporation and bylaws will provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and this right to indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and personal and legal representatives; however, for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless that proceeding (or part thereof) was authorized or consented to by the board of directors, provided that the exculpation and indemnification provisions in the Company’s certificate of incorporation and bylaws will be no more favorable to Star Mountain and its employees than the analogous provisions of the Subscription Agreement. The right to indemnification will include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Company’s obligation to provide indemnification and advancement of expenses is subject to the requirements of the 1940 Act and Investment Company Act Release No. 11330, which, among other things, preclude indemnification for any liability (whether or not there is an adjudication of liability or the matter has been settled) arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and require reasonable and fair means for determining whether indemnification will be made.

In addition, the Company will enter into indemnification agreements with its directors and officers that provide for a contractual right to indemnification to the fullest extent permitted by state corporate law.

The Company may, to the extent authorized from time to time by the board, provide rights to indemnification and to the advancement of expenses to the Company’s employees and agents similar to those conferred to its directors and officers. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act to the extent applicable. Any repeal or modification of the certificate of incorporation by Stockholders will not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer existing at the time of the repeal or modification with respect to any acts or omissions occurring prior to the repeal or modification.

Item 13. Financial Statements and Supplementary Data

The Company sets forth below a list of audited financial statements included in this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)         List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b)         Exhibits

EXHIBIT INDEX

3.1*	Certificate of Incorporation

3.2*	By-Laws

10.1*	Investment Advisory Agreement

10.2*	Administration Agreement

10.3*	Form of Subscription Agreement

10.4*	Certificate of Conversion to a Corporation

23.1*	Consent of Independent Registered Public Accounting Firm

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Star Mountain Credit Opportunities Fund, LP

By:	/s/	Brett A. Hickey
	Name:	Brett A. Hickey
	Title:	Chief Executive Officer and President

Date: May 7, 2021

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP AUDITED FINANCIAL STATEMENTS YEAR ENDED DECEMBER 31, 2020 WITH REPORT OF INDEPENDENT AUDITORS

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP

Index to Financial Statements

December 31, 2020

Page

Report of Independent Auditors	F-2 - F-3

Statement of Assets, Liabilities and Partners’ Capital	F-4

Schedule of Investments	F-5

Statement of Operations	F-6

Statement of Changes in Partners’ Capital	F-7

Statement of Cash Flows	F-8

Notes to Financial Statements	F-9 - F-24

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-1

Ernst & Young Ltd. Caves Corporate Centre West Bay Street & Blake Road P. O. Box N-3231 The Bahamas	Tel: +242 502 6000 Fax: +242 502 6095 ey.com

Report of Independent Auditors

The General Partner
Star Mountain Credit Opportunities Fund, LP

We have audited the accompanying financial statements of Star Mountain Credit Opportunities Fund, LP (the “Partnership”), which comprise the statement of assets, liabilities and partners’ capital, including the schedule of investments, as of December 31, 2020, and the related statements of operations, changes in partners’ capital and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

A member firm of Ernst & Young Global Limited	F-2

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Mountain Credit Opportunities Fund, LP at December 31, 2020, and the results of its operations, changes in its partners’ capital and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
April 20, 2021

A member firm of Ernst & Young Global Limited	F-3

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Statement of Assets, Liabilities and Partners’ Capital

December 31, 2020

Assets
Direct Investments, at fair value (cost $36,525,898)	$38,562,774
Cash	1,037,281
Interest receivable	144,953
Due from affiliates	69,285
Receivable from investments	45,721
Due from partner	3,564
Total assets	$39,863,578
Liabilities and Partners’ Capital
Accrued expenses and other liabilities	172,414
Payable to affiliates	76,624
Total liabilities	249,038

Partners’ Capital
General Partner	1,769,466
Limited Partners	37,845,074
Total partners’ capital	39,614,540

Total liabilities and partners’ capital	$39,863,578

See accompanying notes to financial statements.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-4

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Schedule of Investments

December 31, 2020

Investment[1,2]	Industry Type	Principal/Shares	Unfunded Commitment by Issuer	Cost	Fair Value[4]	Fair Value as a Percentage of Partners’ Capital	Acquisition Date
United States of America

Non-control/non-affiliate

Direct Investments
160 Driving Academy, LLC
9.00% plus LIBOR cash interest rate (2.50% LIBOR floor)	Education	2,855,164	$-	$2,855,164	$2,855,223	7.21%	10/16/2019
First lien loan due 10/16/2024
Warrants		12,693	-	-	102,210	0.26
BWG Strategy, LLC
9.00% plus LIBOR cash interest rate (1.00% LIBOR floor)	Business Services	1,333,333	-	1,333,333	1,333,333	3.37	12/24/2020
First lien loan due 12/24/2024
Series B preferred equity (held through Hometown Holdings JV, LLC)		666,667	-	666,667	666,667	1.68
Channel Factory Holdings, LLC
5.00% cash interest rate plus 5.00% PIK interest rate	Digital Advertising	2,381,867	-	2,035,278	2,603,138	6.57	8/26/2020
Participating preferred equity (held through Star Mountain - CF, LLC)
Consolidated Machine & Tool Holdings, LLC
First lien loan with bank first out providing implied rate of 8.57% plus LIBOR cash interest rate (2.00% LIBOR floor)	Manufacturing	3,869,454	-	3,869,454	3,869,455	9.77	1/15/2020
Contractual rate of 7.25% plus LIBOR cash interest rate (2.00% LIBOR floor) prior to bank first out
First lien loan due 1/15/2025
Common equity[3]		176	-	142,485	168,190	0.42
CorTech, LLC	Business Services
13.00% cash interest rate		945,342	-	945,342	920,763	2.32	3/13/2020
Second lien loan due 2/1/2024
Fremont-Wright, LLC
9.00% plus LIBOR cash interest rate (1.00% LIBOR floor)	Infrastructure & Engineering Services	1,830,882	220,588	1,830,882	1,830,882	4.62	12/2/2020
First lien loan due 12/2/24
Linden Research, Inc.
First lien loan with bank first out providing implied rate of 10.89% plus LIBOR cash interest rate (1.00% LIBOR floor) plus 1.25% PIK interest rate	Software & Technology	1,956,522	-	1,956,522	1,956,522	4.94	12/31/2020
Contractual rate of 10.00% plus LIBOR cash interest rate (1.00% LIBOR floor) prior to bank first out
First lien loan due 12/31/25
Warrants		2	-	43,478	43,478	0.11
Microf, LLC
12.75% plus LIBOR cash interest rate (2.00% LIBOR floor)	Financial Services	2,503,134	-	2,503,134	2,503,134	6.32	10/25/2019
First lien loan due 6/30/2023
Warrants		164,332	-	-	235,026	0.59
Novinium, Inc.
First lien loan with bank first out providing implied rate of 9.19% plus LIBOR cash interest rate (0.75% LIBOR floor)	Business Services	2,708,333	-	2,708,333	2,708,334	6.84	8/14/2020
Contractual rate of 8.50% plus LIBOR cash interest rate (0.75% LIBOR floor) prior to bank first out
First lien loan due 8/14/2025
NSC Technologies, LLC
First lien loan with bank first out providing implied rate of 7.24 % plus LIBOR cash interest rate (2.25% LIBOR floor)	Business Services	3,167,681	-	3,167,681	3,050,056	7.70	10/25/2019
Contractual rate of 6.75% plus LIBOR cash interest rate (2.25% LIBOR floor) prior to bank first out
First lien loan due 4/26/2024
Common equity (held through NSC Holdings, LLC)3		111	-	271,262	227,278	0.57
PureCars Technologies, LLC
First lien loan with bank first out providing implied rate of 8.40% plus LIBOR cash interest rate (1.50% LIBOR floor)	Marketing Technology	1,300,000	-	1,300,000	1,284,800	3.24	10/25/2019
Contractual rate of 6.25% plus LIBOR cash interest rate (1.50% LIBOR floor) prior to bank first out
First lien loan due 4/18/2024
8.00% PIK interest rate preferred equity (held through Purecars Technologies Holdings, LLC)		290	-	214,827	117,600	0.30
SkyBell Technologies, Inc.
11.00% plus LIBOR cash interest rate (2.00% LIBOR floor)	Consumer Technology Products & Services	2,350,124	264,389	2,350,124	2,350,123	5.93	12/13/2019
First lien loan due 12/13/2024
Warrants		375,523	-	-	11,479	0.03
Southern Ag Carriers, Inc.
First lien loan with bank first out providing implied rate of 8.86% plus LIBOR cash interest rate (2.00% LIBOR floor)	Transportation & Logistics	956,938	-	956,938	956,938	2.42	9/22/2020
Contractual rate of 7.50% plus LIBOR cash interest rate (2.00% LIBOR floor) prior to bank first out
First lien loan due 9/22/2025
Warrants		147	-	-	38,947	0.10
Temporary Housing Directory, LLC
8.50% plus LIBOR cash interest rate (2% LIBOR floor)	Business Services	1,559,189	-	1,559,189	1,559,189	3.94	11/22/2019
First lien term loan due 11/22/2024
Common stock (held through Temporary Housing Directory Holdings, LLC)3		91	-	91,048	106,526	0.27
York Telecom Corporation
9.75% plus LIBOR cash interest rate (2.00% LIBOR floor)	Media & Telecom	3,836,200	-	3,836,200	3,836,200	9.68	9/23/2019
First lien loan due 9/23/2024
8.00% PIK interest rate convertible preferred equity (held through YTC Holdings, Inc)		221,642	-	1,888,557	2,691,704	6.79
Warrants		123,422	-	-	535,579	1.35
Total Direct Investments			$484,977	$36,525,898	$38,562,774	97.34%

1	All investments are valued using significant unobservable inputs, which are categorized as Level 3 assets, unless otherwise noted.

2	All debt investments are income-producing, unless otherwise noted. Equities and warrants are not income-producing, unless otherwise noted.

3	Income-producing equities.

4	Fair Value of investment companies/fund of funds is not inclusive of any income distributions that have been made to the investor.

See accompanying notes to financial statements.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-5

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Statement of Operations

Year Ended December 31, 2020

Net realized and change in unrealized gain/(loss) on investments
Net realized loss on investments	$(19,997)
Net change in unrealized gain on investments	1,995,236
Net realized and change in unrealized gain on investments	1,975,239

Operating income
Interest income	2,792,300
Other income	472,400
Total operating income	3,264,700

Expenses
Management fees	423,527
Professional fees	247,778
Portfolio monitoring expense	17,666
Insurance expense	6,442
Tax expense	414
Total expenses	695,827

Net operating income	2,568,873

Net increase in partners’ capital resulting from operations	$4,544,112

See accompanying notes to financial statements.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-6

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Statement of Changes in Partners’ Capital

Year Ended December 31, 2020

	General Partner	Limited Partners	Total
Balances at beginning of year	$483,953	$18,252,844	$18,736,797
Capital contributions	425,640	18,497,500	18,923,140
Capital distributions	(64,737)	(2,524,772)	(2,589,509)
Net increase (decrease) in partners’ capital resulting from operations	117,454	4,426,658	4,544,112
Unrealized carried interest	807,156	(807,156)	-
Balances at end of year	$1,769,466	$37,845,074	$39,614,540

Unfunded capital commitments, at
December 31, 2020	$394,872	$16,252,500	$16,647,372

See accompanying notes to financial statements.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-7

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Statement of Cash Flows

Year Ended December 31, 2020

Cash flows from operating activities
Net increase in partners’ capital resulting from operations	$4,544,112
Adjustment to reconcile net increase in partners’ capital resulting from operations to net cash (used in)/provided by operating activities:
Purchases of investments	(21,707,807)
Distributions from investments	3,057,397
Interest received in kind	(222,992)
Net change in realized loss on investments	19,997
Net change in unrealized gain on investments	(1,995,236)
Increase in interest receivable from investments	(14,910)
Increase in due from affiliates	(41,781)
Increase in receivable from investments	(14,788)
Decrease in due from partners	457,974
Increase in accrued expenses and liabilities	123,039
Increase in payable to affiliates	76,624
Net cash used in operating activities	(15,718,371)

Cash flows from financing activities
Capital contributions	18,923,140
Capital distributions	(2,589,509)
Net cash provided by financing activities	16,333,631

Net increase in cash	615,260

Cash
Beginning of period	422,021
End of period	$1,037,281

Supplemental non-cash disclosure
Interest received in kind	$222,992
Closing fee income	386,641

See accompanying notes to financial statements.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-8

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements

December 31, 2020

1. The Partnership

Star Mountain Credit Opportunities Fund, LP (the “Partnership”) was formed in the state of Delaware on August 7, 2019, for the purpose of generating current income and capital appreciation through a portfolio that consists primarily of senior and subordinated loans with equity upside investments in U.S. small and medium-sized businesses (“SMBs”). The Partnership plans to (i) make direct investments in SMBs (“Direct Investments”) and (ii) make investments in investment funds focused primarily on investing in SMBs (“Fund Investments”) and, together with Direct Investments, (“Portfolio Investments”). In connection with such business, the Partnership shall have the authority (a) to purchase, invest in, hold, dispose of, manage and supervise Portfolio Investments in accordance with its investment strategies as set forth in the Partnership’s Confidential Private Placement Memorandum; (b) pursuant to and in accordance with ARTICLE XI, at the election of the General Partner may, in its sole discretion, cause the Partnership to elect to be treated as a business development company (a “BDC”) under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”) (the “BDC Conversion”), and to be treated as a regulated investment company (a “RIC”) for U.S. federal income tax purposes. Following the BDC Conversion, the Partnership would operate as a privately offered, unlisted BDC until such time as the Partnership’s board of directors determines that the Partnership should conduct a liquidity event, which may include (i) an initial public offering and listing on a nationally recognized stock exchange (a “BDC IPO”), (ii) a merger, (iii) an asset sale, (iv) liquidation of the Partnership, or (v) another extraordinary corporate transaction (a “Liquidity Event” and together “Liquidity Events”), (c) to make and perform all contracts and engage in any and all activities and transactions related thereto; and (d) to otherwise engage in any lawful activity for which limited partnerships may be organized under the laws of the State of Delaware in furtherance of the foregoing objectives. Star Mountain Credit Opportunities Fund GP, LLC (the “General Partner”) is the General Partner of the Partnership.

The term of the Partnership (such period referred to herein as the “Term”) shall commence on the Filing Date and continue until the earlier of: (i) the disposition of the last remaining Portfolio Investment of the Partnership (it being understood that following the BDC Conversion the expiration of the term of the Partnership will not have any impact on the continued existence of the BDC Vehicle); or (ii) the seventh (7th) anniversary of the Final Closing Date, subject to a one-year extension period in the sole discretion of the General Partner and a second one-year extension period with the consent of the LP Board of Advisors. If we do not convert to a BDC within two years of commencement, the General Partner will consider providing liquidity to investors through one or more methods, including conducting periodic tender offers or winding down the Partnership.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-9

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

1. The Partnership (continued)

The Investment Period shall begin on the date of the Initial Closing Date and end on (a) the third (3rd) anniversary of the Final Closing Date; or (b) such other date as shall be determined by the General Partner, in consultation with the LP Board of Advisors, as a result of any change in general economic conditions or applicable law, which, in the determination of the General Partner based on the best interests of the Partnership, prevents the Partnership from achieving its investment objectives.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Limited Partnership Agreement (the “Agreement”). Specific provisions of the Agreement contain more completed statement of provisions than those described in the notes to the financial statements.

The Partnership’s investment manager is Star Mountain Fund Management, LLC, (the “Investment Manager”), a Delaware limited liability company. Effective August 11, 2014, the Investment Manager registered as an investment adviser with the United States Securities and Exchange Commission under the U.S. Investment Advisers Act of 1940, as amended.

The Partnership appointed SS&C Technologies, Inc. (the “Administrator”) as the Partnership’s administrator who performs certain administrative and clerical services on behalf of the Partnership.

2. Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). The Partnership is an investment company and follows the accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946. The Partnership can make use of Alternative Investment Vehicle to achieve its strategy. In accordance with ASC Topic 946, it is the policy of the Partnership not to consolidate any of the Blocker Corporation or Subsidiary Investment Vehicle.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-10

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

2. Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates and such differences could be material.

Valuation of Investments

FASB ASC 820, Fair Value Measurement (“ASC 820”), clarifies the definition of fair value as the amount that would be received in the sale of an asset or paid in the transfer of a liability in an orderly transaction between market participants at the measurement date. Where available, the Partnership uses quoted market prices based on the last sales price on the measurement date.

The use of these valuation models requires significant estimation and judgment by the General Partner. While the Partnership believes its valuation methods are appropriate, other market participants may value identical assets differently than the Partnership at the measurement date. The methods used by the Partnership may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. The Partnership may also have risk associated with its concentration of investments in certain geographic regions and industries.

Investments

Portfolio Securities for which market quotations are not readily available or may be considered not reliable are fair valued by the General Partner, in good faith, using a method determined to be appropriate in the given circumstances. The methods and procedures to value these investments may include, but are not limited to obtaining valuation-related information from issuers, using independent third party valuation specialists to value the investment or components of the investments, using other available indications of value, such as recent acquisitions of comparable companies and/or other analytical data relating to the investment.

Cash and Cash Equivalents

Cash and cash equivalents consist of short-term, highly liquid investments with original maturities of three months or less from the date acquired that can be readily converted to known amounts of cash. At December 31, 2020, there were no cash equivalents as all cash was held on demand and the Partnership did not hold any restricted cash.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-11

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

2. Significant Accounting Policies (continued)

Investment Transactions and Related Income

The Partnership recognizes income and records expenses on an accrual basis. The changes in fair value of investments are included in net change in unrealized gain (loss) on investments included in the statement of operations. Realized gain (loss) on investments is calculated using the specific identification methodology and included in the statement of operations.

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis. Loan origination fees, original issue discount, and market discounts, as applicable, are capitalized and accreted into interest income over the respective terms of the applicable loans using the effective interest method and adjusted only for material amendments or prepayments. Upon a prepayment of a loan, prepayment premium, original issue discount, or market discounts are recorded as interest income.

Allocation of Profit and Loss

The Agreement provides that income and loss are allocated to the partners on a cumulative basis as follows:

a.	Profits:

(i)
Partnership Net Profit for any Fiscal Year shall be allocated to the Partners having Capital Account Shortfalls for such Fiscal Year to the extent of, and in proportion to, their respective Capital Account Shortfalls.

b.	Losses:

(i)
Partnership Net Loss for any Fiscal Year shall be allocated to the Partners having Capital Account Excesses for such Fiscal Year to the extent of, and in proportion to, their respective Capital Account Excesses.

c.	In-Kind Contribution:

(i)
In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-12

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

2. Significant Accounting Policies (continued)

Third Party Expense

To the extent practicable, any third party and out‐of‐pocket expenses relating to consummated investments in Portfolio Securities shall be charged to the appropriate Portfolio Investment. If such expenses are not charged to the relevant Portfolio Investment, then they will be paid by the Partnership. Any third party or out‐of‐pocket expenses relating to unconsummated investments will be borne by the Partnership. In the event that any Other Funds participate in a transaction, then the expenses of such transaction that are not borne by a Portfolio Investment, including any expenses relating to an unconsummated transaction, will be borne by the Partnership and such Other Funds pro rata based on the amount of funds invested (or proposed to be invested in the case of an unconsummated investment) by each entity. Limited Partner shall be solely responsible for its own expenses and out‐of‐pocket costs incurred in connection with the organization of, admission to, and maintenance of an Interest in the Partnership.

The Partnership is obligated to pay administration fees to SS&C Technologies, Inc. pursuant to an administration agreement. For the year ended December 31, 2020, the administration fee amounted to $65,882.

Income Taxes

The Partnership, under FASB ASC Topic 740, Income Taxes, will be treated as a partnership and will not be a taxable entity for United States Federal income tax purposes. Instead, each limited partner will be required to take into account for each fiscal year, for purposes of computing their own income tax, their proportionate share of the various items of taxable income or loss allocated to them. Accordingly, no income tax liability or expense has been recorded in the financial statements of the Partnership.

The Partnership applies the provisions of FASB ASC Topic 740, which clarifies the accounting for and reporting of income tax uncertainties, and requires additional disclosures related to uncertain income tax positions. FASB ASC Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC Topic 740 requires that the Partnership determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.

In evaluating whether a tax position has met the more likely than not recognition threshold, the Partnership presumes that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-13

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

2. Significant Accounting Policies (continued)

Income Taxes (continued)

The General Partner has analyzed the positions for all open tax year, and the position to be taken for the tax year ended December 31, 2020, in its major jurisdictions, and has determined whether or not there are uncertain tax positions that require financial statement recognition. Based on this review, management has determined the major tax jurisdictions to be where the Partnership is organized and where the Partnership makes investments; however, no reserves for uncertain tax positions were required to have been recorded. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations, and interpretations thereof. Further, open tax years in each jurisdiction remain subject to examination by other foreign jurisdictions where the Partnership trades.

The Partnership recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the statement of operations. For the year ended December 31, 2020, the Partnership did not accrue any interest or penalties.

Recent Accounting Pronouncement

In March 2020, the FASB issued Accounting Standards Update (ASU) No. 2020-04, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The main objective of this ASU is to provide optional guidance to ease the potential accounting burden associated with transitioning away from the London Interbank Offered Rate (LIBOR) and other reference rates that are expected to be discontinued. The ASU was effective immediately upon release of the update on March 12, 2020, and can generally be applied through December 31, 2022. The Investment Manager is evaluating the implications of these changes but does not expect this standard to have a material impact on the Partnership’s financial statements.

3. Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In accordance with Topic 820, the Partnership discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-14

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

3. Fair Value Measurement (continued)

measurements). To the extent that fair value is based on inputs that are less observable, the determination of fair value requires a significant amount of management judgment.

The inputs used by management in estimating the fair value of Level 3 investments may include valuations and other reporting provided by general partners or sponsors of Portfolio Investment, original transaction prices, recent transactions for identical or similar instruments, and comparisons to fair values of comparable investments, and may include adjustments to reflect illiquidity or non-transferability. The General Partner has policies with extent to its investments, which may assist the General Partner in assessing the quality of information provided by, or on behalf of, each Portfolio Investment and in determining whether such information continues to be provided by a reliable source or whether further investigation is necessary.

Any such investigation, as applicable, may or may not require the General Partner to forego its normal reliance on the value supplied by, or on behalf of, such Portfolio Investment and to independently determine the fair value of the Partnership’s interest in such Portfolio Investments, consistent with the Partnership’s valuation procedures.

The three-tier hierarchy of inputs is summarized below.

•	Level 1 - Quoted prices are available in active markets/exchanges for identical investments as of the reporting date. There were no Level 1 securities at year end.

•
Level 2 - Pricing inputs are observable inputs including, but not limited to, prices quoted for similar assets or liabilities in active markets/exchanges or prices quoted for identical or similar assets or liabilities in markets that are not active, and fair value is determined through the use of models or other valuation methodologies.

•
Level 3 - Pricing inputs are unobservable for the investment and include activities where there is little, if any, market activity for the investment. The inputs into determination of fair value require significant management judgment and estimation.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction. Inputs may include price information, volatility statistics, specific and broad credit data, liquidity statistics and other factors.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-15

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

3. Fair Value Measurement (continued)

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Accordingly, the degree of judgment exercised by the General Partner in determining fair value is greatest for securities categorized in Level 3.

The  determination  of  what  constitutes  “observable”  requires  significant  judgment  by  the

General Partner. The General Partner considers observable data to be market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and observability of prices and inputs may be reduced for many investments. This condition could cause the investment to be reclassified to a lower level within the fair value hierarchy.

The table below summarizes the valuation of the Partnership’s assets and the fair value hierarchy levels as of December 31, 2020.

Assets at estimated fair value as of December 31, 2020

	Level 1	Level 2	Level 3	Total
Assets:

Direct Investments	$-	$-	$38,562,774	$38,562,774

There were no transfers between fair value levels for the year ended December 31, 2020. Purchases for the year ended December 31, 2020 amounted to $21,930,799 (inclusive of interest received in kind). Interest income, net realized loss and net change in unrealized gain are reflected in the statement of operations.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-16

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC
Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

3. Fair Value Measurement (continued)

The table below summarizes the quantitative inputs and assumptions used for items categorized in Level 3 of the fair value hierarchy as of December 31, 2020.

Assets	Fair Value at December 31, 2020	Valuation Technique	Significant Unobservable Input	Range
Debt	$5,120,737	Recent Financing	N/A	N/A
Debt	25,894,215	Discounted Cash Flow	Discounted Rate	8.03%-18.33%
Preferred Equity	666,667	Recent Financing	N/A	N/A
Preferred Equity	5,412,442	Enterprise Value Method	EBITDA Multiple*	5.75x-8.75x
Warrants	43,478	Recent Financing	N/A	N/A
Warrants	821,031	Enterprise Value Method	EBITDA Multiple*	5.50x-8.75x
Warrants	102,210	Enterprise Value Method	Revenue Multiple	2.90x-3.10x
Common Equity	274,716	Enterprise Value Method	EBITDA Multiple*	4.00x-8.75x
Common Equity	227,278	Enterprise Value Method	Revenue Multiple	0.35x-3.10x
	$38,562,774

* Earnings Before Interest, Tax, Depreciation and Amortization

An increase or decrease in any of the significant unobservable inputs used in the fair value measurement of the investments would result in a higher or lower fair value measurement.

The Partnership has a total unfunded commitment of $484,977 from Direct Investments.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-17

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

3. Fair Value Measurement (continued)

The movement in the total value of investments for the year is summarized in the table below.

Investment	Opening Total Value[1]	Commitments Funded/ Purchases[2]	Distributions of Interest and Other Income from Direct Investments	Sale of Direct Investments[3]	Unrealized Gain (Loss)	Ending Total Value[1]
United States of America
Direct Investments
160 Driving Academy, LLC
9.00% plus LIBOR cash interest rate (2.50% LIBOR floor)	$1,922,038	$1,015,289	$284,786	$-	$60	$3,222,173
First lien loan due 10/16/2024
Warrants	-	-	-	-	102,210	102,210
BWG Strategy, LLC
9.00% plus LIBOR cash interest rate (1.00% LIBOR floor)	-	1,333,333	26,667	-	-	1,360,000
First lien loan due 12/24/2024
Series B preferred equity (held through Hometown Holdings JV, LLC)	-	666,667	13,333	-	-	680,000
Channel Factory Holdings, LLC
5.00% cash interest rate plus 5.00% PIK interest rate	-	2,035,278	35,278	-	567,861	2,638,417
Participating preferred equity (held through Star Mountain - CF, LLC)
Consolidated Machine & Tool Holdings, LLC
First lien loan with bank first out providing implied rate of 8.57% plus LIBOR cash interest rate (2.00% LIBOR floor)	-	4,039,358	293,892	(169,903)	-	4,163,347
Contractual rate of 7.25% plus LIBOR cash interest rate (2.00% LIBOR floor) prior to bank first out
First lien loan due 1/15/2025
Common equity	-	142,485	8,606	-	25,704	176,795
CorTech, LLC
13.00% cash interest rate	-	1,059,430	122,548	(114,088)	(24,579)	1,043,311
Second lien loan due 2/1/2024
Fremont-Wright, LLC
9.00% plus LIBOR cash interest rate (1.00% LIBOR floor)	-	1,830,882	36,636	-	-	1,867,518
First lien loan due 12/2/24
Linden Research, Inc.
First lien loan with bank first out providing implied rate of 10.89% plus LIBOR cash interest rate (1.00% LIBOR floor) plus 1.25% PIK interest rate	-	1,956,522	39,130	-	-	1,995,652
Contractual rate of 10.00% plus LIBOR cash interest rate (1.00% LIBOR floor) prior to bank first out
First lien loan due 12/31/25
Warrants	-	43,478	-	-	-	43,478
Microf, LLC
12.75% plus LIBOR cash interest rate (2.00% LIBOR floor)	1,027,666	1,503,134	330,298	-	-	2,861,098
First lien loan due 6/30/2023
Warrants	-	-	-	-	235,026	235,026
Novinium, Inc.
First lien loan with bank first out providing implied rate of 9.19% plus LIBOR cash interest rate (0.75% LIBOR floor)	-	2,777,778	159,157	(69,443)	-	2,867,492
Contractual rate of 8.50% plus LIBOR cash interest rate (0.75% LIBOR floor) prior to bank first out
First lien loan due 8/14/2025
NSC Technologies, LLC
First lien loan with bank first out providing implied rate of 7.24 % plus LIBOR cash interest rate (2.25% LIBOR floor)	1,709,820	1,487,789	281,147	(30,801)	(117,625)	3,330,330
Contractual rate of 6.75% plus LIBOR cash interest rate (2.25% LIBOR floor) prior to bank first out
First lien loan due 4/26/2024
Common equity (held through NSC Holdings, LLC)	309,422	14,851	1,662	-	(91,422)	234,513
PureCars Technologies, LLC
First lien loan with bank first out providing implied rate of 8.40% plus LIBOR cash interest rate (1.50% LIBOR floor)	1,325,204	-	132,049	-	(15,200)	1,442,053
Contractual rate of 6.25% plus LIBOR cash interest rate (1.50% LIBOR floor) prior to bank first out
First lien loan due 4/18/2024
8.00% PIK interest rate preferred equity (held through Purecars Technologies Holdings, LLC)	218,172	-	-	-	(94,242)	123,930
SkyBell Technologies, Inc.
11.00% plus LIBOR cash interest rate (2.00% LIBOR floor)	1,540,292	879,873	293,785	(29,749)	-	2,684,201
First lien loan due 12/13/2024
Warrants	-	-	-	-	11,479	11,479
Southern Ag Carriers, Inc.
First lien loan with bank first out providing implied rate of 8.86% plus LIBOR cash interest rate (2.00% LIBOR floor)	-	956,938	52,725	-	-	1,009,663
Contractual rate of 7.50% plus LIBOR cash interest rate (2.00% LIBOR floor) prior to bank first out
First lien loan due 9/22/2025
Warrants	-	-	-	-	38,947	38,947
Temporary Housing Directory, LLC
8.50% plus LIBOR cash interest rate (2% LIBOR floor)	1,658,886	-	188,828	(63,733)	-	1,783,981
First lien term loan due 11/22/2024
Common stock (held through Temporary Housing Directory Holdings, LLC)	92,869	-	40,704	-	15,478	149,051
York Telecom Corporation
9.75% plus LIBOR cash interest rate (2.00% LIBOR floor)	4,142,619	40,096	511,184	(147,900)	-	4,545,999
First lien loan due 9/23/2024
8.00% PIK interest rate convertible preferred equity (held through YTC Holdings, Inc)	1,808,784	147,618	147,618	-	803,147	2,907,167
Warrants	-				535,579	535,579
Total Direct Investments	$15,755,772	$21,930,799	$3,000,033	$(625,617)	$1,992,423	$42,053,410

1	Total Value includes cumulative distributions from investments plus fair value

2	Commitments Funded includes interest received in kind.

3	Sale of Direct Investments includes paydown / amortization

Note: Excludes all exited investments

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-18

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

4. Other Income

During the year, the Partnership entered into an agreement with the respective general partners and/or investments managers of its underlying direct investments where the Partnership is entitled to closing fees income on certain investments purchased in 2020. For the year ended December 31, 2020, the Partnership earned $386,641 from such transactions and included under other income in the Partnership’s statement of operations.

5. Related Party Transactions

Management Fee

Under the terms of the Agreement, the Limited Partner is committed to pay a management fee of the Partnership directly to the Investment Manager. The Management Fee is calculated and due quarterly in advance on the first day of each fiscal quarter. Prior to BDC Conversion, the management fee per annum is an amount equal to 1.75% of the Partnership’s total gross assets (Partnership’s total assets excluding cash or cash equivalents but including assets purchased with borrowed amounts) as of the last Business Day of the prior quarter. With respect to the first quarter following the Partnership’s commencement, the Management Fee will be paid based on the Partnership’s gross assets (the Partnership’s total assets excluding cash or cash equivalents but including assets purchased with borrowed amounts) as of the last Business Day of the first quarter.

Following the BDC Conversion, the Partnership will pay to the Investment Manager a Management Fee, payable quarterly in arrears at a rate of 1.75% per annum of the average of the Partnership’s total gross assets (the Partnership’s total assets excluding cash or cash equivalents but including assets purchased with borrowed amounts) as of the end of each of the two most recently completed calendar quarters. The Management Fee is payable quarterly in arrears and will be appropriately prorated for any partial quarter. The General Partner may reduce or waive the amount of Management Fees paid by certain Limited Partners in its sole and absolute discretion and without notice to any other Limited Partner, it being expressly understood and agreed that following the BDC Conversion, any such waiver or reduction shall be eliminated.

The Management Fee shall be ratably adjusted in the event that a Portfolio Investment is made by the Partnership during such fiscal quarter, or in the event that a Portfolio Investment becomes a Liquidated Portfolio Investment during such fiscal quarter. The General Partner is not charged management fee.

During the year ended December 31, 2020, Management Fees amounted to $423,527.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-19

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

5. Related Party Transactions (continued)

Due from/to Affiliates

At December 31, 2020, the amount due from affiliates amounting to $69,285 represents the investment income earned by the Partnership during the year but were received by an affiliated party. This amount is expected to be transferred to the Partnership subsequent to year end and currently included under due from affiliates in the Partnership’s statements of assets, liabilities and partners’ capital.

At December 31, 2020, the amount payable to affiliates amounting to $76,624 represents expense reimbursements to the Management Company for expenses paid on behalf of the Partnership and is included under payable to affiliates in the Partnership’s statements of assets, liabilities and partners’ capital.

6. Partners’ Capital

Each Limited Partner admitted to the Partnership committed a specific dollar amount to be drawn down in accordance with the terms of the Agreement. The General Partner shall make aggregate Capital Commitment to the Partnership in an amount equal or lesser of 2.5% of aggregate Capital Commitment or $2.5million. The General Partner may increase its Capital Commitment to the Partnership at any time prior to the Final Closing Date.

In accordance with the Agreement, capital is called from the partners from time to time with respect to funding investments and follow-on investments and for the payment of certain Partnership expenses. Capital contributions made by a partner to the Partnership for the purpose of acquiring Portfolio Investments or payment of certain Partnership expenses (including management fees and organization costs) reduce such partner’s remaining capital commitment. As of December 31, 2020, $37,384,679 (including the General Partner’s contributions of $887,179) or 69.19% of committed capital, has been contributed by the partners and applied against its committed capital. The remaining commitment of $16,647,371 or portions thereof is due upon eight business day’s written notice by the General Partner.

Distribution

The General Partner seeks to distribute net cash proceeds from the sale or exchange of securities within ninety (90) days of receipt of such proceeds and aims to distribute net short term investment income at least semiannually (provided that each such distribution amounts to at least $1 million). The amount of available cash will initially be allocated to the Partners pro rata in proportion to their respective Percentage Interests. The share of the General Partner will be

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-20

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

6. Partners’ Capital (continued)

Distribution (continued)

distributed to the General Partner and the share of each Limited Partner will be allocated and distributed to such Limited Partner and the General Partner as set forth below:

(a)
first, 100% of such available cash shall be distributed to such Limited Partner until such Limited Partner has received distributions under this clause (a) equal in value to such Limited Partner’s aggregate Capital Contributions through the date of distribution;

(b)
second, 100% of remaining available cash shall be distributed to such Limited Partner until such Limited Partner has received distributions equal in value to a non-compounded return of 7% per annum on such Limited Partner’s aggregate Capital Contributions through the date of distribution;

(c)
third, 100% of remaining available cash shall be distributed to the General Partner until the General Partner has received distributions equal in value to a non-compounded return equal to the Carried Interest Percentage of the aggregate amounts distributed to such Limited Partner pursuant to clause (b) above and to the General Partner pursuant to this clause (c);

(d)	thereafter, remaining available cash shall be distributed 82.5% to the Limited Partner and 17.5% to the General Partner.

The General Partner shall have the right to reduce or waive, assign, participate, or otherwise share the carried interest , if any, allocable with respect to any Limited Partner (including any Affiliate of the General Partner or the Investment Manager) without the consent of, or notice to, any other Limited Partner.

At December 31, 2020, the cumulative amount of unrealized carried interest allocated to the General Partner was $821,407. Such amount may be materially different based on actual realizable events in future periods. The General Partner did not waive any unrealized carried interest.

In general, except as expressly provided in the Agreement, no Limited Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Contribution and no additional Limited Partner may be admitted to the Partnership without the approval of the General Partner.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-21

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

7. Risk Management

Private equity capital investments involve a high degree of business and financial risk and can result in substantial or complete loss. The General Partner and the Investment Manager believes that the Partnership’s investment strategy and research techniques moderate this risk through a careful selection of investments. No guarantee or representation is made (and no such guarantee or representation could be made) that the Partnership’s investment strategy will be successful.

The success of the Partnership is subject to risks related to the General Partner, the Investment Manager, Portfolio Investments (which may include Direct Investments or Fund Investments) and include, but are not limited to the following: (i) the ability of the General Partner and the Investment Manager to successfully select investment opportunities, (ii) the quality of the management of Portfolio Investments in which the Partnership invests, (iii) liquidity risk - the illiquidity of the Partnership’s investments may adversely affect the ability to dispose of investments at times when it may be otherwise advantageous to liquidate such investments, (iv) credit risk – the Partnership may be exposed to losses resulting from default and foreclosure related to loans in which it has invested, (v) market, economic, tax and regulatory risk - general economic and market conditions, such as interest rates, changes in tax treatment, availability of credit, regulatory change, inflation rates, economic uncertainty, changes in laws and national and international political circumstances. These factors may affect the level and volatility of investment pricing and liquidity of the investments held by the Partnership and by underlying portfolio funds, (vi) counterparty risk – the Partnership may rely on service providers (including accountants, administrators, lenders, brokers, attorneys, consultants, and investment or commercial banking firms) to provide certain services of the Partnership, (vii) reliance on underlying fund managers – the Partnership, in certain instances, may be dependent upon the performance of unrelated management teams and may not be able to control such underlying investment decisions and activities, (viii) cybersecurity risk - the Partnership and its Portfolio Investments may face cybersecurity threats to gain unauthorized access to sensitive information, any of which could result in significant losses.

The global outbreak of the novel coronavirus disease, known as COVID-19, has caused adverse effects on many companies, sectors, nations, regions and the markets in general, and may continue for an unpredictable duration. The ultimate economic fallout from the pandemic, and the long-term impact on the economies, markets, industries and individual companies, are not known. The extent of the pandemic’s impact to the financial performance and the operations of the Partnership will depend on future developments, which are highly uncertain and cannot be predicted.

This summary does not intend to identify all possible risks of the Partnership or provide a full description of the identified risks. A more detailed list of risks of the Partnership are outlined in the offering documents of the Partnership.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-22

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

8. Indemnifications

In the normal course of business, the Partnership enters into contracts that contain a variety of representations and warranties that provide indemnifications under certain circumstances. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. Based on its experience, the General Partner expects the risk of loss to be remote and accordingly has not accrued any liabilities in these financial statements in connection with such indemnifications.

9. Concentration of Credit Risk

The Partnership at times maintains cash on deposit at financial institutions in excess of federally insured limits.

10. Financial Highlights

The Partnership is required to disclose financial highlights for the common interest in the Partnership (i.e., the Limited Partners’ interest). These financial highlights consist of the net investment income and net operating expenses ratios for the year ended December 31, 2020, and the internal rate of return (“IRR”) since inception of the Limited Partners, net of all fees and unrealized carried interest to the General Partner through December 31, 2020.

The table below summarizes the Limited Partners’ financial highlights. These financial highlights may not be indicative of the future performance of the Partnership.

Net investment income	8.46%

Operating expenses before unrealized carried interest allocation	(2.33)%
Unrealized carried interest allocation	(2.73)%
Total expenses after unrealized carried interest allocation	(5.07)%

Cumulative IRR through December 31, 2020	13.33%
Cumulative IRR through December 31, 2019	7.19%

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-23

Private & Strictly Confidential. Property of Star Mountain Fund Management, LLC

Star Mountain Credit Opportunities Fund, LP
(A Delaware Limited Partnership)

Notes to Financial Statements (continued)

10. Financial Highlights (continued)

The net investment income and operating expenses ratios are calculated as a percentage of average Limited Partner’s capital as measured at each quarter, adjusting for capital contributions and distributions from the Partnership occurring between each quarter and have not been annualized.

The Partnership’s IRR is calculated based on the cash inflows (capital contributions), outflows (capital distributions), and the ending Limited Partner’s capital account balance as of each measurement date.

11. Subsequent Events

In connection with the preparation of the financial statements of the Partnership as of and for the year ended December 31, 2020, events and transactions subsequent to December 31, 2020 through April 20, 2021, the date the financial statements were available to be issued, have been evaluated by the General Partner for possible adjustment and/or disclosure.

During the period January 1, 2021 to April 20, 2021, the Partnership called capital of $4,519,500 from its Partners. The Partnership distributed $963,670 to its Partners.

STAR MOUNTAIN CREDIT OPPORTUNITIES FUND, LP | 2020 AUDITED FINANCIAL STATEMENTS	F-24